Exhibit 96.1

# S-K 1300 Technical Report Summary

## Selkirk Nickel Project, North East District, Republic of Botswana

### Premium Resources Ltd.

One First Canadian Place
100 King Street West, Suite 3400
Toronto, ON M5X 1A4

Prepared by:

**SLR Consulting (Canada) Ltd.**

55 University Ave., Suite 501, Toronto, ON  M5J 2H7

SLR Project No.: 233.065166.00001

Effective Date:
November 1, 2024

Signature Date:
January 8, 2025

Revision: 0

Prepared by:

**SLR Consulting (Canada) Ltd.**

# Revision Record

| Revision | Date | Prepared by | Checked by | Authorized by |
|---|---|---|---|---|
| A | December 20, 2024 | Valerie Wilson | Luke Evans | Luke Evans |
| 0 | January 14, 2025 | Valerie Wilson | Valerie Wilson | Luke Evans |
| | | | | |

# Table of Contents

# Tables

# Figures

# 1.0 Executive Summary

## 1.1 Summary

SLR Consulting (Canada) Ltd. (SLR) was retained by Premium Resources Ltd. (PREM) to prepare an independent Technical Report Summary (TRS) on the Selkirk nickel-copper-platinum group elements (Ni-Cu-PGE) Project (the Selkirk Nickel Project or the Project), located in Botswana. The purpose of this TRS is to document PREM's initial Mineral Resource estimate on the Project for public disclosure. This TRS conforms to United States Securities and Exchange Commission's (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary. SLR's Qualified Persons (QP) visited the property on May 14, 2024.

PREM is a Toronto based exploration and development company previously named Premium Nickel Resources Ltd. (PNRL) and prior to that, North American Nickel Inc. PNRL changed its name to PREM on November 18, 2024. PREM's common shares trade on the TSX Venture Exchange (TSXV:PREM) in Canada and the OTCQX Best Market (OTCQX:PNRLF) in the USA. Its exploration activities focus on nickel, with several exploration projects in Botswana, Greenland, and Canada.

The Selkirk Nickel Project, including related infrastructure, was acquired by Premium Nickel Group Proprietary Limited (PNGPL) in an asset purchase agreement with the Liquidator of Tati Nickel Mining Company (TNMC). Prior to this acquisition, TNMC was jointly owned by BCL Limited (BCL, 85%) and the Government of Botswana (15%). On May 27, 2022, PNGPL was awarded the Mining Licence over the Selkirk Project, and the acquisition was finalized on August 22, 2022.

PNGPL is an indirect subsidiary of PREM, being a wholly owned subsidiary of Premium Nickel Resources Selkirk Group (Barbados) Limited, which is in turn wholly owned by Premium Nickel Resources International Limited, a direct wholly owned subsidiary of PREM. PREM began trading on the OTCQX Best Market (OTCQX:PNRLF) in the USA in January 2023.

TNMC operated the historical Selkirk Mine as a small underground nickel-copper mine from 1989 to 2002, extracting massive sulphide material from the shallow dipping, semi-elliptical, high-grade core within the Selkirk gabbro from near surface to a depth of approximately 100 m. A total of 1.0 million tonnes (Mt) at grades of 2.6% Ni and 1.5% Cu were mined and shipped directly to the BCL smelter during this time. The mine ceased operations after exhausting the massive sulphide material and undertaking partial pillar extraction.

The Project is currently conceptualized as an open pit capturing the lower grade Ni-Cu-PGE mineralization present within the Selkirk gabbro host.

At the time of liquidation, a number of economic studies had been completed for the Project, including a Feasibility Study (FS) on the open pit concept at the Selkirk Project by WorleyParsons Limited (WorleyParsons) in 2016. The FS included Mineral Resource and Mineral Reserve estimates prepared in accordance with the South African Code for the Reporting of Exploration Results, Mineral Resources and Mineral Reserves (SAMREC Code). These estimates are considered to be historical in nature and should not be relied on. An SLR QP has not completed work to classify the historical estimates as current and PREM is not treating the historical estimate as current Mineral Resources or Mineral Reserves.

Exploration work completed by the PREM Project team to date has consisted of the sourcing and digitization of existing historical information, confirming collar location information on selected historical holes, re-logging selected drill core, sampling mineralized drill core found untouched on surface, re-sampling of historical drill core, and submitting a number of samples for proof-of-concept metallurgical testing. PREM has also initiated an internal study into the feasibility of the open pit concept and is exploring conceptually with limited test information several different processing options.

### 1.1.1 Conclusions

#### 1.1.1.1 Geology and Mineral Resources

- Inferred Mineral Resources are estimated to total 44.2 Mt at grades of 0.24% Ni, 0.30% Cu, 0.55 g/t Pd, and 0.12 g/t Pt, containing 108,000 tonnes (t) of nickel, 132,000 t of copper, 775,000 ounces (oz) palladium, and 174,000 oz platinum.
- The Project is conceptualized as an open pit capturing low grade Ni-Cu-PGE mineralization surrounding and down plunge of the mined-out high-grade mineralization core within the Selkirk gabbro.
- There is good understanding of the geology and the nature of nickel and copper mineralization at the Project. With the exception of PREM assays of historical drill core, the available drill hole data is historical and inconsistently analyzed for cobalt, PGE, and gold, and consequently this mineralization is less well understood.
- Despite numerous feasibility studies existing on the Project, the historical, disparate, and incomplete nature of information and data signify that a comprehensive data verification work program is required. PREM has progressed the data verification work through a significant re-sampling program involving 17 drill holes spanning the deposit extents.
- There are no drilling, sampling or recovery factors identified that could materially impact the accuracy and reliability of the results. At the same time, considerable data compilation and verification efforts are required to improve confidence in the drilling database, including re-entry of original survey information and downhole re-surveying, re-sampling, and twinning of a selection of drill holes to validate existing locations and results in the database.
- Results of the quality assurance and quality control (QA/QC) programs supporting the historical drilling show reasonable correlation and performance of nickel and copper analysis and poor precision and repeatability of gold and PGEs. A re-sampling program of 17 drill holes was undertaken by PREM. These results showed good performance of all analytes against reference material, as well as good correlation with nickel and copper. Only intermediate correlation of historical and re-sampled PGEs was observed, and this correlation is somewhat expected considering the poor performance of historical QA/QC results. A low bias was also observed in the PGE results, indicating that continued re-sampling of historical core may improve the deposit PGE grades.
- The extent to which silicate nickel forms part of the total nickel content reported at Selkirk has been investigated and preliminarily found to be less than 5%.

#### 1.1.1.2 Mineral Processing

- Further test work on representative samples is required to confirm metallurgical inputs for the optimal flowsheet. The selected parameters reflect an estimate of performance

for low-grade (cut-off level) material, for purposes of resource selectivity, and will undervalue average or better-grade material.

- Based on the results from preliminary studies and historical data analyses, the proposed treatment process for Selkirk material considers flotation of two concentrate products (copper and nickel). At the time of writing of this TRS, no information was provided by PREM to include pre-concentration as a treatment step.
- While preliminary flotation test results indicated that copper-nickel separation is achievable, further representative sampling and testing is required to demonstrate that the target grades of copper and nickel in two concentrates can be consistently met.
- Some of the underlying assumptions in the generic metallurgical model previously relied on by PREM for metal recovery calculations were based on the test results generated from 2021 SGS composite samples (head assays: 0.55% - 0.66% Cu and 0.44% - 0.77% Ni) that graded significantly higher than the current average life of mine (LOM) grades.
- Flowsheets Metallurgical Consulting Inc. (FMCI) reviewed previous SGS test data generated from four tenor samples that were more representative of the cut-off grades of historical mineral resources of the Selkirk deposit to produce bulk concentrate and modelled the separation of copper and nickel concentrates using MS Excel. In the absence of metallurgical testing, the preliminary FMCI model assumptions and results were used for metallurgical recovery estimation for copper and nickel concentrate production. FMCI modelling may not be indicative of the expected metallurgical performance for two concentrates.
- To the best of SLR's knowledge, pre-concentration techniques such as X-ray Transmission (XRT) sorting have not been used to prepare any Selkirk materials for flotation testing to date.
- The metallurgical and analytical data have been collected in a manner that is suitable to be used conceptually for Mineral Resources estimation, however, further testing is recommended to confirm the characteristics of the Selkirk final copper and nickel concentrate products.

### 1.1.2 Recommendations

#### 1.1.2.1 Geology and Mineral Resources

1. SLR QPs have reviewed and agree with PREM's Phase 1 proposed exploration budget (Table 1-1). The Phase 2 budget will be prepared based on the Phase 1 results.
   a) Phase 1 includes a Preliminary Economic Assessment of the Selkirk deposit.
   b) Phase 1 also involves the continuation of exploration on the Prospecting Licences and Mining Licence, including soil sampling, surface and downhole geophysics, and diamond drilling.
   c) Phase 2 is contingent upon the results of Phase 1 and would involve an updated Mineral Resource estimate and a Pre-feasibility Study, including re-sampling of additional historical drill core (20 holes), seven infill holes, and three holes that twin historic holes.
2. To enhance confidence in the historical data, several steps are recommended:

a) For drill holes assayed between late 2007 and mid-2008, investigate and potentially re-analyze these drill holes with the purpose of replacing historical data that have the poorest QA/QC performance in the drill hole dataset, reducing data gaps and potentially improving global PGE grades.

b) For PGEs, address precision issues through analysis of the second half of split drill core in an external laboratory, and by twinning existing drill holes.

c) Consolidate verified historical results within an industry standard data management system, with columns identifying operator, year, source, and treatment during estimation.

d) On a small selection of holes, verify position data through re-entry of original survey information and downhole re-surveying.

e) Verify the location, orientation, and extents of the historical mining shapes.

f) Confirm density in overburden, oxide, and transition weathering units. Review core photos to improve the modelled boundary dividing oxide and transition weathering units.

3 Continue studies to understand the extent to which silicate nickel forms part of the total nickel content reported at Selkirk.

#### 1.1.2.2 Mineral Processing

1 Complete additional metallurgical testing using samples from fresh drill core that are spatially representative of the deposit to confirm the metallurgical recoveries projected following pre-concentration and two concentrate flotation.

2 Complete waste rejection studies to determine the potential upgrade of mill feed.

**Table 1-1: Proposed Budget for Phase 1 Exploration Work**

| Item | Cost (C$000) |
|---|---|
| Metallurgical Test Work<br>• Diamond drilling, logging and sampling of 9 HQ sized drill holes<br>• Submitting 3,800 samples to laboratory for base metals, PGEs + Au.<br>• Geologists and geotechnic support staff, core transport<br>• Field supplies, core shed supplies, sample shipping | 1,000 |
| Metallurgical Test Work<br>Flotation and pre-concentration studies | 600 |
| Preliminary Economic Assessment | 650 |
| General site and administration costs | 100 |
| Exploration Work<br>• Soil geochemistry<br>• Surface geophysics<br>Diamond drilling | 150 |
| **Subtotal** | **2,500** |
| Contingency (5%) | 125 |
| **Total Phase 1** | **2,625** |

## 1.2 Technical Summary

### 1.2.1 Property Description

The Project is located in the northeast of Botswana approximately 28 km southeast of the city of Francistown and 450 km northeast of the national capital Gaborone.

The Project is accessed year-round via paved and gravel roads from Gaborone and Francistown. Project infrastructure includes relict surface infrastructure supporting the historical underground mine, and the original decline. The Project area is quite flat and, beyond the mine footprint, is covered in grassland with dispersed and clusters of trees typical of a tree savanna biome.

### 1.2.2 Land Tenure

The property consists of a single mining licence covering an area of 1,458 ha (14.58 km$^2$) and four prospecting licences covering a total of 12,670 ha (126.7 km$^2$). The mining licence, 2022/7L, is centred approximately at 21°19'13" S and 27°44'17" E and is held by PNGPL, a subsidiary of PREM. The mining licence was renewed for ten years commencing on May 27, 2022, ending on May 26, 2032. The four prospecting licences (PL050/2010, PL051/2010, PL210/2010, and PL071/2011) are valid for a period of two years effective from October 1, 2022.

### 1.2.3 History

Anglo American Corporation of South Africa (AAC) established the presence of nickel and copper occurrences at the sites of the ancient copper workings in the area in 1929. Significant exploration started in the mid-1960s by the Tati Territory Exploration Company (TTE). The first exploration campaigns included soil sampling, trench sampling, ground geophysics, and diamond drilling. At least four exploration and mining companies have worked on the Project since the 1960s and extensive work has been done to characterize the economic potential of the property.

The Selkirk underground mine was operated from 1989 to 2002 by TNMC, a company created specifically to exploit the deposit. More than 1.0 Mt of material grading 2.6% Ni and 1.6% Cu was extracted from a semi-elliptical deposit of massive sulphide up to 20 m thick. Since 2003, extensive exploration has been completed to characterize the lower-grade/higher-tonnage halo of disseminated sulphides both surrounding and down plunge (south) of the mined-out high-grade mineralization. Exploration and conceptual studies were conducted by Lion Ore Mining Pty Ltd (Lion Ore) and subsequently by Norilsk Nickel Group of Companies (Norilsk Nickel) through their ownership in TNMC. BCL Limited, through its acquired interest in TNMC, was planning to start production at Selkirk in 2017.

### 1.2.4 Geological Setting, Mineralization, and Deposit

The Project lies within the Tati granite-greenstone belt of the Zimbabwe Craton. The mineralized body of the Selkirk deposit is hosted within the Selkirk Formation (>1 km thick) which consists mainly of dacitic and rhyolitic volcaniclastic rocks and minor amounts of mafic volcanic rocks, quartzites, and quartz sericite schists. The Selkirk Formation hosts the Phoenix, Selkirk, and Tekwane metagabbronoritic intrusions and the Sikukwe metaperidotite intrusion. The area around the Project hosts intrusive magmatic Ni-Cu-PGE sulphide deposits, namely the Phoenix deposit, as well as the Tekwane and Cinderella exploration prospects.

Two styles of mineralization are found at Selkirk: (1) massive sulphides (largely mined-out), located within the metagabbro intrusion, as well as small, massive sulphide accumulations at the base of the taxitic metagabbro intrusive, and (2) matrix and disseminated sulphides as a halo surrounding and down-dip of the mined-out massive sulphide body. The disseminated zone that once included the mined-out sulphide lens, lies 50 m to 100 m above the basal contact of the footwall quartz diorite and mimics the footwall contact. Currently available drilling suggests that the shallow, previously mined, massive sulphide lens was synformal in shape and measured up to 70 m to 90 m wide, averaged 20 m thick, and had a plunge extent of 200 m.

The disseminated sulphide mineralization surrounding the massive sulphides averages 100 m to 150 m thick, dips steeply west and plunges shallowly to the southwest at 25°. It is defined from surface over a distance of 900 m and remains open at depth. Mineralization consists of pentlandite, pyrrhotite, chalcopyrite, and pyrite. At least three generations of dykes crosscut the mineralized metagabbro. Numerous faults traversing the deposit have been described in surface and underground mapping, none of which present significant displacement at the deposit scale. The Selkirk metagabbro host has been attributed an age of 2.7 Ga.

### 1.2.5 Exploration

Exploration work completed by the PREM Project team to date has consisted of the sourcing and digitization of existing historical information, confirming collar location information on selected historical holes, re-logging selected drill core, sampling mineralized drill core found unsampled on surface, sampling underground drifts, and submitting a number of samples for

proof-of-concept metallurgical testing. PREM has also initiated an internal study into the feasibility of the open pit concept and is exploring conceptually with limiting test information several different processing options.

### 1.2.6 Sample Preparation, Analysis and Security

Historical drill hole data were prepared and analyzed at the Phoenix Mine Laboratory. At the time of preparation and analysis, TNMC owned both the Phoenix Mine and Selkirk and the laboratory was not independent of the operator. From 2011, the Phoenix Mine Laboratory held accreditation with the South African National Accreditation System (SANAS), and with the International Organization for Standardization/International Electrotechnical Commission (ISO/IEC) 17025 for chemical analyses. At the Phoenix Mine Laboratory, nickel and copper were analyzed by X-ray fluorescence (XRF) and Pt, Pd, and Au were analyzed using a 50 g fire assay.

Unsampled intervals of drill core from a total of five historic drill holes from 2016 completed by the former operator of the Selkirk Mine, TNMC, were cut, sampled, and sent for analysis at ALS in Johannesburg, South Africa. In addition, seventeen historical drill holes representing a cross-section of holes spatially and temporally were re-sampled using half core.

Analyses for nickel, copper, and cobalt were completed using a peroxide fusion preparation and inductively coupled plasma atomic emission spectrometry (ICP-AES) finish (ME-ICP81). Analyses for platinum, palladium, and gold were by fire assay (30 g nominal sample weight) with an ICP-AES finish (PGM-ICP23). All historical core is stored on site in a locked facility.

### 1.2.7 Mineral Processing and Metallurgical Testing

PREM intends to use flotation to produce separate copper and nickel concentrates. Metallurgical study programs were carried out by SGS in Lakefield, Ontario in 2021 and 2023 for separate copper and nickel concentrate production at a conceptual level. The conceptual process flowsheet developed by SGS includes the key unit operations of crushing, grinding, and flotation.

FMCI reviewed previous SGS data produced from four tenor samples that were representative of the cut-off grades of historical mineral resources of the Selkirk deposit. According to FMCI, the Gipro flowsheet tested delivered the highest nickel recovery to bulk rougher concentrate and thus, FMCI modelled the separation of copper and nickel concentrates using MS Excel. In the absence of metallurgical testing, the preliminary FMCI model assumptions and results were used for metallurgical recovery estimation for copper and nickel concentrates.

### 1.2.8 Data Verification

Data verification has been conducted in the form of historical drill collar location confirmation, a review of historical QA/QC results, and a re-assay program representing 17% of the total historical database.

### 1.2.9 Mineral Resource Estimates

An initial Mineral Resource estimate (MRE) for the Selkirk deposit was prepared by SLR using available drill hole data as of November 1, 2024.

The MRE was prepared using results from 283 historical drill holes completed between 2003 and 2016, five 2016 drill holes sampled by PREM in 2021, and 17 historical holes re-sampled by PREM in 2024. Mineral Resource domain and block modelling work was completed using

Seequent's Leapfrog Geo and Edge software. The MRE is defined by a mineralized domain, modelled as a mineralized body within the Selkirk gabbro and targeting an economic threshold of US$20/t.

Where drill core was re-sampled by PREM, these analytical results were used in place of original historical assays. Unsampled copper and nickel values were replaced with 0 values, and unsampled palladium and platinum values were ignored, reflecting the inconsistent sampling of PGEs at the Project.

Uncapped copper, nickel, platinum, and palladium assays were composited to two metres. Composite values were estimated into a sub-blocked model using a three-pass ordinary kriging (OK) approach. In addition to standard historical data and database validation techniques, wireframe and block model validation procedures including wireframe to block volume confirmation, statistical comparisons of composites with the estimate, and visual reviews in both three-dimensional (3D) and section view were also completed.

Material within underground workings, and within 5 m from them, was depleted. Inferred Mineral Resources represent areas with approximate drill hole spacings of up to 70 m inside the mineralized domain, and are limited to within an optimized pit shell.

Mineral Resources for the Selkirk deposit are presented in Table 1-2.

**Table 1-2: Inferred Selkirk Mineral Resource Estimate, November 1, 2024**

| Class | Mass (Mt) | Average Value | | | | Contained Metal | | | |
|---|---|---|---|---|---|---|---|---|---|
| | | Cu (%) | Ni (%) | Pd (g/t) | Pt (g/t) | Cu (kt) | Ni (kt) | Pd (koz) | Pt (koz) |
| Inferred | 44.2 | 0.30 | 0.24 | 0.55 | 0.12 | 132 | 108 | 775 | 174 |

Notes:

1. The definitions for Mineral Resources in S-K 1300 were followed for Mineral Resources, which are consistent with CIM (2014) definitions.
2. Mineral Resources are estimated at a net smelter return (NSR) value of US$25/t.
3. Mineral Resources are estimated using a long-term prices of US$10.50/lb Ni, US$4.75/lb Cu, US$1,450/oz Pt and US$1,500/oz Pd, and a US$:BWP exchange rate of 1.00:13.23.
4. Mineral Resources are estimated using nickel, copper, palladium, and platinum recoveries of 60%, 70%, 59%, and 59%, respectively, derived from metallurgical studies which consider a conceptual two concentrate scenario.
5. Bulk density has been estimated.
6. Mineral Resources are reported within an optimized pit shell.
7. There are no Mineral Reserves.
8. Totals may not add or multiply accurately due to rounding.

The SLR QP is of the opinion that with consideration of the recommendations summarized in Sections 1 and 23 of this TRS, any issues relating to all relevant technical and economic factors likely to influence the prospect of economic extraction can be resolved with further work.

# 2.0 Introduction

SLR Consulting (Canada) Ltd. (SLR) was retained by Premium Resources Ltd. (PREM) to prepare an independent Technical Report Summary (TRS) on the Selkirk nickel-copper-cobalt-platinum group elements-gold (Ni-Cu-Co-PGE-Au) Project (the Selkirk Nickel Project or the Project), located in Botswana. The purpose of this TRS is to document PREM's initial Mineral Resource estimate on the Project for public disclosure. This TRS conforms to United States Securities and Exchange Commission's (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary.

PREM is a Toronto based exploration and development company previously named Premium Nickel Resources Ltd. (PNRL) and prior to that, North American Nickel Inc. PREM's common shares trade on the TSX Venture Exchange (TSXV) in Canada and the OTCQX Best Market (OTCQX:PNRLF) in the USA. Its exploration activities focus on nickel, with several exploration projects in Botswana, Greenland, and Canada.

The Selkirk Nickel Project, including related infrastructure, was acquired by Premium Nickel Group Proprietary Limited (PNGPL) in an asset purchase agreement with the Liquidator of Tati Nickel Mining Company (TNMC). Prior to this acquisition, TNMC was jointly owned by BCL Limited (BCL, 85%) and the Government of Botswana (15%). On May 27, 2022, PNGPL was awarded the Mining Licence over the Selkirk Project, and the acquisition was finalized August 22, 2022.

PNGPL is an indirect subsidiary of PREM, being a wholly owned subsidiary of Premium Nickel Resources Selkirk Group (Barbados) Limited, which is in turn wholly owned by Premium Nickel Resources International Limited, a direct wholly owned subsidiary of PREM. PREM began trading on the OTCQX Best Market (OTCQX:PNRLF) in the USA in January 2023.

TNMC operated the historical Selkirk Mine as a small underground nickel-copper mine from 1989 to 2002, extracting massive sulphide material from the shallow dipping, semi-elliptical, high-grade core of the Selkirk gabbro from near surface to a depth of approximately 100 m. A total of 1.0 million tonnes (Mt) at grades of 2.6% Ni and 1.5% Cu were mined and shipped directly to the BCL smelter during this time. The mine ceased operations after exhausting the massive sulphide material and undertaking partial pillar extraction.

The Project is currently conceptualized as an open pit capturing the lower grade nickel-copper-cobalt-platinum group elements-gold (Ni-Cu-PGE) mineralization present within the Selkirk gabbro host.

At the time of liquidation, a number of economic studies had been completed for the Project, including a Feasibility Study (FS) on the open pit concept at the Selkirk Project by WorleyParsons Limited (WorleyParsons) in 2016. The FS included Mineral Resource and Mineral Reserve estimates prepared in accordance with the South African Code for the Reporting of Exploration Results, Mineral Resources and Mineral Reserves (SAMREC Code). These estimates are considered to be historical in nature and should not be relied on. An SLR Qualified Person (SLR QP) has not completed work to classify the historical estimates as current and PREM is not treating the historical estimate as current Mineral Resources or Mineral Reserves.

Exploration work completed by the PREM Project team to date has consisted of the sourcing and digitization of existing historical information, confirming collar location information on selected historical holes, re-logging selected drill core, sampling mineralized drill core found

unsampled on surface, re-sampling of historical drill core, and submitting a number of samples for proof-of-concept metallurgical testing. PREM has also initiated an internal study into the feasibility of the open pit concept and is exploring conceptually with limited test information several different processing options.

## 2.1 Site Visits

A site visit was undertaken on May 14, 2024 which included an SLR principal resource geologist who is acting as Qualified Person (QP) for this report, and an SLR associate geologist. While at site, the SLR QP visited the gossanous outcrop at surface, observed existing infrastructure, including the Selkirk underground ramp, reviewed core from several different drill holes and compared these against printed assay sheets, observed the core library, visited historical waste and ore piles on surface, and visited several surface drill hole collar locations.

## 2.2 Sources of Information

During the site visit and during the preparation of this TRS, discussions were held online and onsite with personnel from PREM:

- Sharon Taylor, P.Geo., Vice President, Exploration, PREM
- Gerry Katchen, P.Geo., Exploration Manager, PREM

A previous TRS on the Selkirk deposit was prepared by SLR, with an effective date of May 31, 2024, and was filed by PNRL on June 28, 2024 (SLR 2024). This previous TRS did not include a Mineral Resource estimate.

A Technical Report on the Project was also filed in Canada in 2023 (G Mining Services Inc. 2023), per NI 43-101 Standards of Disclosure for Mineral Projects and Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Definition Standards for Mineral Resources and Mineral Reserves (CIM (2014) definitions).

The documentation reviewed, and other sources of information, are listed at the end of this TRS in Section 24.0 References.

## 2.3 List of Abbreviations

Units of measurement used in this TRS conform to the metric system. All currency in this TRS is US dollars (US$) unless otherwise noted.

| | |
|---|---|
| μ | micron |
| μg | microgram |
| a | annum |
| A | ampere |
| bbl | barrels |
| Btu | British thermal units |
| BWP | Botswana Pula |
| °C | degree Celsius |
| C$ | Canadian dollars |
| cal | calorie |
| cfm | cubic feet per minute |
| cm | centimetre |
| $cm^2$ | square centimetre |
| d | day |
| dia | diameter |
| dmt | dry metric tonne |
| dwt | dead-weight ton |
| °F | degree Fahrenheit |
| ft | foot |
| $ft^2$ | square foot |
| $ft^3$ | cubic foot |
| ft/s | foot per second |
| g | gram |
| G | giga (billion) |
| Gal | Imperial gallon |
| g/L | gram per litre |
| Gpm | Imperial gallons per minute |
| g/t | gram per tonne |
| $gr/ft^3$ | grain per cubic foot |
| $gr/m^3$ | grain per cubic metre |
| ha | hectare |
| hp | horsepower |
| hr | hour |
| Hz | hertz |
| in. | inch |
| $in^2$ | square inch |
| J | joule |
| k | kilo (thousand) |
| kcal | kilocalorie |
| kg | kilogram |
| km | kilometre |
| $km^2$ | square kilometre |
| km/h | kilometre per hour |
| kPa | kilopascal |
| kVA | kilovolt-amperes |
| kW | kilowatt |
| kWh | kilowatt-hour |
| L | litre |
| lb | pound |
| L/s | litres per second |
| m | metre |
| M | mega (million); molar |
| $m^2$ | square metre |
| $m^3$ | cubic metre |
| MASL | metres above sea level |
| $m^3/h$ | cubic metres per hour |
| mi | mile |
| min | minute |
| μm | micrometre |
| mm | millimetre |
| mph | miles per hour |
| MVA | megavolt-amperes |
| MW | megawatt |
| MWh | megawatt-hour |
| oz | Troy ounce (31.1035g) |
| oz/st, opt | ounce per short ton |
| ppb | part per billion |
| ppm | part per million |
| psia | pound per square inch absolute |
| psig | pound per square inch gauge |
| RL | relative elevation |
| s | second |
| st | short ton |
| stpa | short ton per year |
| stpd | short ton per day |
| t | metric tonne |
| tpa | metric tonne per year |
| tpd | metric tonne per day |
| US$ | United States dollar |
| USg | United States gallon |
| USgpm | US gallon per minute |
| V | volt |
| W | watt |
| wmt | wet metric tonne |
| wt% | weight percent |
| $yd^3$ | cubic yard |
| yr | year |

# 3.0 Property Description

## 3.1 Location

The Project consists of a single mining licence (ML) covering an area of 1,458 ha (14.58 $km^2$) and four prospecting licences (PL) covering a total area of 12,670 ha (126.7 $km^2$). The Project is located approximately 28 km southeast of the city of Francistown, and 450 km northeast of the national capital Gaborone. The mining licence, 2022/7L (the Selkirk Mining Licence), is centred approximately at 21°19'13" S and 27°44'17" E and is presented in Figure 3-1.

This mining licence gives PNGPL the right to mine copper and nickel ores and associated minerals contained in these mined ores for a period of ten years commencing on May 27, 2022 and ending on May 26, 2032. It also provides the right to carry out care and maintenance and exploration work from both surface and underground. The four PLs, PL050/2010, PL051/2010, PL210/2010 and PL071/2011, gave PNGPL the exclusive right to prospect for base metals for a period of two years, effective October 1, 2022. PREM is confident that the renewal of these licenses will be approved making the new expiration date September 30, 2026.

**Figure 3-1: Selkirk Property**


27°30'E
27°35'E
27°40'E
27°45'E
27°50'E
21°10'S
21°15'S
21°20'S
N
A1
A3
Francistown
Zimbabwe
Botswana
PHOENIX
B162
PL051/2010
PL210/2010
PL071/2011
PL050/2010
Tati Siding
A1
SELKIRK MINE
2022/7L
TEKWANE
CINDERELLA
0 3 6 9 12 15
Kilometres
KEY MAP
Map Area
BOTSWANA
Gaborone
0 500
Kilometers
SLR
Legend:
Nickel Mine (Past Producer)
Nickel Prospect
Mining Lease
Prospecting Licence
Primary Road
Secondary Road
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Selkirk Property

**Source: Premium Resources Ltd., 2024.**

## 3.2 Land Tenure

The original mining licence over the historical Selkirk Mine, 88/2, had been granted to TNMC on November 29, 1988, and later amended to include the Phoenix Mine. It was granted for an initial period of 25 years, renewed on November 28, 2013 for a period of 11 years, and the current renewal application is under review. The new mining licence, 2022/7L, was granted to PNGPL, a subsidiary of PRNL, on May 27, 2022, is limited to the Selkirk deposit and the surrounding areas and expires on May 26, 2032.

The terms and conditions for the renewal of the mining licence are framed by the relevant sub-sections of Section 42 of the Mines Act (the Act) and indicate that:

1. The Minister shall grant an application for renewal if satisfied that:
   a) the applicant is not in default;
   b) development of the mining area has proceeded with reasonable diligence;
   c) the proposed program of mining operations will ensure the most efficient and beneficial use of the mineral resources in the mining area.
2. The Minister shall not reject an application on the ground referred to in:
   a) Subsection (4)(a), unless the applicant has been given details of the default and has failed to remedy the same within three months of such notification;
   b) Subsection (4)(b), unless the applicant has been given reasonable opportunity to make written representations thereon to the Minister; or
   c) Subsection (4)(c), unless the applicant has been so notified and has failed to propose amendments to his proposed program of mining operations satisfactory to the Minister within three months of such notification.
3. Subject to the provisions of this Act, the period of renewal of a mining licence shall be such period, not exceeding 25 years, as is reasonably required to carry out the mining program.
4. On the renewal of a mining licence, the Minister shall append thereto the program of mining operations to be carried out in the period of renewal.

In order to maintain the mining licence in good order, the holder must make annual payments on its anniversary date in accordance with Section 71 of the Act, and monthly royalty payments according to Section 66 of the Act, if appropriate, in each case to the Government of Botswana. The royalties payable are percentages of the gross market value of mineral or mineral products as follows: precious stones (10%), precious metals (5%), and other minerals or mineral products (3%). The term gross market value is defined in the Act as the sale value receivable at the mine gate in an arms-length transaction without discounts, commissions, or deductions for the mineral or mineral product on disposal. No annual payments are required until the mine is in production.

The four prospecting licences were transferred to PNGPL effective October 1, 2022, and gave PNGPL the exclusive right to explore for base metals for a period of two years. Upon issuance of the licence and each anniversary thereof, a charge equal to Botswana Pula (BWP) 5.00 (C$0.51) multiplied by the number of square kilometres, subject to a minimum of BWP 1,000.00 (C$101.60), is payable to the office of the Director of Mines. PNGPL has applied for renewal of the prospecting licences for another two years. PREM is confident that these licenses will be approved making the new expiration date September 30, 2026.

The terms and conditions for the renewal of the prospecting licences are framed by the relevant sub-sections of Section 17 of the Act and indicate that:

1 The holder of a prospecting licence may, at any time not later than three months before the expiry of such licence, apply to the Minister by completing Form I set out in the First Schedule for renewal thereof stating the period for which the renewal is sought and submitting together with the application-

   a) a report on prospecting operations so far carried out and the direct costs incurred thereby; and

   b) a proposed program of prospecting operations to be carried out during the period of renewal and the estimated cost thereof.

2 Subject to this Act, the applicant shall be entitled to the grant of no more than two renewals thereof, each for the period applied for, which periods shall not in either case exceed two years, provided that:

   a) the applicant is not in default; and

   b) the proposed program of prospecting operations is adequate.

3 Before rejecting an application for renewal under subsection 3(a), the Minister shall give notice of the default to the applicant and shall call upon the applicant to remedy such default within a reasonable time.

4 Before rejecting an application for renewal under (3)(b), the Minister shall give the applicant opportunity to make satisfactory amendments to the proposed program of prospecting operations.

5 Notwithstanding the provisions of subsection (3), the Minister may renew a prospecting licence for a period or periods in excess of the periods specified in that subsection where a discovery has been made and evaluation work has not, despite proper efforts, been completed.

Table 3-1 shows the details of each PL as well as ML 2022/7L.

**Table 3-1: Selkirk Property Tenure**

| Description | Area ($km^2$) | Issue Date | Expiry Date | Annual Fee (BWP) | Annual Fee (C$) | Annual Exploration Expenditure | | | |
|---|---|---|---|---|---|---|---|---|---|
| | | | | | | Year 1 (BWP) | Year 1 (CAD) | Year 2 (BWP) | Year 2 (CAD) |
| ML 2022/7L | 14.58 | May 27, 2022 | May 26, 2032 | No Fee | No Fee | | | | |
| PL050/2010 | 4.1 | Oct. 1, 2022 | Under Renewal | 1,000.00 | 100.35 | 600,000 | 14,049 | 2,000,000 | 125,438 |
| PL051/2010 | 4.4 | Oct. 1, 2022 | Under Renewal | 1,000.00 | 100.35 | 500,000 | 50,175 | 2,000,000 | 200,700 |
| PL210/2010 | 46.8 | Oct. 1, 2022 | Under Renewal | 1,000.00 | 100.35 | 1,000,000 | 100,350 | 1,000,000 | 100,350 |
| PL071/2011 | 71.4 | Oct. 1, 2022 | Under Renewal | 1,000.00 | 100.35 | 2,000,000 | 200,700 | 4,000,000 | 401,400 |
| **Total** | **141.28** | | | | | **4,100,000** | **411,435** | **9,000,000** | **827,888** |
| Note. *Exchange Rate 1 BWP = 0.100350 CAD | | | | | | | | | |

## 3.3 Mineral Rights

In Botswana, mining activities are regulated under the Act, which is administered by the Ministry of Mineral Resources, Green Technology and Energy Security (MMGE). The Act regulates the issuance of exploration and mining licences as well as harmonizing mining activities and environmental impacts. The Act entails:

- Introduction of the retention licence which allows exploration companies that have confirmed the discovery of a mineral deposit to retain rights over a period of three years, renewable once for a period of no more than three (3) years.
- Issuing of a prospecting licence for up to 1,000 km$^2$ for an initial period of three years and renewed for two (2) periods of two (2) years each.
- The abolition of the Government of Botswana's right to free equity participation. The legislation allows for the Government of Botswana to acquire up to 15% in new mining ventures on commercial terms.
- Royalty schedules have been revised, with rates reduced from 5% to 3% for all minerals except precious stones and precious metals, which remain at 10% and 5%, respectively.
- The granting, renewal, and automatic transfer of licences has been made more automatic and predictable.
- Introduction of new mining taxation, which includes:
  - A generalized tax regime that applies to all minerals except diamonds, with corporate income tax of 25%.
  - Immediate 100% capital write off in the year that the investment is made, with unlimited carry forward of losses.
  - Introduction of a variable rate income tax formula.

The Act further stipulates that the holder of the mineral concession shall:

- Conduct operations in a manner that will preserve the natural environment.
- Where unavoidable, promptly treat pollution and contamination of the environment. In the event of an emergency or extraordinary circumstances requiring immediate action, the holder of a mineral concession shall forthwith notify the Director of Mines and shall take all immediate action in accordance with the reasonable directions of the Director of Mines.
- Prepare and submit an Environmental Impact Assessment (EIA) report as part of the mining licence application or renewal.
- Restore the land substantially to the condition in which it was prior to the commencement of operations during and at the end of operations.
- Make adequate ongoing financial provision for compliance with environmental obligations as stipulated by the Act.

Any abstraction of water in Botswana is regulated through the Water Act of 1967.

## 3.4 Surface Rights

The Project area is subject to freehold land, with the Selkirk Mining Licence situated on portions of Farms 73NQ and 75NQ. A lease rental agreement, 201-NQ, between TNMC and Nkobiwa

Emmanuel Keeng Selebe, the owner of Farm 73NQ, was signed on April 2, 1998, with an effective date of October 1, 1988. This agreement remains effective for the lifetime of the mining licence, including renewals. The area covers only a small portion (52,008 ha) of the mining licence and PNGPL will need to expand the surface rights area to develop an open pit mine. If the landowner and PNGPL cannot come to a mutual agreement, then the Office of the Director of Mines will determine the fair value of the annual rental fee in accordance with the Mines and Minerals Act, specifically:

- Section 62 (1) (iii):
  - An arbitrator appointed in pursuance of this subsection may, on application by any interested party, apportion any rent payable under this subsection between the owner and any lawful occupier; and
- Section 62 (2):
  - In assessing any rent payable under the provisions of this section, an arbitrator shall determine the matter in relation to values at the time of arbitration current in the area in which the mining licence or retention licence or minerals permit is situated for land of a similar nature to the land concerned but without taking into account any enhanced value due to the presence of minerals.

## 3.5 Royalties and Encumbrances

PNGPL has signed a royalty agreement and contingent compensation agreement with the Liquidator. A 2% net smelter return (NSR) exists on the sale of concentrates (or any other economic mineral resource material produced and sold) subject to specific rights of purchase by the purchaser and the Government of Botswana:

- A reduction to a 1% NSR for a payment of US$20 million on or before the two-year anniversary date of the first shipment.
- A general first right of purchase shared between the purchaser and the Government of Botswana.

There is also a contingent compensation agreement whereby PNGPL would pay additional compensation to the Government of Botswana if and when it discovers additional resources over and above the base case scenario of 15.9 Mt:

- New resource discovery up until the end of the seven-year mine life of the base case resource of 15.9 Mt (minimum grade of 2.5% Ni equivalent (NiEq) at Decision to Mine)
  - 25 Mt < new deposit > 50 Mt US$0.50 per tonne
  - 50 Mt < new deposit > 75 Mt US$0.20 additional per incremental tonne
  - 75 Mt < new deposit > 100 Mt US$0.30 additional per incremental tonne
  - New deposit > 100 Mt US$0.40 additional per incremental tonne
- The payment of contingent compensation shall be made from operating cash flow of the mine(s) once in operation and subject to adequate liquidity.

## 3.6 Other Significant Factors and Risks

The SLR QP is not aware of any environmental liabilities on the property. PREM has all required permits to conduct the proposed work on the property. The SLR QP is not aware of any other

significant factors and risks that may affect access, title, or the right or ability to perform the proposed work program on the property.

# 4.0 Accessibility, Climate, Local Resources, Infrastructure and Physiography

The Selkirk deposit is located in the North East District of Botswana, approximately 30 km southeast of Francistown, the country's northernmost city. The Property extends across the farms 73NQ and 75NQ approximately 20 km from the Zimbabwean border, near Matsiloje village. The Tati River lies to the south of this area. Francistown, in close proximity to the west, being the main centre in the area with a burgeoning and industrious young population of around 120,000, provides a good source of labour and a growing skills base. The rural farming population has very low density and lives generally in cattle posts situated close to sources of groundwater, generally near the main rivers which have a more or less constant supply of groundwater in their sandy beds.

## 4.1 Accessibility

The railway line and Highway A1 from Bulawayo to Gaborone pass through Francistown, 30 km to the northwest of Selkirk. From Francistown, site access is made via an all-weather tarred surface road to Matsiloje that passes 7 km north of the Selkirk deposit, with the main access to Selkirk being a well-maintained and graded unsurfaced road.

All forms of transportation are readily available and accessible to the population, mainly light and medium vehicles, mini-bus type taxis, and larger public bus transportation. Francistown has a tarred airstrip and International Airport with customs clearing.

## 4.2 Climate

The climate is tropical, with hot, wet summers and mild, dry winters (Figure 4-1). Most of the rainfall occurs during the period from October to April, usually in the form of scattered thundershowers, with massive surface run-off. The average rainfall is approximately 460 mm per annum as recorded at Francistown Airport.

**Figure 4-1: Average Annual Temperatures at Francistown Airport**


hot
cool
hot
40 °C
35 °C
30 °C
25 °C
20 °C
15 °C
10 °C
5 °C
0 °C
-5 °C
-10 °C
-15 °C
-20 °C
Feb. 19
30 °C
May 30
25 °C
Jul. 8
23 °C
Sep. 15
30 °C
Nov. 1
32 °C
19 °C
7 °C
5 °C
7 °C
14 °C
19 °C
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec

Source: Weatherspark.com, 2024.

*Notes: The daily average high (red line) and low (blue line) temperature, with 25th to 75th and 10th to 90th percentile bands. The thin dotted lines are the corresponding average perceived temperatures.

Due to the climate, most greenfield exploration field work is carried out during the winter period when the rivers and streams are practically dry and vegetation less dense. However, where good access infrastructure exists at brownfield sites such as Selkirk, work can continue all year round.

## 4.3 Local Resources

No specific deficiencies in the general labour resource have been identified as the former mining company TNMC had engaged in the training and development of local Botswana skills from the growing and youthful population of Francistown and other regional communities such as Matseloje and Matshelagabedi. With the exception of highly specialized technical experts required during the construction phase, PREM believes that there is a local skills base with sufficient capacity to cater for its further needs with regard to the Project and its general organizational development requirements.

## 4.4 Infrastructure, Power, Water, and Supply

The area is in a rural district and the available infrastructure is minimal. However, the sufficient availability of strategic services, i.e., bulk electrical power and bulk water supplies, and the related delivery infrastructure has most recently been studied in 2016 as part of a Bankable Feasibility Study (BFS) undertaken by WorleyParsons under contract to BCL. WorleyParsons (2016) concluded that that an external water supply would be required to supply operations during the dry months of the year and this water was proposed to be sourced from existing

governmental water supply pipelines within the Francistown road reserve. Potable water can be sourced from a nearby borehole in the short term, and it may be possible to obtain potable water from a nearby Botswana military camp in the future.

In the 2016 BFS study, power was proposed to be supplied via the existing Botswana Power Corporation powerline, which runs along the Mopane access road to the Selkirk Mine infrastructure. However, in the 2016 study, power needs at Selkirk were limited to client and contractor offices, lighting and water management systems, which included pit dewatering. PNGPL's power needs will be greater because future processing will take place at Selkirk, as compared to BCL's plan to transport mineralization to the Phoenix concentrator for processing.

The current Project infrastructure includes relict surface infrastructure supporting the historical underground mine, and the original decline.

## 4.5 Physiography

### 4.5.1 Topography

The Project and the proposed infrastructural sites are located in a relatively flat area of Botswana, with a mean elevation of 980 m. Isolated hills, comprised of geological units less susceptible to weathering, outcrop the flat surface. The prevailing drainage pattern is dendritic, with irregular branching tributaries. The valleys of the streams and rivers are narrow (3-5 m wide) and gently sloped. The general slope of the area is eastwards towards the Ramokgwebane River. Various unnamed tributaries flow across the property.

### 4.5.2 Surface Water

The Project falls within the greater Shashe/Tati River systems. All the main rivers considered in this Project are ephemeral, with irregular but rapid surface flows after heavy summer rainfall. Major surface water requirements are met from the Shashe Dam.

### 4.5.3 Groundwater

A total of two aquifers are present in the Project area, namely the fractured granitoids and alluvial sands. Both aquifer types have limited storage capacity, are unconfirmed and are vulnerable to contamination. The alluvial aquifers are restricted to rivers such as the Ramokgwebane River. On the other hand, the fractured granitoid aquifers are controlled by the degree of fracturing and/or weathering. Both aquifer groups are typically shallow with up to 100 m thicknesses obtainable from fractured granitoids and 10 m from alluvial aquifers. Recharge to the groundwater regime is from rains and ephemeral surface flow. Overall, the groundwater potential in the area is limited, hence the fact that all major water requirements are met from the Shashe Dam.

### 4.5.4 Vegetation

The type of vegetation cover is fairly uniform although the nature of the underlying strata and the amount of grazing does have some bearing on the richness of the vegetation cover. On the Botswana vegetation map, the whole area is described as being within a tree savanna type (specifically Mixed Mopane Bushveld). The vegetation therefore consists of trees and shrubs of several species, but Mopane and Acacia are the dominant species. The density of grass cover depends on the extent of grazing. At Selkirk it is mostly overgrazed with species diversity being relatively low.

### 4.5.5 Animals

Large species of wild animals are almost non-existent, except where they have been reintroduced by game farmers. However, many of the smaller species of wildlife occur and birds are common. The area is predominantly utilized for livestock grazing. No flora or fauna red data species have, to date, been identified within the Selkirk lease area.

# 5.0 History

The following paragraphs regarding the history of the Project are largely extracted from a previous technical report prepared by G Mining Services Inc. (G Mining 2023), which in turn referenced Botepe (2013). Historical Mineral Resource estimates have only been mentioned if the original source document was available, and the information pertaining to estimation methodologies was sufficiently detailed for disclosure.

## 5.1 Prior and Current Ownership

The first record of mineral rights occurred in 1964 when Tati Territory Exploration Co. Ltd. (TTE) acquired mineral rights over a large area that included the Project.

The Government of Botswana granted a 25-year mining licence over the Selkirk and Phoenix deposits in November 1988 to TNMC, a new company comprised of Lexan Trading Inc. (51%) and Francistown Mining and Exploration Ltd. (49%). These two founding companies have changed ownership several times and Table 5-1 presents a summary of the ownership history of the Selkirk Project. The government acquired a 15% interest in TNMC in 1995, resulting in ownership of Lexan Trading Inc. (43.35%), Francistown Mining and Exploration Ltd. (41.65%), and the Government of Botswana (15%). BCL, through its wholly owned subsidiary BCL Investments (Pty) Ltd, acquired Lexan Trading Inc. and Francistown Mining and Exploration Ltd.in 2015.

**Table 5-1: History of Ownership at Selkirk**

| Year | Company |
|---|---|
| 1964 | Tati Territory Exploration Co. Ltd (TTE) acquired the large Tati Concession. |
| 1970 | Anglo-American Corporation of South Africa (AAC) acquired the rights to prospect for a period of 15 months, ending June 5, 1971, under agreement with TTE. |
| 1971 | Concessions were returned to TTE after negotiations with AAC fail to extend the agreement. |
| 1979 | New prospecting licence granted to TTE; however, TTE failed to honour exploration expenditures. |
| 1984 | UK investment firm Morex through its local subsidiary Morex Botswana (Pty) Limited (together Morex) was granted a prospecting licence covering the Phoenix and Selkirk deposits. |
| 1985 | Morex founded Francistown Mining and Exploration Ltd in 1985. |
| 1988 | Morex transferred the prospecting licence to newly formed company TNMC, wholly owned by Morex. |
| 1988 | TNMC ownership changed to Lexan Trading Inc. (51%; Swiss trading affiliate of RTZ Corp identified as Centametall) and Francistown Mining and Exploration Ltd. (49%, Morex). |
| 1989 | AAC acquired 51% of TNMC. |
| 1995 | Government of Botswana acquired 15% of TNMC.<br>Ownership of TNMC: AAC, 43.35%; Morex, 41.65%; Government of Botswana, 15%. |
| 1996 | LionOre Mining International Limited (LionOre) acquired 41.65% of TNMC. |

| Year | Company |
|---|---|
| | Ownership of TNMC is AAC, 43.35%; LionOre, 41.65%; Government of Botswana, 15%. |
| 2002 | LionOre purchased AAC's interest in TNMC.<br>TNMC ownership is LionOre, 85%; Government of Botswana 15%. |
| 2007 | Norilsk Nickel acquired LionOre.<br>TNMC ownership is Norilsk Nickel, 85%; Government of Botswana, 15%. |
| 2015 | BCL purchased Norilsk Nickel's interest in TNMC through its wholly owned subsidiary BCL investments (Pty) Ltd.<br>TNMC ownership is 85% BCL, 15% Government of Botswana. |
| October 9, 2016 | BCL and TNMC operations placed on care and maintenance, placed in provisional liquidation. |
| June 15, 2017 | BCL placed into final liquidation. |
| May 27, 2022 | PNGPL awarded the Mining Licence over the Selkirk deposit. |
| August 22, 2022 | PREM completed the asset purchase agreement for the Selkirk Assets under its local subsidiary Premium Nickel Group Proprietary Limited (PNGPL) |

## 5.2 Exploration and Development History

A detailed account of all exploration undertaken at Selkirk can be found in G Mining (2023).

The Phoenix and Selkirk sites are known for ancient copper workings and were also investigated for their gold potential after the rediscovery of gold in the area in 1866 (Marsh, 1979). AAC established the presence of nickel and copper occurrences at the sites of the ancient workings in 1929 through the commissioning of Messer's Brown and Tulloch to evaluate the mining potential of the area.

The first large scale systematic work was conducted from 1964 to1969 by the TTE. Eighteen holes in 2,500 m were drilled during 1965 and1966, but TEE was unable to determine the potential of mineralization within the geological setting. In the late 1960s, DeBeers and AAC conducted regional mapping, widely spaced soil sampling and commissioned Geoterrex Limited of Canada to fly an airborne magnetic and INPUT electromagnetic (EM) survey. AAC, through its local subsidiary, Sedge Botswana (Pty) Limited (Sedge), subsequently explored the Selkirk prospect from March 1970 to 1971 under a 15-month prospecting agreement negotiated with TTE. Detailed work included 1:500 scale geological outcrop mapping, soil sampling, trench sampling, ground geophysics, and diamond drilling. A total of 117 drill holes for 27,377.5 m were drilled and assay results were used for a mineral resource estimation. Mineralogical studies and metallurgical test work were completed and used as input within a subsequent economic study. Potential for additional reserves was identified at Phoenix, but AAC was unsuccessful at renegotiating the option agreement with TTE. All the drill core from this period of exploration was destroyed, apart from a few examples that were stored at the Geological Survey Department of Botswana in Lobatse.

The exploration agreement between AAC and TTE expired in 1971, and no significant exploration work was conducted until Morex was awarded a prospecting licence in 1984 over the Selkirk and Phoenix deposits. Morex approached Rio Tinto to conduct a preliminary study on the Selkirk and Phoenix deposits in August 1984. Two holes, one at Selkirk and one at Phoenix, were drilled to obtain samples for metallurgical test work. Rio Tinto presented several

options, including mining the high-grade massive sulphides and shipping the mined mineralization to the BCL smelter.

The Selkirk underground mine was commissioned in 1989 and extracted massive sulphide from a near surface, shallow dipping, and synformal shaped deposit of massive sulphide up to 20 m thick for direct smelting at BCL. The mine ceased operations in August 2002 after exhausting the massive sulphide. Partial pillar extraction occurred in 2013. Over 1.0 Mt of material grading 2.6% Ni and 1.6% Cu was extracted from the mine since 1989.

More recent exploration dates back to 2003 when TNMC conducted a Titan 24 geophysical survey over the Selkirk deposit. Results of this work, along with earlier Sedge work, indicated the presence of mineralization down plunge of the underground mine. This was followed by a series of diamond drill campaigns which defined a large body with thick intervals of disseminated sulphides extending in excess of 1,500 m down plunge to the southwest of the initial massive sulphide discovery.

Further exploration of Selkirk by LionOre included soil sampling, gravity, magnetic, and induced polarization (IP) surveys. The magnetic data was interpreted to be dominated by that of the trending Karoo dyke swarm and the gravity data provide an excellent tool for mapping the west-northwest regional geology of the Selkirk Mining Licence (Figure 5-1). From October 2007 to February 2008, an IP survey was conducted by Spectral Geophysics over the Selkirk Mining Licence (Figure 5-2). The survey was only 2/3 completed. Several chargeability anomalies were outlined by this geophysical campaign and indicated the presence of chargeable bodies at depth (Botepe, 2013).

Drilling of geophysical and geochemical targets followed by resource definition drilling took place from 2004 until 2007. It was during this time period that the first PGE analyses on core samples were routinely obtained. LionOre began to analyze selected drill core for PGEs in 2003. Before 2005, the analysis of PGE was undertaken only on drilling intervals that had a concentration of Ni > 0.15%, which created an incomplete dataset with a bias towards higher-grade PGE assays. After 2005, all new drill holes were analyzed for PGE content.

During LionOre's exploration campaign, the extension of mineralization down plunge of the massive sulphide zone as a broad envelope of consistent disseminated and sporadic massive pyrrhotite-chalcopyrite mineralization was defined within the metagabbro host. The deepest hole drilled by LionOre intersected massive sulphides at 1,200 m below surface, significantly deeper than targeted or explored by previous operators.

In June 2007, Norilsk Nickel acquired the Project from LionOre (LionOre, 2007). The new owners concentrated their efforts both on the future development of the Selkirk historical resource and exploration for new deposits, both on the Selkirk Mining Licence and on newly acquired prospecting licences. As part of this work, a drill hole validation exercise in 2008 compared results from old drill holes to new drill holes to determine if historic results could be included in the resource. It was concluded that the historic holes showed higher grades, and care had to be taken in data handling to avoid overestimation of resources. A random selection of 10% of pulps were sent to Genalysis laboratories, in Western Australia, to be assayed as check samples, against those assayed at the Tati Mine Laboratory.

Between May and September 2007, soil samples were collected over the entirety of the Selkirk Mining Licence (approximately 15 $km^2$) using the recommendations from the soil orientation surveys carried out in 2006 and preferentially collected from the B horizon. A total of 4,972 samples were collected and assayed for pathfinder elements prepared at Genalysis Laboratory Services Pty, Ltd, South Africa, and analyzed at Genalysis Laboratory Services Pty, Ltd, Australia.

Results showed clear Ni and Cu anomalies over the Selkirk deposit and Cinderella (target 3) area (Figure 5-3 and Figure 5-4). The copper soil anomalies appear to show that the Selkirk and Cinderella systems are located along an easterly to northeasterly trending soil geochemical strike that can be followed in a northerly direction into the Ramokgwebane mafic intrusive complex.

From this work, several target areas were identified where anomalous concentrations of associated elements coincide. Three trenches totalling 2,858 m located east of the Selkirk deposit over regional soil geochemical anomalies were excavated in 2008 to test, revealing melanocratic to leucocratic metagabbros with iron staining (Mogotsi, 2008).

Much of the work between 2008 and 2015 focused on gathering data to support a BFS and consisted of additional metallurgical studies and geotechnical drilling. The Selkirk Tunnel Project started in May 2008 to evaluate the characteristics of the Selkirk mineralization and collect representative grab and bulk samples for metallurgical testing. A total of 522 tonnes of material were sent to Council for Mineral Technology (Mintek), in South Africa, for test work, and channel samples were analyzed to characterize material in the mine workings area. Geological mapping of the three faces was completed to document rock types, structural features, and mineralization types in the tunnel.

Concurrently with the BFS work, regional exploration continued. TNMC was granted five additional prospecting licences in 2010. Exploration advanced on all licences with complete soil geochemistry coverage and complete EM coverage by means of a versatile time-domain electromagnetic (VTEM) survey in 2012. A total of 2,526-line kilometres were flown over the TNMC lands (Han et al., 2012). Anomalous responses were interpreted, and 14 targets in four areas of interest were investigated in detail using Maxwell Plate Modelling, and a complete 3D magnetic inversion (Figure 5-5). Although two areas of interest were located near known mineralization (i.e., Selkirk and Phoenix historical mines), the VTEM and aeromagnetic survey helped identify two new potential sources of mineralization location east and northeast of the Selkirk Mine.

In 2012, a soil geochemical campaign over the PLs was completed (TNMC, 2012). A total of 6,392 soil samples were analyzed for lithogeochemistry, and interpretation of nickel and copper assay results defined six prospective areas over the exploration properties (Figure 5-6). Geological and structural mapping of the outcrops located near the Rooikoppie Shear Zone (RSZ) noted several northeast striking shear zones with parallel gossan outcrops. Five diamond drill holes, DRKP001 to DRKP005 were drilled to test the gossan and associated VTEM anomaly. Sulphides were intersected, but assay results showed no elevated nickel or copper values.

From 2014 to 2015, exploration for nickel mineralization on prospecting licences PL050/2010 (northwest corner of Selkirk Mine), PL051/2010 (southwest corner of Phoenix Mine), and PL071/2011 (southeast of Selkirk Mine) was undertaken. Remote sensing, geological and structural mapping, petrological analysis, as well as drilling were completed on the exploration licences (Thari, 2015).

From 2014 to 2016, follow-up work between Tekwane and Phoenix included a structural analysis and an IP survey. Two exploration drill holes were completed, with no major mineralization intersected. The recommendation from the 2015 Annual Report concluded that about half of the exploration rights of the PL071/2011 prospect should be surrendered and that exploration around the Tekwane and Rooikoppie mineralized zones should be kept a high priority for later exploration campaigns.

**Figure 5-1: Detailed Ground Magnetic and First Derivative Bouguer Anomaly Survey**


Detailed Ground Magnetic Survey
574000
575000
576000
577000
578000
579000
7644000
7643000
7642000
7641000
First Derivative Bouguer Anomaly Survey
N
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Detailed Ground Magnetic Survey and First Derivative Bouguer Anomaly Gravimetric Survey
0
1
2
3
4
5
Kilometres

*Source: Spectral Geophysics, 2006.*

**Figure 5-2: IP Survey at Selkirk from Spectral Geophysics, 2008**


574000
575000
576000
577000
578000
579000
N
76440000
76430000
76420000
76410000
Elevation (masl)
998
997
995
994
993
992
991
990
989
988
987
986
985
984
983
982
981
980
979
978
977
976
975
974
973
IP Target Locations and Body Traces
0
500
1000
1500
2000
2500
Metres
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
IP Survey at Selkirk from Spectral Geophysics, 2008

***Source: Spectral Geophysics, 2008.***

**Figure 5-3: a) Distribution Pattern Showing Concentrations of Ni at Selkirk
b) Ni Concentrations Superimposed with Soil Type and Geological Structures**


a
b
N
574000
576000
578000
7644000
7642000
7640000
1
3
7
8
Legend:
Ni Concentration in Soil (ppm)
≥ 70.00
50.00 to 70.00
30.00 to 50.00
25.00 to 30.00
20.00 to 25.00
15.00 to 20.00
<15.00
Soil Type
Loam
Black Cotton
Sandy
0 0.5 1.0 1.5 2.0 2.5
Kilometres
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
a) Distribution Pattern Showing Concentrations of Ni at Selkirk
b) Ni Concentrations Superimposed with Soil Type and Geological Structures

Source: TNMC, 2008.

**Figure 5-4: a) Distribution Pattern Showing Concentrations of Cu at Selkirk
b) Cu Concentrations Superimposed with Soil Type and Geological Structures**


a
b
N
574000
576000
578000
7644000
7642000
7640000
1
2
3
4
5
6
Legend:
Cu Concentration in Soil (ppm)
≥ 80.00
70.00 to 80.00
60.00 to 70.00
50.00 to 60.00
30.00 to 50.00
20.00 to 30.00
<20.00
Soil Type
Loam
Black Cotton
Sandy
0 0.5 1.0 1.5 2.0 2.5
Kilometres
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
a) Distribution Pattern Showing Concentrations of Cu at Selkirk
b) Cu Concentrations Superimposed with Soil Type and Geological Structures

Source: TNMC, 2008.

**Figure 5-5: Apparent Resistivity at 250 m Below Surface**


Apparent
Resistivity
(ohm/m)
Phoenix
East
Targets
Selkirk
South Targets
SLR
N
0
2
4
6
8
10
Kilometres
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
2012 VTEM Survey Apparent
Resistivity at 250 m Below Surface

*Source: Han et al., 2012.*

**Figure 5-6: Geochemical Anomalies for Ni and Cu over the TNMC PLs**


Ni
Cu
N
0 2 4 6 8 10
Kilometres
5750000X
7650000Y
Pinagare
Phoenix
Tekwane West
Tekwane East
Selkirk
Ni Concentration in Soil (ppm):
≥ 120.0
100.0 to 120.0
80.0 to 100.0
60.0 to 80.0
40.0 to 60.0
20.0 to 40.0
< 20.0
Cu Concentration in Soil (ppm):
≥ 120.0
100.0 to 120.0
80.0 to 100.0
60.0 to 80.0
40.0 to 60.0
20.0 to 40.0
< 20.0
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Geochemical Anomalies for Ni and Cu Over the TNMC PLs

Source: TNMC, 2012.

The Project was acquired by BCL in October 2014. No exploration was carried out on either the Selkirk Mining Licence or the prospecting licences. Drilling during 2015 and 2016 supported various aspects of the BFS. Seven holes, DSLK268 to 274, totalling 1,956.93 m, were drilled to collect metallurgical samples for the Mintek test work. Three holes, DSLK288 to 290, totalling 750 m, were holes drilled for water pump tests.

DSLK275 to 287, HQ (63.5 mm) sized holes, were located by PREM in the core storage area at the Phoenix Mine, unlogged and unsampled.

The Selkirk Mine itself has been under care and maintenance since 2002 and is generally inactive. Despite the mine having been idle for twenty years since production, the underground workings are accessible and safe to enter. A ventilation fan and dewatering pumps are occasionally in operation.

## 5.3 Historical Resource Estimates

The first historical mineral resource estimate on the Selkirk deposit was prepared by Sedge in 1971 (Hall, 1971), with a high-grade historical resource estimate prepared using the same drill hole data in 1985 (MacMillan, 1985). Since then, several Mineral Resource estimates (MRE) have been released under the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Definition Standards for Mineral Resources and Mineral Reserves dated December 11, 2005 (CIM (2005) definitions) in NI 43-101 and the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (JORC Code 2012). Prior to the Mineral Resource estimate reported herein, the most recent MRE was prepared under the SAMREC Code in 2016 by WorleyParsons.

A summary of these historical mineral resource estimates, and some additional details of the estimation approach and input assumptions can be found in G Mining (2023). It should be noted that it is not clear if historical resources were reported constrained (limited at depth by a conceptual pit shell) or unconstrained, which is not in accordance with current CIM Best Practice Guidelines (CIM 2019). These estimates are considered to be historical in nature and should not be relied upon. The SLR QP has not completed sufficient work to classify the historical estimates as a current Mineral Resource and PREM is not treating the historical estimates as current Mineral Resources.

## 5.4 Past Production

The Selkirk underground mine was operated from 1989 to 2002 by TNMC, a company created specifically to exploit the deposit. More than 1.0 Mt of material grading 2.6% Ni and 1.6% Cu was extracted from a semi-elliptical deposit of massive sulphide up to 20 m thick to a depth of 100 m below surface.

## 5.5 History of Environmental Considerations

In 2008, an EIA was carried out to obtain authorization for a redevelopment of the Selkirk Mine. No redevelopment took place and, therefore, the authorization lapsed. Thereafter, TNMC proposed to construct and operate the Selkirk Open Pit Mine within the mine lease area. The Department of Environmental Affairs (DEA), after evaluation of the Project Brief, advised TNMC that an Environmental Management Plan (EMP) should be prepared to guide the implementation of the proposed project. TNMC contracted Sangwenu Engineering & Environmental Consultants to develop an EMP on their behalf.

In 2016, the EMP was compiled for the potential construction and operation of an open pit within the mine lease area. This open pit would extend the life of mine by about five years and would generate 5.0 Mt of end product per annum. The original intention was concentration at the nearby Phoenix mill and the end product would be treated by the BCL Smelter in Selebi Phikwe. In July 2016, the EMP submitted on behalf of TNMC was approved by the DEA in terms of Section 12(1) of the Environmental Assessment Act No. 10 of 2011, reference number DEA/BOD/F/EXT/MNE 030 (13). The DEA used the 2008 EIA as input to the 2016 EMP.

The 2016 authorization was valid for a period of two years, which lapsed in July 2018.

The 2016 EMP was transferred to PNGPL on May 23, 2023 and is valid for ten years under the same terms as the 2016 authorization. Any development not discussed and assessed in the 2016 Statement, or any modification, use of new technology, upgrade or expansion requires a brief to be submitted to the DEA for review. The EMP may be subject to renewal at the end of the ten year period.

# 6.0 Geological Setting, Mineralization, and Deposit

## 6.1 Regional Geology

The Project is located in the eastern part of Botswana, approximately 28 km southeast of city of Francistown (Figure 6-1). This area hosts several intrusive magmatic Ni-Cu-(PGE) sulphide deposits, including the past producing mines at Phoenix, Selebi Phikwe, and Selkirk.

The eastern Botswana Ni–Cu–(PGE) deposits may be subdivided into two groups. The first group of deposits, hosted by the Phoenix, Selkirk, and Tekwane intrusions, occurs within and in the periphery of the Tati greenstone belt. The deposits were discovered in 1968 by TTE, based on mapping and stream sediment geochemistry. The second group of deposits, comprising Phikwe, Dikoloti, Lentswe and Phokoje, are hosted by the Selebi-Phikwe mafic-ultramafic intrusions that occur within gneisses of the Limpopo metamorphic belt approximately 200 km to the south of the Tati belt (Gordon 1973; Baldock et al. 1976). Most of these deposits were discovered by BCL (Bamangwato Concessions) between 1963 and 1966 using soil geochemistry (Maier et al. 2007).

The stratigraphy of the east Botswana mines and deposits consists of major metavolcanic and sedimentary groups. The main lithologies within the Tati greenstone belt consist of lower greenschist to lower amphibolite facies volcanic and sedimentary rocks intruded by granitoids of unknown age (Maier et al., 2007). The volcano-sedimentary succession has been subdivided into three formations: Lady Mary, Penhalonga, and Selkirk Formations that contain a progressively higher proportion of felsic volcanic rocks (Key 1976). At the base, the < 1,600 m Lady Mary Formation consists mainly of altered komatiite and komatiitic basalt and lesser amounts of quartzitic schist, limestone, and iron formation. The overlying > 10 km thick Penhalonga Formation consists of basaltic, andesitic. and rhyolitic volcanic and volcaniclastic rocks, as well as phyllites, black shales, limestones, and jaspilites. This is capped by the Selkirk Formation (> 1 km thick) which consists mainly of dacitic and rhyolitic volcaniclastic rocks and minor amounts of mafic volcanic rocks, quartzites, and quartz-sericite schists. The Selkirk Formation also hosts the Phoenix, Selkirk, and Tekwane metagabbronoritic intrusions and the Sikukwe metaperidotite intrusion (Maier et al., 2007). Van Geffen (2004) dated a gabbro at the Phoenix Mine at 2,703 ± 30 Ma, which places the Tati greenstone belt within the 2.7 Ga Francistown Arc Complex (Carney et al. 1994; McCourt et al. 2004).

Three main deformation events affected the stratigraphy and the emplacement of intrusive units as gabbro and granodiorite, which has implications in the local and regional controls on the Ni-Cu-PGEs mineralization. The first deformation event, $D_1$ is associated with north-northwest to south-southeast oriented principal stress axes, is of brittle-ductile nature, and is evidenced by the occurrence of kilometre scale fold, faults, and shear zones. The second deformation event resulted from northeast-southwest oriented compressional stress and is recognizable by the presence of folded and asymmetric boudinaged quartz veins and faults that crosscut $D_1$ structures. The third deformation created by the minimum northeast-southwest principal stress, $D_3$ produced the fracture, stylolitic cleavages, extensional and columnar joints, which crosscut all the $D_1$ and $D_2$ structures (Dirks 2005).

**Figure 6-1: a) Schematic Map of Limpopo Belt and Adjacent Cratons Showing Studied Localities
b) Geological Map of the Central Portion of the Tati Greenstone Belt Indicating Locality of Phoenix, Selkirk, and Tekwane Deposits**


a
Zimbabwe Craton
Vumba belt
Selkirk Project
Francistown
Tati belt
21°S
Selebi-Phikwe
Zimbabwe
Botswana
South Africa
23°S
0 50 100 150 200 250
Kilometres
Kaapvaal Craton
27° E
29° E
31° E
Zimbabwe craton
Kaapvaal craton
500 km
Legend:
Limpopo Central Zone
Phikwe Complex
Limpopo Northern & Southern Marginal Zone
Kaapv / Zimb Cratons
Francistown Arc Complex
Bulawayan Greenstone Belts
Phanerozoic Cover
Thrust Zone
b
Francistown
N
Zimbabwe
Phoenix
Sikukwe
Selkirk Project
Selkirk
Tekwane
0 2 4 6 8 10
Kilometres
SLR
Legend:
Mafic-ultramafic Intrusions
Selkirk Formation
Penhalonga Formation
Lady Mary Formation
Tonalititc orthogneiss
Tonalitic paragneiss
Tonalitic plutons
Fault
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Schematic Map of Limpopo Belt & Adjacent Cratons (a) and Geological Map of the Central Portion of the Tati Greenstone Belt (b)

**Source: Maier et al., 2007.**

## 6.2 Local Geology

The Tati greenstone belt has a long mining history spanning as far back as ancient copper workings which exploited gossan outcrops of the present operations (Dirks 2005). Two deposits have been exploited by TNMC: one at Selkirk and the other being the Phoenix Mine, located 15 km to north (Figure 6-2). Other associated Ni-Cu prospects in the vicinity of the Project include the Tekwane and Cinderella exploration prospects.

**Figure 6-2: Simplified Geological Map of the Northern Tati Greenstone Belt**


27°45'E
Monarch (Au)
G1
G2
FRANCISTOWN
PHOENIX (Ni-Cu)
ZIMBABWE
0 2 4 6 8 10
Kilometres
Shashe (Au)
Golden Eagle (Au)
Cherished Hope (Au)
21° 15' S
SELKIRK (Ni-Cu)
N
Tekwane (Ni-Cu)
Cinderella (Ni-Cu)
Jims Luck (Au)
Vermarks (Au)
Mupanipani (Au)
Legend:
Last Hope Formation
Penhalonga Formation
Lady Mary Formation
Iron Formation
Tonalite
Adamellite
Tonalitic Gneiss
Tonalitic Gneiss
Monzonitic Gneiss
Metagabbro outcrop interpreted by RDL
Mafic Intrusive interpreted by RDL
Ultramafic Intrusive
Mine
Prospect
Mining Lease Boundaries
Geological Lineaments
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Simplified Geological Map of the Northern Tati Greenstone Belt

**Source: Dirks, 2005; after Key, 1976 and Lewis, 2001.**

## 6.3 Selkirk Deposit Geology

The geology of the Selkirk deposit is characterized by two types of metagabbro units, namely, taxitic and leucocratic porphyritic metagabbro (Maier et al. 2007). The taxitic metagabbro is characterized by Ni-Cu sulphide mineralization of low to high grade, whereas the leucocratic porphyritic gabbro is barren (Carney et al. 1994). Northwest trending Karoo-age dolerite dykes and south trending feldspar porphyries crosscut these metagabbro units. Alteration assemblages consist of epidote-chlorite, fuchsite, and saussurite (Dirks 2005).

The general stratigraphy of the main lithological units of the Selkirk deposit is defined as follows (Figure 6-3):

- Dikgaka metagabbro (Ni-depleted metagabbro in the hanging wall).
- Selkirk metagabbro (taxitic contaminated and Ni-enriched metagabbro).
- Quartz-diorite (footwall basement).
- Penhalonga Formation (andesitic, mafic and ultramafic volcanics that were thrust over the former lithologies along a prominent northwest trending regional thrust zone at the northern border of the Tati greenstone belt) (not shown).

A structural geology study of the area in 2016 discovered numerous faults that have lateral and vertical displacement, resulting in the displacement and movement of bodies of mineralization (WorleyParsons 2016; Figure 6-4). The Selkirk deposit plunges at 25° to the southwest, with a gossanous outcrop located at surface above the underground mine stopes.

**Figure 6-3: Simplified Geology in Longitudinal View Through the Selkirk Deposit**


SW
NE
575031 E
7642045 N
575201 E
7642292 N
575371 E
7642539 N
575541 E
7642787 N
575711 E
7643034 N
1000
900
800
700
600
500
400
0 50 100 150 200 250
Metres
Plan View of
Section Line
Section Line
500 m
N
SLR
Legend:
Dolerite
Felsic Porphyry
Dikgaka Meta-Gabbro
Selkirk Meta-Gabbro
Quartz Diorite
UG Workings (mined out massive sulphides)
Ni% Contours
>0.15%
>0.2%
>0.3%
>0.5%
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Simplified Geology in Longitudinal View Through the Selkirk Deposit

*Source: SLR, 2024.*

**Figure 6-4: Detailed Geological Map of the Selkirk Deposit**


Legend:
Pit Shell Outline
Structural Orientations
Faults & Shears
Fold Axes
Shear Zones
Dolerite Dykes
Diabase
FS Porphyries
Meta-gabbro
Coord System: PCS BOTSWANA BNGRS02 LO27
N
74800
75000
75200
75400
75600
75800
57200
57500
57800
58100
58400
58700
0
100
200
300
400
500
Metres
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Detailed Map of the Selkirk Deposit
SLR

Source: Worley Parsons, 2016.

## 6.4 Mineralization

Two distinct styles of mineralization can be found at Selkirk:

1. Massive-sulphide accumulations within the “keel” of the gabbro intrusion, and along the contacts with the surrounding volcano-sedimentary host rocks.
2. Matrix and disseminated sulphide accumulations as a halo and down dip of the massive sulphide mineralization.

Ni-Cu-PGE mineralization is hosted within pentlandite, pyrrhotite, chalcopyrite, and pyrite (Johnson 1986). PGE mineralization is primarily hosted within Kotulskite (Pd(Te,Bi)), Michenerite ((Pd,Pt)BiTe), and Merenskyite (Pd,Pt)(Te,Bi)2 (SGS, 2024).

The intrusion once hosted a lens of massive sulphide measuring approximately 20 m thick and 200 m long that is mantled by a zone of disseminated sulphides that averages 120 m wide and ranges from approximately 100 m to 150 m thick (Figure 6-5).

Pyrrhotite constitutes up to 90 vol.% of the massive mineralization. Pentlandite occurs as flame-like lamellae and granular aggregates in pyrrhotite. Chalcopyrite predominantly occurs in the disseminated sulphides. Magnetite locally constitutes up to 15% of the opaque fraction, occurring as subhedral grains that may be distinctly rounded. In some cases, pyrite may constitute approximately 5% of the sulphides, forming late-stage veins and euhedral or subhedral crystals. The massive sulphides may also contain distinctly rounded silicate inclusions reminiscent of *durchbewegung* textures (Vokes 1969).

Surface and underground geological mapping, as well as information obtained from historic and current drilling campaigns and surface geophysical surveys, have confirmed the synclinal nature of the massive sulphide body hosted within the surrounding disseminated sulphide halo in the metagabbro (Figure 6-6). The axis of this “syncline” appears to plunge at approximately 20° to 25° to the southwest, which was also confirmed by ground geophysical methods (EM, IP, and resistivity), as well as drilling.

The disseminated sulphide continues down plunge to the southwest beyond the massive sulphide mineralization, and averages approximately 100 m to 150 m in thickness. Fieldwork and studies of the Selkirk drill core indicate that the Selkirk metagabbro is 2.7 Ga (Maier et al. 2007).

**Figure 6-5: Map of Part of the Selkirk Intrusion**


N
0 50 100 150 200 250
Metres
Legend:
Gabbronorite
Dolerite
Porphyry
Gossan
Selkirk Formation
Fault
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Map of Part of the Selkirk Intrusion

**Source: Maier et al., 2007.**

**Figure 6-6: Cross-section Through the Selkirk Deposit**


NW
575322 E
7642871 N
575486 E
7642769 N
SE
575649 E
7642666 N
1000
900
800
700
Legend:
Dolerite
Felsic Porphyry
Selkirk Meta-Gabbro
Quartz Diorite
Disseminated Sulphide
UG Workings (mined out massive sulphides)
Ni% in Drillholes
≥1.00%
>0.5%
>0.3%
>0.2%
>0.1%
≤0.1%
Section Width = 40m
Plan View of Section Line
Section Line
7643250 N
7643500 N
575250 E
N
500 m
0 20 40 60 80 100
Metres
(WGS84 / UTM Z35S)
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Cross-section Through the Selkirk Deposit

**Source: SLR, 2024.**

## 6.5 Deposit Types

The Ni-Cu-PGE sulphide deposits occur in cratons and orogenic belts worldwide (Arndt et al. 2005). Sulphide deposits are broadly classified into two types, hydrothermal and magmatic. The Selkirk deposit belongs to the magmatic type.

Magmatic Ni-Cu sulphide deposits form as the result of segregation and concentration of droplets of liquid sulphide from mafic or ultramafic magma, and the partitioning of chalcophile elements into these from the silicate melt. Sulphide saturation of a magma is not enough in itself to produce economic accumulations of metals. The appropriate physical environment is required so that the sulphide liquid mixes with enough magma to become adequately enriched in chalcophile metals, and then is concentrated in a restricted locality so that the resulting concentration is of economic grade (Naldrett et al. 2004).

Magmatic sulphide deposits are hosted by mafic and ultramafic units, i.e., komatiite, gabbro, gabbronorite, dunite, peridotite, pyroxenite, boninitic, and picritic rocks. Fundamental parameters for the formation of magmatic sulphide deposits include the ability of the mantle melt enriched in chalcophile elements (i.e., Ni, Cu, and PGEs) to interact with sulphur, and reaching sulphide saturation through progressive fractionation, or externally from sulphur rich contact wall rocks such as sediments (Barnes and Maier 1999; Li et al. 2002; Lu et al. 2019). The placement localities such as faults and basins concentrate the sulphide enriched melts, which result in different geometries such as tabular and massive magmatic sulphide bodies. The magmatic sulphide deposits are the most dominant Ni-Cu-PGE type, which include Kabanga in Tanzania, Norilsk Talnakh in Russia, Pechanga in China, Voisey's Bay in Canada, Mount Keith in Western Australia, Bushveld Complex in South Africa, Great Dyke in Zimbabwe, and Selebi Phikwe in Botswana (Barnes and Lightfoot 2005).

The capacity of a magma to form an economic Ni-Cu-(PGE) deposit is controlled mainly by 1) the abundances of metals in the magma; 2) the sulphide saturation state of the magma; and 3) the capacity of the magma to interact with its surroundings. In practice, the ability of magma to interact with wall rocks depends on the nature of the wall rocks, the mode of emplacement, and the composition, temperature, viscosity, and volatile content of the magma itself (Arndt et al. 2005; Lesher et al. 2001).

# 7.0 Exploration

## 7.1 Exploration

Limited exploration has been conducted by or on behalf of PREM. To date, exploration on the Selkirk Mining Licence by the current operator has included the sourcing and digitization of existing historical information, confirmation and re-surveying of 320 drill hole collar locations, channel sampling underground, and undertaking targeted sampling and re-sampling campaigns of historical drilling.

Work on the Prospecting Licences included data compilation, transfer of core from the Phoenix site, target generation, field prospecting, two surface EM surveys, DGPS of drill hole collars, and sampling of two mineralized intervals of 2012 drill holes DRKP001 and DRKP002.

### 7.1.1 Underground Exploration

PREM geologists examined underground workings and confirmed continuous visible sulphides along an exploration drift extending 144 m across the interpreted primary sulphide horizon, in a southwestern direction from the previous mining operations. PREM collected and submitted twenty 10 kg grab samples from this exploration drift for assay to determine the variability in the grade of the mineralization. Results are presented in Table 7-1.

**Table 7-1: Assay Results from Underground Drift at Selkirk**

| SAMPLE ID | Ni (%) | Cu (%) | Co (%) | Pt (g/t) | Pd (g/t) | Au (g/t) | mE | mN | Elevation (m) |
|---|---|---|---|---|---|---|---|---|---|
| TD00826 | 0.323 | 0.411 | 0.004 | 0.124 | 0.494 | 0.035 | 575413.3 | 7642664.3 | 897.4 |
| TD00827 | 0.177 | 0.307 | 0.001 | 0.071 | 0.348 | 0.03 | 575418.0 | 7642666.0 | 897.4 |
| TD00828 | 0.608 | 0.536 | 0.036 | 0.219 | 1.045 | 0.107 | 575422.7 | 7642667.7 | 897.3 |
| TD00829 | 2.34 | 0.201 | 0.132 | 0.568 | 2.44 | 0.011 | 575427.4 | 7642669.5 | 897.2 |
| TD00831 | 0.379 | 0.255 | 0.02 | 0.169 | 0.631 | 0.031 | 575432.1 | 7642671.2 | 897.2 |
| TD00832 | 0.578 | 1.55 | 0.03 | 0.186 | 0.888 | 0.052 | 575436.8 | 7642672.9 | 897.1 |
| TD00833 | 0.564 | 0.675 | 0.03 | 0.131 | 0.874 | 0.067 | 575441.5 | 7642674.6 | 897.0 |
| TD00834 | 0.485 | 0.35 | 0.024 | 0.127 | 0.658 | 0.045 | 575446.2 | 7642676.3 | 897.0 |
| TD00835 | 0.354 | 0.547 | 0.018 | 0.138 | 0.57 | 0.03 | 575450.9 | 7642678.1 | 896.9 |
| TD00836 | 0.638 | 0.306 | 0.032 | 0.213 | 0.857 | 0.03 | 575455.6 | 7642679.8 | 896.9 |
| TD00838 | 0.341 | 0.557 | 0.017 | 0.131 | 0.626 | 0.085 | 575460.3 | 7642681.5 | 896.8 |
| TD00839 | 0.393 | 0.349 | 0.022 | 0.108 | 0.559 | 0.022 | 575465.0 | 7642683.2 | 896.7 |
| TD00840 | 0.333 | 0.292 | 0.015 | 0.068 | 0.503 | 0.036 | 575469.7 | 7642684.9 | 896.7 |
| TD00841 | 0.223 | 0.295 | 0.01 | 0.061 | 0.381 | 0.027 | 575474.4 | 7642686.7 | 896.6 |
| TD00842 | 0.726 | 1.435 | 0.034 | 0.241 | 0.92 | 0.029 | 575479.0 | 7642688.4 | 896.5 |
| TD00844 | 0.369 | 0.273 | 0.015 | 0.278 | 0.961 | 0.06 | 575483.7 | 7642690.1 | 896.5 |
| TD00845 | 0.377 | 0.476 | 0.016 | 0.17 | 0.684 | 0.066 | 575488.4 | 7642691.8 | 896.4 |

| SAMPLE ID | Ni (%) | Cu (%) | Co (%) | Pt (g/t) | Pd (g/t) | Au (g/t) | mE | mN | Elevation (m) |
|---|---|---|---|---|---|---|---|---|---|
| TD00846 | 0.295 | 0.857 | 0.011 | 0.131 | 0.611 | 0.099 | 575493.1 | 7642693.6 | 896.4 |
| TD00847 | 0.071 | 0.099 | 0.001 | 0.028 | 0.205 | 0.023 | 575497.8 | 7642695.3 | 896.3 |
| TD00848 | 0.274 | 0.193 | 0.014 | 0.126 | 0.542 | 0.025 | 575502.5 | 7642697.0 | 896.2 |
| **Average** | **0.492** | **0.498** | **0.024** | **0.164** | **0.740** | **0.046** | | | |

## 7.2 Drilling

The following paragraphs are summarized from G Mining (2023), which in turn were largely taken from Botepe (2013). No drilling has been undertaken by current operator PREM.

### 7.2.1 Summary

Drilling at Selkirk began in 1965 and ended in 2016, with a total of 536 holes drilled. The drilling campaigns completed by previous operators are summarized in Table 7-2 and shown in Figure 7-1.

**Table 7-2: History of Drilling Campaigns at the Selkirk Deposit**

| Company | Years | Description | # Holes | Metres |
|---|---|---|---|---|
| TTE[1] | 1965-1967 | Core not available | 18 | 2,394 |
| Sedge | 1970-1971 | Exploration and Resource Drilling, core destroyed | 117 | 27,378 |
| Morex[1] | 1984 | Metallurgical hole | 1 | 66 |
| Morex[1] | 1987 | Geological confirmation & Metallurgical test work | 2 | 254 |
| TNMC | 2003 | Pre-Collar RC holes to the DSLK001-010 | 9 | 273 |
| TNMC | 2003 | Scout drilling (exploration) | 11 | 5,202 |
| TNMC | 2005-2008 | Delineation drilling | 189 | 51,489 |
| TNMC | 2007 | Data Verification drilling (hole twinning) | 32 | 7,637 |
| TNMC | 2007 | Geotechnical | 24 | 2,935 |
| TNMC | 2007 | Regional Exploration | 9 | 4,333 |
| TNMC | 2016 | HQ metallurgical holes | 11 | 2,952 |
| TNMC | 2016 | HQ hydro holes | 4 | 1,000 |
| TNMC | 2016 | Geotechnical | 2 | 561 |
| TNMC | 2016 | Sterilization holes | 11 | 2,044 |
| TNMC | 2008 | UG Drilled at the exploration drift | 13 | 457 |
| TNMC | 1998-2006 | UG Delineation and Crown Pillar Drilling | 83 | 2,726 |
| **Total** | **Total Diamond and RC Holes** | | **536** | **111,700** |
| | | | | |

| Company | Years | Description | # Holes | Metres |
|---|---|---|---|---|
| TNMC[1] | 2003 | Auger drilling (0.4 m Depth) | 25 | 10 |
| TNMC | 2008 | UG Channel Samples along wall of Exploration drift | 98 | 177 |

Notes:
1. Holes excluded from database.

Details on each drilling campaign are scarce, however, ongoing work on the compilation of the drilling database will likely result in greater confidence in the various drilling campaigns and the pertaining data.

Figure 7-1 shows the drill holes and channel data currently digitized in the drilling database, with the underground workings, lithology, and the current optimized pit shell at 965 m elevation shown for context.

**Figure 7-1: Drill Hole Location Map**


N
+575000 E
+575200 E
+575400 E
+575600 E
+575800 E
+7643200 N
+7643000 N
+7642800 N
+7642600 N
+7642400 N
+7642200 N
Underground workings
Optimized Resource Shell at 965 m Elev
SLR
Legend:
Lithology at 965 m elevation
Overburden
Dolerite Dykes
Felsic Porphyry Dykes
Selkirk Meta-Gabbro
Dikgaka Meta-Gabbro
Quartz Diorite
Drill Hole Type
Surface Drill Hole
Channel Sample
Underground Drill Hole
0 50 100 150 200 250
Metres
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Drill Hole Location Map

Source: SLR, 2024.

### 7.2.2 Historical Drilling

The first drilling campaign at Selkirk was carried out by TTE in 1968. Eighteen diamond drill holes totalling 2,394 m were drilled (Malan 1968), however, these drill holes are not present in the current database.

Since 1970, 518 diamond drill holes (both surface and underground) have been completed at Selkirk for a total of 109,307 m, including 12 holes for metallurgical purposes, four holes for hydrogeology studies, and eleven holes for condemnation purposes. Nine "DSLK-" holes were drilled with RC pre-collars in 2003, assumed to be a cost-saving measure.

The majority of the drilling was aimed at delineating the main deposit along strike and down dip, with a few holes targeting areas away from the deposit.

In addition, 98 underground channel samples were taken along the wall of the underground workings, and 25 shallow auger holes were completed for soil sampling.

A summary of significant historical intercepts beyond the existing Selkirk Mine workings are included in Table 7-3.

**Table 7-3: Summary of Significant Historical Intercepts at Selkirk**

| Hole ID | From (m) | To (m) | Length (m) | Cu (%) | Ni (%) | Co (%) | Au (g/t) | Pt (g/t) | Pd (g/t) |
|---|---|---|---|---|---|---|---|---|---|
| DSLK012 | 77.90 | 210.79 | 132.89 | 0.51 | 0.39 | - | - | - | - |
| DSLK018 | 77.35 | 127.56 | 50.21 | 0.31 | 0.30 | - | - | - | - |
| DSLK018 | 153.49 | 202.33 | 48.84 | 0.31 | 0.27 | - | - | - | - |
| DSLK040 | 112.91 | 152.36 | 39.45 | 0.52 | 0.40 | - | - | - | - |
| DSLK042 | 73.78 | 222.23 | 148.45 | 0.51 | 0.40 | - | - | - | - |
| DSLK048 | 69.78 | 118.97 | 49.19 | 0.33 | 0.26 | - | - | - | - |
| DSLK062 | 60.94 | 114.07 | 53.13 | 0.36 | 0.27 | - | - | - | - |
| DSLK075 | 125.50 | 213.91 | 88.41 | 0.36 | 0.28 | - | - | - | - |
| DSLK076 | 166.79 | 220.95 | 54.16 | 0.42 | 0.32 | - | - | - | - |
| DSLK077 | 92.73 | 99.30 | 6.57 | 6.56 | 1.57 | - | - | - | - |
| DSLK079 | 112.14 | 195.68 | 83.54 | 0.52 | 0.39 | - | - | - | - |
| DSLK081 | 160.58 | 224.32 | 63.74 | 0.36 | 0.27 | - | - | - | - |
| DSLK086 | 135.75 | 235.21 | 99.46 | 0.36 | 0.34 | - | - | - | - |
| DSLK093 | 79.15 | 196.38 | 117.23 | 0.53 | 0.40 | - | - | - | - |
| DSLK099 | 14.00 | 83.62 | 69.62 | 0.38 | 0.32 | - | - | - | - |
| DSLK145 | 228.50 | 339.78 | 111.28 | 0.38 | 0.31 | - | - | - | - |
| DSLK210 | 39.00 | 122.76 | 83.76 | 0.29 | 0.24 | - | 0.05 | 0.12 | 0.56 |
| DSLK211 | 84.52 | 199.78 | 115.26 | 0.66 | 0.42 | - | 0.08 | 0.18 | 0.90 |
| DSLK212 | 83.69 | 211.69 | 128.00 | 0.48 | 0.34 | - | 0.08 | 0.15 | 0.72 |
| DSLK219 | 13.63 | 26.29 | 12.66 | 0.29 | 0.25 | - | 0.08 | 0.10 | 0.48 |

| Hole ID | From (m) | To (m) | Length (m) | Cu (%) | Ni (%) | Co (%) | Au (g/t) | Pt (g/t) | Pd (g/t) |
|---|---|---|---|---|---|---|---|---|---|
| DSLK219 | 45.15 | 54.82 | 9.67 | 0.32 | 0.22 | - | 0.05 | 0.13 | 0.56 |
| DSLK219 | 78.90 | 93.36 | 14.46 | 0.64 | 0.36 | - | 0.07 | 0.15 | 0.61 |
| DSLK226 | 231.17 | 264.34 | 33.17 | 0.47 | 0.40 | - | 0.07 | 0.15 | 0.81 |
| DSLK240 | 127.29 | 207.05 | 79.76 | 0.29 | 0.22 | - | 0.07 | 0.13 | 0.62 |
| DSLK240 | 215.63 | 233.16 | 17.53 | 0.46 | 0.30 | - | 0.10 | 0.14 | 0.80 |
| DSLK253 | 144.59 | 164.78 | 20.19 | 0.30 | 0.23 | - | 0.07 | 0.15 | 0.68 |
| DSLK253 | 195.60 | 221.84 | 26.24 | 0.46 | 0.34 | - | 0.07 | 0.16 | 0.86 |
| DSLK261 | 75.00 | 226.00 | 151.00 | 0.43 | 0.35 | - | 0.10 | 0.16 | 0.75 |
| DSLK269 | 117.00 | 231.00 | 114.00 | 0.39 | 0.33 | - | 0.00 | 0.14 | 0.71 |
| DSLK274 | 125.00 | 193.00 | 68.00 | 0.34 | 0.32 | - | - | - | - |
| DSLK276 | 70.00 | 224.00 | 154.00 | 0.39 | 0.36 | - | 0.00 | 0.16 | 0.76 |

### 7.2.3 Historical Surface Drilling and Core Handling Procedures

#### 7.2.3.1 RC Drilling

RC drilling was used to pre-collar diamond drill holes in 2003. Where sampled, the sample size was one metre, collected in a bag attached to the cyclone and split using a series of riffle splitters to produce two 100 g samples, one for submission to the laboratory and the other as a duplicate reference material. Splitting equipment included a 50/50 Jones riffle and three tier stack of riffle splitters. The sample submitted to the laboratory underwent crushing to 6 mm and milling to 75 µm until an 18 g subsample was extracted for X-ray fluorescence (XRF) and a 50 g subsample was extracted for fire assay for PGEs and Au if the minimum grade threshold for Ni was met.

RC drilling was discontinued at site due to concerns surrounding the sampling method and recovery.

#### 7.2.3.2 Diamond Drilling

Diamond drilling was employed for exploration and resource delineation in the Selkirk deposit. Drilling primarily used NQ (47.6 mm) size core, however, PQ (85 mm) and HQ sized core were used for pre-collaring in unconsolidated sediments, geotechnical studies, and for the collection of metallurgical samples.

**Collar Surveying and Downhole Surveying**

Pre-drill collar positions were located by mine surveyors based on a drill plan issued by exploration geologists, and actual positions were surveyed after drilling using a real time kinematic (RTK) approach.

Downhole surveys were carried out using the Gyro survey tool. This tool was best suited as it remains unaffected by the influence of magnetic rocks.

Core orientation was carried out in most holes using the Ezy-mark system, and later the Ace tool provided by the drilling contractor.

From October 13 to 17, 2022, PNGPL contracted Drysdale and Associates of Francistown, Botswana, to conduct a re-survey campaign of all available drill collars on the Project. Leica GS12 and Leica GS10 GPS Units were used, all with current Leica Blue Certificates. Coordinates were provided in WGS84, UTM zone 35 South, with geoidal heights. Three monuments were located to calibrate the positing, all of which gave precisions with < 50 mm error. Approximately 320 drill holes were re-surveyed.

### Core Logging

Core was metre-marked and logged by the geologist prior to sampling. Detailed logging described and separated all lithological units greater than 40 cm and these were logged as ‘Main’ units. Samples taken in ‘Main’ units were split along lithological boundaries and boundaries defined by percentage of visible sulphide minerals.

### Core Sampling

Samples were marked by geologists for cutting and sampling, and sample lengths set at a minimum of 0.1 m for massive mineralization to 1.0 m for disseminated, low-grade mineralization, with approximately 88% of all samples within the database sampled at or below 1.0 m. This produced samples with weights between 250 g for massive mineralization (0.1 m length and 4.69 g/cm$^3$ rock density) and 2.4 kg for disseminated, low-grade mineralization (1.0 m and 3.01 g/cm$^3$ density). Once appropriately labelled, the samples were sent to the laboratory for assay.

Quality control procedures used were as follows:

- All core was transported to the Phoenix Mine Site, located 15 km north of Selkirk, for logging and sampling and returned to Selkirk for storage.
- Core was logged by trained geologists and samples were selected at the time that the drill hole core was logged.
- Most sample intervals conformed to a minimum of 0.1 m and a maximum of 1.0 m. Sampling took the geological host rock into consideration.
- A continuous saw cut line was made along the drill core.
- Core was cut using a diamond saw, with half of the core sent for analyses and the remaining half returned to the core box for reference purposes.
- A 0.2 m waste sample was taken of the material bounding the mineralized intersections.
- Specific gravity measurements were carried out on all the half drill hole core samples submitted to the laboratory, prior to the crushing stage of sample preparation.
- Samples were dispatched to the laboratory at the Phoenix Mine as a batch of 50 samples of which two of the samples were blank samples, and two were certified reference pulp samples (SARM-7 and GBM396-1).

## 7.2.4 Drilling Campaigns at Selkirk

The SLR QP is of the opinion that the drilling procedures used historically generally align with industry best practice in place at the time, and that the spatial outline of the drilling allows for

interpretation of the geological features. The SLR QP is of the opinion that there are no drilling, sampling, or recovery factors that could materially impact the accuracy and reliability of the results.

At the same time, considerable data compilation and verification efforts are required to improve confidence in the drilling database, including re-entry of original survey information, as well as downhole re-surveying, resampling, and twinning of a selection of drill holes to validate existing locations and results in the database.

## 7.3 Hydrogeology Data

As part of the 2016 BFS by BCL (WorleyParsons 2016), surface hydrological exclusion zones and surface hydrological stormwater management zones were mapped out in support of infrastructure layout. Numerical groundwater modelling in support of pit dewatering was performed.

The SLR QP is not aware of any hydrogeology data on the Selkirk Project.

## 7.4 Geotechnical Data

As part of the 2016 BCL BFS, 96 drill holes were re-logged for structure and a three-dimensional structural model was created in support of pit design and a conceptual strategy for mining around the underground excavations. A geotechnical investigation for ore transport and infrastructure design was also prepared. This work included geotechnical logging of boreholes, point load testing, data capture, and rock mass classification and is detailed in WorleyParsons (2016).

## 7.5 Regional Exploration

The acquisition of the PLs adjacent to the Selkirk Mining Licence in 2010 and 2011 and their subsequent exploration was carried out by TNMC between 2011 and 2014 when it was controlled by Norilsk Nickel. The exploration work is described in Section 5.2.

The area is prospective for Ni-Cu-Co-Au-PGE mineralization, having underlying geology similar to that of the nearby past producing mines: Selkirk, located immediately south of the PLs, and Phoenix, located to the north, as well as Ni-Cu deposits Tekwane and Cinderella.

PREM's work on the PLs has included data compilation, transfer of core from the Phoenix site, target generation, field prospecting, two surface EM surveys, DGPS of drill hole collars, and sampling of two mineralized intervals from 2012 drill holes DRKP001 and DRKP002.

The most prospective target identified to date is Rookoppie, a strong VTEM anomaly coincident with both the presence of gossan and elevated soil geochemistry. Five holes, DRKP001 to DRKP005 targeted the gossan and VTEM anomaly in 2012, intersecting two distinct mineralized horizons. With the purpose of confirming that the anomalies were adequately tested, a surface EM survey was completed and the drill hole collar locations were recorded using a DGPS. The results indicated that the two parallel conductors had been intersected near surface and have significant down dip and strike extents. The drill core was sparsely sampled, and additional sampling was completed in DRKP001 and DKRP002. Assays results returned no significant Ni-Cu-PGEs.

Continued exploration work to evaluate weaker VTEM anomalies and soil anomalies, in particular the area immediately adjacent to the Selkirk deposit and the corridor between the Tekwane Deposit and the past producing Phoenix Mine is recommended.

# 8.0 Sample Preparation, Analyses, and Security

## 8.1 Sample Preparation, Analyses and Security

### 8.1.1 Historical Work

The following sections describe drill hole sample preparation, analysis and security undertaken by former operator TNMC, under ownership of LionOre (2006), Norilsk Nickel (2007-2013), and BCL (2016).

#### 8.1.1.1 Sample Preparation, Analyses and Security

Drill core samples were prepared and analyzed at the Phoenix Mine Laboratory. At the time of preparation and analysis, TNMC owned both the Phoenix Mine and Selkirk and the laboratory was not independent of the operator. From 2011, the Phoenix Mine Laboratory held accreditation with the South African National Accreditation System (SANAS), and with the International Organization for Standardization/International Electrotechnical Commission (ISO/IEC) 17025 for chemical analyses.

**Sample Preparation**

Drill core samples were delivered to the Phoenix Mine Laboratory where they were dried and crushed twice to reach the less than 6 mm size, upon which a 100 g split (duplicate) was taken for milling. The type of splitter used is unknown. This subsample was milled to 80% passing 75 µm. The remaining sample was kept as a duplicate pulp in special sealed envelopes. Both pulp and crushed sample duplicates were returned to the exploration department for storage, and later used within the quality assurance and quality control (QA/QC) program. Results from the laboratory were posted electronically through the LIMS / GBiS system against each sample as per the sample number into a working file where they were validated against lithological logging data; then they were imported into the GBiS database for storage.

**Sample Analysis**

The following sample analysis was undertaken at the Phoenix Mine Laboratory:

- Ni and Cu: XRF
- Pt, Pd, Au: 50 g fire assay

**Bulk Density Determinations**

All diamond drill hole half core samples were analyzed for bulk density using a spring balance on site at Selkirk. The bulk density data was initially captured on paper hard copy, following which it was input into an MS Excel spreadsheet.

The calibration of the spring balance was checked daily prior to any sample analyses. Bulk density data that returned outside of a specific range (2.00 g/cm³ to 5.00 g/cm³) were subsequently investigated and either corrected or discarded from the final dataset.

**Sample Security**

Diamond drill core is stored on site at Selkirk, which is a secure site. Digitally, historical data is disparate and, in some cases, incomplete and while steps are being undertaken by the current operator, a comprehensive data validation work program is required.

### 8.1.2 Current Work

Unsampled intervals of drill core from a total of five historic drill holes from 2016 completed by the former operator of the Selkirk Mine, TNMC, were cut, sampled, and sent for analysis at ALS in Johannesburg, South Africa. Quarter-core was obtained in 2021 using the Phikwe core processing facility. Samples ranged in length from 1.0 m to 1.5 m. Selected results are presented in Table 8-1. In addition, seventeen historical drill holes representing a cross section of holes spatially and temporally were re-sampled using half core. Core was processed at the Selebi North processing facility in 2023.

Analyses for Ni, Cu, and Co were completed using a peroxide fusion preparation and inductively coupled plasma atomic emission spectrometry (ICP-AES) finish (ME-ICP81). Analyses for Pt, Pd, and Au were by fire assay (30 g nominal sample weight) with an ICP-AES finish (PGM-ICP23).

**Table 8-1: Selected Assay Results from Unsampled Historic Drill Core at Selkirk**

| Hole ID | From (m) | To (m) | Length (m) | Ni (%) | Cu (%) | Co (%) | Pt (g/t) | Pd (g/t) | Au (g/t) |
|---|---|---|---|---|---|---|---|---|---|
| DSLK277 | 13.54 | 93.73 | 80.19 | 0.20 | 0.17 | 0.01 | 0.117 | 0.512 | 0.037 |
| Incl. | 164.73 | 207.73 | 43.0 | 0.29 | 0.28 | 0.01 | 0.144 | 0.673 | 0.065 |
| Incl. | 164.73 | 187.73 | 25.0 | 0.32 | 0.32 | 0.01 | 0.172 | 0.764 | 0.068 |
| and | 198.73 | 207.30 | 8.57 | 0.37 | 0.35 | 0.02 | 0.151 | 0.791 | 0.089 |
| DSLK278 | 74.15 | 213.67 | 139.52 | 0.46 | 0.54 | 0.03 | 0.210 | 0.888 | 0.093 |
| Incl. | 126.67 | 150.67 | 24.0 | 0.64 | 0.64 | 0.03 | 0.289 | 1.139 | 0.116 |
| and | 171.67 | 175.67 | 4.0 | 0.90 | 0.58 | 0.05 | 0.373 | 1.664 | 0.096 |
| and | 193.67 | 201.67 | 8.0 | 0.62 | 1.00 | 0.03 | 0.318 | 1.183 | 0.193 |
| DSLK281 | 115 | 229.16 | 114.16 | 0.38 | 0.40 | <0.01 | 0.141 | 0.612 | 0.056 |
| Incl. | 120 | 160.21 | 40.21 | 0.40 | 0.36 | <0.01 | 0.134 | 0.595 | 0.067 |
| and | 172.44 | 191.73 | 19.29 | 0.54 | 0.61 | <0.01 | 0.197 | 0.862 | 0.060 |
| and | 193.67 | 201.67 | 8.0 | 0.62 | 1.00 | 0.03 | 0.318 | 1.183 | 0.193 |
| DSLK282 | 56.85 | 63.85 | 7.0 | 0.21 | 0.26 | <0.01 | 0.080 | 0.376 | 0.041 |
| DSLK283 | 85.16 | 110.78 | 25.62 | 0.25 | 0.28 | 0.01 | 0.125 | 0.594 | 0.046 |
|  | 94.57 | 110.78 | 16.21 | 0.27 | 0.31 | 0.01 | 0.142 | 0.665 | 0.051 |

## 8.2 Quality Assurance and Quality Control

Quality Assurance (QA) is necessary to demonstrate that the assay data has precision and accuracy within generally accepted limits for the sampling and analytical methods used in order

to have confidence in the resource estimation. Quality control (QC) consists of procedures used to ensure that an adequate level of quality is maintained in the process of sampling, preparing, and assaying the drill core samples. In general, QA/QC programs are designed to prevent or detect contamination and allow analytical precision and accuracy to be quantified. In addition, a QA/QC program can disclose the overall sampling – assaying variability of the sampling method itself.

### 8.2.1 Historical Practices and Results

#### 8.2.1.1 QA/QC Protocols

Blank samples and certified reference material (CRM) samples have been inserted regularly at a rate of one per 20 samples within a batch not exceeding 200 samples. CRM samples were chosen based on anticipated nickel content of the proximal mineralized core sample. All QA/QC sample insertions maintain consecutive numerical order. A pulp silica blank was also inserted every 20 samples. All CRMs are certified for nickel and copper and are matrix matched.

QA/QC sample results are reviewed upon receipt by the corporate geology team.

SLR was provided with the QA/QC database dated March 1, 2016, including 19,770 control samples inserted within drill hole samples from DSLK001 to DSLK268 shipped to the Phoenix Mine Laboratory. Additionally, separate QA/QC datasets were derived from five recent surface drill holes (162 control samples), nine underground drill holes (175 control samples), and channels (24 control samples). These datasets encompass blanks, CRMs, pulp duplicates, and check assays analyzed by ALS Global (ALS) in Johannesburg, South Africa. ALS laboratories are certified to ISO/IEC 17025 and ISO 9001 and are independent of PREM.

The following section provides an overview of the QA/QC compilation and discusses the results obtained for nickel, copper, gold, palladium, and platinum.

#### 8.2.1.2 QA/QC Results

The following sections describe results collected by historical operator BCL, and analyzed and presented by the SLR QP.

**Blank**

The regular submission of blank material is used to assess contamination during sample preparation and to identify sample numbering errors. The QA/QC protocol accepts results returning up to 10 times the detection limit as a pass, i.e., 0.01% for Ni and Cu, and 0.01 g/t for Au, Pt, and Pd. A total of 5,693 blank samples were sent for analysis of nickel and copper, and 1,894 of these samples were also analyzed for Au and PGEs (Pd and Pt).

The analysis of blank samples sent to the Phoenix Mine Laboratory, spanning from DSLK001 to DSLK268, reveals low error rates for Ni (0.7%) and Cu (0.6%) (Table 8-2). However, sample contamination issues were observed toward the end of 2006, persisting until late 2007 (see Figure 8-1). Blank assays exhibit higher failure rates for Au (4.0%), Pt (6.5%), and Pd (14%). The observed variability suggests potential issues related to contamination, instrument calibration, precision, or data entry, particularly concerning the PGEs.

All ALS blank assays yielded results below the threshold limit for nickel and copper, with few or no samples showing failures for gold, palladium, and platinum.

**Table 8-2: Summary of the QA/QC on Blanks**

| | Ni (%) | Cu (%) | Pt (g/t) | Pd (g/t) | Au (g/t) |
|---|---|---|---|---|---|
| Mean | 0.01 | 0.00 | 0.04 | 0.12 | 0.03 |
| Minimum | 0 | 0 | 0 | 0 | 0 |
| Maximum | 0.42 | 2.08 | 9.04 | 11.20 | 1.14 |
| Count | 5,697 | 5,693 | 1,886 | 1,894 | 1,882 |
| Fail Count | 17 | 38 | 126 | 262 | 78 |
| % Fail | 0.7% | 0.6% | 6.5% | 14% | 4.0% |

**Figure 8-1: Selkirk Blank Assays (2004-2016) at Phoenix Mine Laboratory**


Ni_pct - Blank - Phoenix Lab
Total Samples: 5693
Total Failures: 40
Failure Rate: 0.70%
Values
Blank Limit
Failures
Ni_pct
Date


Cu_pct - Blank - Phoenix Lab
Total Samples: 5693
Total Failures: 36
Failure Rate: 0.63%
Values
Blank Limit
Failures
Cu_pct
Date


Pt_ppm - Blank - Phoenix Lab
Total Samples: 1886
Total Failures: 124
Failure Rate: 6.57%
Values
Blank Limit
Failures
Pt_ppm
Date


Pd_ppm - Blank - Phoenix Lab
Total Samples: 1894
Total Failures: 266
Failure Rate: 14.04%
Values
Blank Limit
Failures
Pd_ppm
Date


Au_ppm - Blank - Phoenix Lab
Total Samples: 1882
Total Failures: 76
Failure Rate: 4.04%
Values
Blank Limit
Failures
Au_ppm
Date

### Certified Reference Materials

Results of the regular submission of CRMs (standards) are used to identify potential issues with specific sample batches and long-term biases associated with the primary assay laboratory. SLR reviewed the results from nine different standards used between 2005 and 2023, certified for Ni and Cu, with four additionally certified for Pt and Pd.

A total of 11,987 standards were inserted into streams of drilling samples and shipped to the Phoenix Mine Laboratory, whereas 251 standards were inserted into sample streams for ALS, covering five of the most recent drill holes. Failures for standards data are considered by PREM to be values falling outside of three standard deviations (±3SD) from the expected value.

Results listed in Figure 8-3 and plotted in Figure 8-2 (GBM399-1) and Figure 8-3 (GBM396-1) demonstrate the overall good performance for copper and nickel. However, a substantial number of failures occurred in standard GBM396-1 between 2006 and 2008. Further investigation is necessary, as these analyses likely stem from a labelling error or standards mix-up, rather than indicating laboratory failure.

**Table 8-3: Summary of Selkirk Ni-Cu CRM Results at the Phoenix Mine Laboratory**

| | GBM396-1 | | GBM999-1 | | GBM398-5 | | GBM397-8 | | SARM 73 | |
|---|---|---|---|---|---|---|---|---|---|---|
| | Ni | Cu | Ni | Cu | Ni | Cu | Ni | Cu | Ni | Cu |
| Expected Value (%) | 0.214 | 0.287 | 1.173 | 0.044 | 0.194 | 0.122 | 0.132 | 0.144 | 0.215 | 0.102 |
| Mean (%) | 0.22 | 0.30 | 1.16 | 0.04 | 0.17 | 0.13 | 0.15 | 0.15 | 0.22 | 0.11 |
| SD (%) | 0.03 | 0.04 | 0.12 | 0.03 | 0.03 | 0.03 | 0.03 | 0.01 | 0.01 | 0.02 |
| Count | 1,570 | 1,570 | 1,571 | 1,571 | 160 | 160 | 1,402 | 1,402 | 489 | 489 |
| Fail Number | 29 | 38 | 17 | 3 | 4 | 10 | 8 | 10 | 2 | 5 |
| Failures (%) | 2.0 | 2.6 | 1.1 | 0.2 | 2.5 | 6.3 | 0.6 | 0.7 | 0.4 | 1.2 |
| Bias % | 5.0 | 4.4 | -1.1 | 1.4 | -10.5 | 9.6 | 10.7 | 3.3 | 3.5 | 5.6 |

**Figure 8-2: GBM399-1 Control Chart for Ni and Cu at the Phoenix Mine Laboratory**


GBM999-1 - Ni - Phoenix Lab
Ni (pct)
Date
Ni
Mean
Expected Value
+2 SD
-2 SD
+3 SD
-3 SD
Number of Samples: 1571
Expected Value: 1.17
Mean: 1.16
SD: 0.12
Number of Outliers: 17
Bias (%): -1.1
Percentage of Outliers (%): 1.1


GBM999-1 - Cu - Phoenix Lab
Cu (pct)
Date
Cu
Mean
Expected Value
+2 SD
-2 SD
+3 SD
-3 SD
Number of Samples: 1571
Expected Value: 0.04
Mean: 0.04
SD: 0.03
Number of Outliers: 3
Bias (%): 1.4
Percentage of Outliers (%): 0.2

**Figure 8-3: GBM396-1 Control Chart for Ni and Cu at the Phoenix Mine Laboratory**


GBM396-1 - Ni - Phoenix Lab
Ni
Mean
Expected Value
+2 SD
-2 SD
+3 SD
-3 SD
Ni (pct)
Date
Number of Samples: 1570
Expected Value: 0.21
Mean: 0.22
SD: 0.03
Number of Outliers: 32
Bias (%): 5.0
Percentage of Outliers (%): 2.0


GBM396-1 - Cu - Phoenix Lab
Cu
Mean
Expected Value
+2 SD
-2 SD
+3 SD
-3 SD
Cu (pct)
Date
Number of Samples: 1570
Expected Value: 0.29
Mean: 0.3
SD: 0.04
Number of Outliers: 42
Bias (%): 4.4
Percentage of Outliers (%): 2.7

Approximately 40% of the drill holes at Selkirk underwent PGE analysis, starting in 2006. Among the standards containing PGE data, significant negative biases were detected for standards AMIS0061 and AMIS007 analyzed by the Phoenix Mine Laboratory, and some mislabelling is observed as well. To enhance confidence in the drilling database, PREM conducted a drill core re-sampling process, which covered most of the recent drilling campaigns including Ni, Cu, and PGE assays. Results are shown in Table 8-4 and Figure 8-4 (AMIS007).

**Table 8-4: Summary of the Selkirk Ni-Cu-Pt-Pd CRM Results at the Phoenix Mine Laboratory**

| | AMIS0329 | | | | AMIS0093 | | | |
|---|---|---|---|---|---|---|---|---|
| | % Ni | % Cu | g/t Pt | g/t Pd | % Ni | % Cu | g/t Pt | g/t Pd |
| Expected Value | 0.214 | 0.142 | 0.27 | 0.55 | 0.271 | 0.271 | 0.11 | 0.47 |
| Mean | 0.20 | 0.14 | 0.21 | 0.48 | 0.26 | 0.31 | 0.10 | 0.46 |
| SD | 0.00 | 0.01 | 0.04 | 0.07 | 0.01 | 0.02 | 0.02 | 0.08 |
| Count | 3 | 3 | 2 | 2 | 56 | 56 | 56 | 56 |
| Fail Number | 3 | 0 | 0 | 0 | 0 | 9 | 2 | 1 |
| Fail % | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 | 1.8 | 1.8 |
| Bias % | -6.5 | 0.9 | -24.1 | -12.7 | -3.5 | 15.0 | -5.8 | -2.3 |

| | AMIS0061 | | | | AMIS007 | | | |
|---|---|---|---|---|---|---|---|---|
| | % Ni | % Cu | g/t Pt | g/t Pd | % Ni | % Cu | g/t Pt | g/t Pd |
| Expected Value | 3.585 | 1.33 | 0.46 | 3.53 | 0.207 | 0.131 | 2.48 | 1.5 |
| Mean | 2.92 | 0.95 | 0.36 | 2.71 | 0.21 | 0.12 | 1.64 | 1.21 |
| SD | 0.48 | 0.17 | 0.19 | 1.44 | 0.01 | 0.01 | 1.00 | 0.71 |
| Count | 32 | 32 | 32 | 32 | 585 | 585 | 35 | 36 |
| Fail Number | 2 | 5 | 0 | 0 | 7 | 8 | 0 | 0 |
| Fail % | 0.0 | 0.0 | 0.0 | 0.0 | 1.2 | 1.2 | 0.0 | 0.0 |
| Bias % | -18.6 | -28.3 | -22.6 | -23.3 | -0.6 | -4.9 | -33.9 | -19.5 |

**Figure 8-4: AMIS007 Control Chart for Ni, Cu, Pt and Pd at the Phoenix Mine Laboratory**


AMIS007 - Ni - Phoenix Lab
Ni (pct)
Date
0.30
0.25
0.20
0.15
0.10
0.05
0.00
2006-06
2006-07
2006-08
2006-09
2006-10
2006-11
Ni
Mean
Expected Value
+2 SD
-2 SD
+3 SD
-3 SD
Number of Samples: 585
Expected Value: 0.21
Mean: 0.21
SD: 0.02
Number of Outliers: 7
Bias (%): -0.6
Percentage of Outliers (%): 1.2


AMIS007 - Cu - Phoenix Lab
Cu (pct)
Date
0.30
0.25
0.20
0.15
0.10
0.05
0.00
2006-06
2006-07
2006-08
2006-09
2006-10
2006-11
Cu
Mean
Expected Value
+2 SD
-2 SD
+3 SD
-3 SD
Number of Samples: 585
Expected Value: 0.13
Mean: 0.12
SD: 0.01
Number of Outliers: 7
Bias (%): -4.9
Percentage of Outliers (%): 1.2


AMIS007 - Pt - Phoenix Lab
Pt
Mean
Expected Value
+2 SD
-2 SD
+3 SD
-3 SD
Number of Samples: 35
Expected Value: 2.48
Mean: 1.64
SD: 0.99
Number of Outliers: 0
Bias (%): -33.9
Percentage of Outliers (%): 0.0
Pt (ppm)
Date


AMIS007 - Pd - Phoenix Lab
Pd
Mean
Expected Value
+2 SD
-2 SD
+3 SD
-3 SD
Number of Samples: 36
Expected Value: 1.5
Mean: 1.21
SD: 0.7
Number of Outliers: 0
Bias (%): -19.5
Percentage of Outliers (%): 0.0
Pd (ppm)
Date

### 8.2.2 Current Work

#### 8.2.2.1 PREM Sampling Program

Between 2021 and 2023, a total of 56 standards were introduced by PREM during the re-sampling campaigns. QA/QC samples consisting of certified blanks and matrix-matched Ni-Cu standards were inserted into the sample stream at a rate of one in every 20 regular samples,

supporting the sampling of five drill holes found by PREM onsite to have been drilled in 2016 and not sampled.

### Standards

Notably, failures were minimal, and ALS demonstrated good accuracy for Ni, Cu, PGE, and Au, with biases ranging from -5.2% to 4.3% (Table 8-5). However, due to the limited number of samples, the SLR QP was not able to observe emerging trends. These 56 standards cover only five drill holes, and additional re-sampling campaigns were deemed necessary for comprehensive findings.

**Table 8-5: Summary of the Selkirk Ni-Cu-Pt-Pd CRM Results at ALS**

| | AMIS0061 | | | | AMIS0060 | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | % Ni | % Cu | g/t Pt | g/t Pd | % Ni | % Cu | g/t Au | g/t Pt | g/t Pd |
| Expected Value | 3.59 | 1.33 | 0.46 | 3.53 | 0.32 | 0.33 | 0.06 | 0.19 | 0.73 |
| Mean | 3.46 | 1.26 | 0.47 | 3.62 | 0.32 | 0.34 | 0.06 | 0.20 | 0.74 |
| SD | 0.23 | 0.10 | 0.02 | 0.16 | 0.02 | 0.02 | 0.01 | 0.01 | 0.03 |
| Count | 23 | 23 | 23 | 23 | 33 | 33 | 31 | 31 | 31 |
| Fail Number | 1 | 1 | 0 | 0 | 0 | 0 | 2 | 0 | 0 |
| Fail % | 4.3 | 4.3 | 0.0 | 0.0 | 0.0 | 0.0 | 6.5 | 0.0 | 0.0 |
| Bias % | -3.6 | -5.2 | 2.7 | 2.6 | 0.9 | 2.4 | 0.9 | 4.3 | 1.3 |

### Pulp Duplicates

Pulp duplicates were inserted at every tenth sample. The same pulp as the original sample was used for the pulp duplicate samples. The results were plotted against original samples to check for precision in sample repeatability. General industry practice for base metals is for results of approximately 90% of pulp duplicates to be within ±10% precision.

For Ni analysis, approximately 90% of the duplicate samples had a relative difference of less than 10% compared to the original samples, with a correlation coefficient of 0.97, indicating good repeatability. In the case of Cu pulp duplicates, approximately 86% of the duplicates fell within the 10% precision threshold, with a correlation coefficient of 0.94, also suggesting strong repeatability.

For Pt, Pd, and Au, the repeatability was significantly lower. The correlation coefficients for these elements were significantly low, particularly for Pt and Au. Detailed statistics for duplicate versus original samples across all elements are summarized in Table 8-6 and scatter plots for all elements are shown in Figure 8-5.

**Table 8-6: Duplicate vs. Original Statistics for All Elements**

| | | % Ni | % Cu | g/t Pt | g/t Pd | g/t Au |
|---|---|---|---|---|---|---|
| | No. Duplicate Pairs | 8,292 | 8,291 | 3,388 | 3,400 | 3,399 |
| | % Below 10% | 90% | 86% | 48% | 57% | 41% |
| | R squared | 0.979 | 0.935 | 0.121 | 0.582 | 0.115 |

| | | % Ni | % Cu | g/t Pt | g/t Pd | g/t Au |
|---|---|---|---|---|---|---|
| Original | Min | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 |
| Dup | Min | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 |
| Original | Max | 8.41 | 30.3 | 8.41 | 11.7 | 8.4 |
| Dup | Max | 7.77 | 30.8 | 19.0 | 13.9 | 5.4 |
| Original | Average | 0.17 | 0.2 | 0.10 | 0.36 | 0.06 |
| Dup | Average | 0.17 | 0.2 | 0.09 | 0.37 | 0.05 |

**Figure 8-5: Scatter Plots of Pulp Duplicate Samples**


% Nickel
% Copper
g/t Pt
g/t Pd
Duplicate
Original
Data Points
y=x
+10% limit
-10% limit

**g/t Au**


Data Points
y=x
+10% limit
-10% limit
Duplicate
Original

### 8.2.2.2 Check Assays

In 2021, 57 drill core samples from DSLK278 were analyzed for Ni and Cu at SGS prior to preparing composite samples as part of a metallurgical study. Sample pulps were then sent to ALS for a full analysis. Results for Ni and Cu compared well, except for two interchanged samples.

### 8.2.2.3 Re-assay Program

In 2022, as part of the data verification exercise undertaken on behalf of G Mining in support of the 2023 NI 43-101 Technical Report, 115 quarter core duplicate samples were taken to validate primary laboratory results from the Phoenix Mine Laboratory, spanning five drill holes: DSLK014, DSLK083, DSLK207, DSLK213, and DSLK224. Drill holes were chosen for their spatial representativeness. These samples were shipped to ALS in South Africa and compared back to the original sample result, yielding correlation coefficients of 0.84 for both Ni and Cu, 0.5 for Au, 0.4 for Pt, and 0.6 for Pd. As observed in Figure 8-6, the results indicate strong correlations for Ni and Cu, and poor repeatability for all other analytes. Following these results, and in consultation with PREM, SLR recommended PREM submit additional samples to complement this analysis, and to use half core samples instead of quarter core.

**Figure 8-6: Check Assay Scatter Plots for Ni, Cu, Pt, Pd, and Au: Phoenix Mine Laboratory vs. ALS**


% Nickel
ALS
Phoenix
% Copper
ALS
Phoenix
g/t Pt
ALS
Phoenix
g/t Pd
ALS
Phoenix
g/t Au
ALS
Phoenix

#### 8.2.2.4 Expanded Re-assay Program

Expanding on the initial data verification work completed by G-Mining and SLR, a total of seventeen drill holes were selected from the remaining core fractions, and 3,699 samples were re-assayed for copper, nickel, gold, PGEs (Pd, Pt), and cobalt by ALS. The re-assay program included 163 blanks, 153 standards, and 327 coarse duplicates to ensure the quality of the new assay results, accounting for approximately 17% of the total samples re-assayed. A very small number of re-sample results were received in late October and are not included in the MRE or the re-assay analysis. They are not expected to alter the findings of this work.

**Control Samples**

SLR conducted a thorough cross-check and confirmed that the original certificate values were accurately reflected in the new assay table, with no discrepancies noted. The control samples were evaluated to ensure the new assays were free of contamination or significant bias that could affect the re-assay results. The following conclusions were drawn from the QC checks:

- Blanks: Reviewed following ten times the detection limit; no samples exceeded the threshold limit, indicating no contamination during preparation or analysis for all elements.
- Standards: The standards CFRM-102, CRFM-101, and CRFM-100 showed good performance by ALS, with biases below 5% and a controlled number of outliers. PREM continuously monitored emerging biases and failures, requesting laboratory reruns when standards significantly exceeded the pass/failure criteria: 'EV ± 3SD' along with affected shoulder samples.
- Coarse Duplicates: Displayed good correlations and statistically similar results between pairs, ensuring proper procedures were followed during laboratory preparation for all elements.
- Pulp Duplicates: A set of 93 pulp duplicates were selected and prepared to be sent to an umpire laboratory, with results pending at the time of review.

**Comparison of Re-assay and Original Results**

The comparison between re-assayed drill holes and original drill hole results yielded the following insights (Table 8-7 and Figure 8-7):

- Nickel and Copper: The data exhibits a strong positive correlation, with coefficients consistently exceeding 0.82.
- Platinum and Palladium: Correlation analysis indicates moderate relationships, with values ranging from 0.5 to 0.7.
- Palladium Re-assay Analysis: A focused review of palladium re-assay results shows a minor difference of approximately 2% compared to original assays for samples within the 0.1 ppm to 1.2 ppm Pd range. For samples exceeding this range, the mean variation increases, reaching up to 15%.
- Platinum Re-assay Analysis: Similarly, for platinum, the re-assayed mean deviates by approximately 4.9% from the original assays for samples in the 0.03 ppm to 0.2 ppm Pt range. Beyond this range, the variation is approximately 7%.
- Gold Re-assay Analysis returned a poor correlation of 0.2.

The re-assayed samples corroborate the initial findings for nickel and copper, confirming a strong correlation where the original quality controls exhibited satisfactory performance for these elements. The moderate correlations observed for PGEs imply that the primary assays, which were previously identified to have suspect QA/QC outcomes (Section 8.2.1) should be substituted with these re-assayed values. In addition, analytical results from PREM re-sampling showed higher PGE values compared to historical results.

**Table 8-7: Comparison Statistics for Cu, Ni, Pt, Pd, and Au: Original vs. Re-assays**

| Element | Cu (%) | Ni (%) | Pt (g/t) | Pd (g/t) | Au (g/t) |
|---|---|---|---|---|---|
| Count of pairs | 2978 | 2997 | 950 | 964 | 943 |
| **Mean_or** | **0.292** | **0.233** | **0.105** | **0.470** | **0.065** |
| **Mean_dp** | **0.287** | **0.246** | **0.114** | **0.494** | **0.051** |
| Max_or | 5.572 | 3.217 | 1.033 | 8.412 | 1.33 |
| Max_dp | 4.44 | 2.87 | 1.416 | 8.939 | 0.969 |
| Min_or | 0 | 0.001 | 0.001 | 0 | 0.003 |
| Min_dp | 0.001 | 0.001 | 0.002 | 0 | 0 |
| Median_or | 0.234 | 0.19 | 0.087 | 0.383 | 0.047 |
| Median_dp | 0.232 | 0.209 | 0.097 | 0.394 | 0.036 |
| Q3_or | 0.372 | 0.289 | 0.132 | 0.592 | 0.074 |
| Q3_dp | 0.366 | 0.316 | 0.145 | 0.615 | 0.056 |
| Std_or | 0.288 | 0.235 | 0.087 | 0.483 | 0.087 |
| Std_dp | 0.272 | 0.203 | 0.099 | 0.506 | 0.069 |
| CoefVar_or | 98.84 | 100.724 | 82.674 | 102.858 | 132.926 |
| CoefVar_dp | 94.883 | 82.28 | 86.168 | 102.341 | 134.644 |
| **Correlation** | **0.814** | **0.822** | **0.595** | **0.739** | **0.198** |

Notes:
1. Or: Original assay
2. Dp: Duplicate assay
3. Units where applicable.

**Figure 8-7: Comparison Q-Q Plots and Scatter Plots for Ni, Cu, Pt, and Pd: Original vs. Re-assays.**

| QQ Plot - % Ni | Scatter Plot - % Ni |
|---|---|


Old Assay Vs Reassay Q-Q Plot (Ni_pct)
Percentiles
y=x
pct Ni Re Assay
pct Ni Old Assay
0.010
0.100
1.000


Scatter Plot in Log Scale (Ni_pct)
x=y
pct Ni Re Assay
pct Ni Old Assay
$10^{-2}$
$10^{-1}$
$10^{0}$

| QQ Plot - % Cu | Scatter Plot - % Cu |
|---|---|


Old Assay Vs Reassay Q-Q Plot (Cu_pct)
Percentiles
y=x
pct Cu Re Assay
pct Cu Old Assay
0.010
0.100
1.000


Scatter Plot in Log Scale (Cu_pct)
x=y
pct Cu Re Assay
pct Cu Old Assay
$10^{-2}$
$10^{-1}$
$10^{0}$

| QQ Plot – g/t Pt | Scatter Plot – g/t Pt |
| --- | --- |
|  |  |

Old Assay Vs Reassay Q-Q Plot (Pt_ppm)
Percentiles
y=x
ppm Pt Re Assay
ppm Pt Old Assay

Scatter Plot in Log Scale (Pt_ppm)
x=y
ppm Pt Re Assay
ppm Pt Old Assay

| QQ Plot – g/t Pd | Scatter Plot – g/t Pd |
| --- | --- |
|  |  |

Old Assay Vs Reassay Q-Q Plot (Pd_ppm)
Percentiles
y=x
ppm Pd Re Assay
ppm Pd Old Assay

Scatter Plot in Log Scale (Pd_ppm)
x=y
ppm Pd Re Assay
ppm Pd Old Assay

## 8.3 Silicate Nickel Investigation

The proportion of nickel at Selkirk reporting from silicates was investigated in three holes by Gipronickel Institute in 2012 through analysis of 23 samples ranging in total nickel grades of 0.18% to 1.08% (G-Mining 2023). Assuming all non-sulphide nickel is silicate nickel, the small sample set indicated that, on average, 9% of the total nickel was from silicates, with a total range of silicate nickel of 0% to 22%. There seemed to be some correlation between higher

silicate nickel proportion and lower nickel grades, however, the sample set was too small to be conclusive.

In 2021, SGS analyzed for nickel in sulphide as part of metallurgical studies. The two composite samples (LG: 0.44% NiT; HG: 0.77%NiT) reported silicate nickel to form 6% and 3% of the total nickel, respectively (G-Mining 2023).

In 2024, as part of the re-sampling program, PREM submitted 36 samples for sulphide nickel (Ni% (S) or NiS) analysis to be compared alongside total nickel values (Ni% (T) or NiT). The data, in Figure 8-8, show good correlation between the sulphide and total nickel values, though some samples reported NiS values higher than NiT. Considering the samples with NiT ≥ 0.1% and NiT>NiS, results suggest that the extent to which silicate nickel informs the NiT value is 5%, with a total range of silicate nickel of 0% to 17%; however, this finding is limited to a smaller sample set of twelve, and results continue to be inconclusive. As metallurgical testing progresses at the Project, SLR recommends that PREM continue to explore the impact of silicate nickel in the nickel analytical results at the Project.

**Figure 8-8: Scatter Plots Comparing Total and Sulphide Nickel**

| Zoomed in | All samples |
| --- | --- |


Ni(S) vs Ni(T)
R² = 0.9878
Ni % (S)
Ni % (T)
Ni(S) vs Ni(T)
R² = 0.9878
Ni % (S)
Ni % (T)

## 8.4 QP Comments

### 8.4.1 Sample Preparation, Analyses, and Security

In the SLR QP's opinion, the sample preparation and analytical procedures of most drill holes for nickel, copper, palladium, and platinum are acceptable to support an Inferred Mineral Resource estimate.

Diamond drill core is stored on site at Selkirk , which is a secure site, in the SLR QP's opinion.

Digitally, historical data is disparate and, in some cases, incomplete and while steps are being undertaken by the current operator, a comprehensive data validation work program is required.

### 8.4.2 QA/QC

Based on the SLR QP's review of QA/QC results, copper and nickel have shown acceptable performance at the Phoenix Mine Laboratory.

Significant accuracy and precision issues were identified at the Phoenix Mine Laboratory for the precious metals (Pt, Pd, Au). Most standards returned values significantly lower than their certified values, suggesting accuracy issues and potential cases of mislabelling or standard mix-ups.

To enhance confidence in the data, PREM conducted a re-assay program on the remaining split drill core from seventeen historical drill holes, analyzing them for nickel, copper, palladium, and platinum. These samples, along with quality control samples, were shipped to ALS for analysis, yielding the following results:

- The re-assay QA/QC program demonstrated robust quality control across various checks. No contamination was detected, and the standards showed consistent performance with minimal biases. Duplicate samples confirmed the reliability of the procedures.
- The re-assayed samples confirm the initial findings for nickel and copper, showing strong correlations and satisfactory quality controls.
- For PGEs, the moderate correlations and optimal re-assay QA/QC results suggest that the re-assayed values should replace the original assays due to previously identified QA/QC issues. A low bias was observed in samples analyzed at the Phoenix Mine laboratory.

### 8.4.3 Silicate Nickel

- Considering the PREM samples with NiT ≥ 0.1% and NiT>NiS, results suggest that the extent to which silicate nickel informs the NiT value is 5%, with a total range of silicate nickel of 0% to 17%. This finding is limited to a small sample set of twelve, and results continue to be inconclusive.
- As metallurgical testing progresses at the Project, SLR recommends that PREM continue to explore the impact of silicate nickel in the nickel analytical results at the Project.

# 9.0 Data Verification

## 9.1 SLR Site Verification Procedures

A site visit to the Project was conducted by an SLR Principal Resource Geologist and an SLR Associate Resource Geologist on May 14, 2024.

While on site, the SLR QP visited the core storage facility, reviewed core spatially representative of the Selkirk gabbro, and carried out a site tour, visiting the gossanous outcrop, the Selkirk ramp, ore and waste piles on surface relict of the historical underground development, and office buildings.

No active drilling was being carried out during the site visit. PREM is yet to conduct a drilling campaign at Selkirk.

### 9.1.1 Confirmation of Mineralized Intercepts

While on site, the SLR QP reviewed drill core from mineralized intercepts and its immediately adjacent core against paper copies of the analytical results:

Nickel and copper analytical results were observed to pair with visible sulphides and observed to correlate with presence of chalcopyrite (Cu) and pyrrhotite and pentlandite (Ni).

At the core storage facility, many drill hole numbers were noted and accounted as present within the Selkirk database.

### 9.1.2 Verification of Collar Coordinates

Drill hole coordinates are tabulated below (Table 9-1) and show the historic coordinates taken using a differential GPS survey, carried out by Drysdale and Associates, compared to the GPS coordinates from the 2024 site visit taken using a handheld Garmin Etrex 10 GPS (accurate to within 15 m). The check GPS positions compare well with the Drysdale DGPS Survey positions.

**Table 9-1: Verification of Collar Coordinates**

| Hole ID | DGPS Easting | DGPS | DGPS Elevation | Site Visit GPS Easting | Site Visit GPS Northing | Site Visit GPS Elevation |
|---|---|---|---|---|---|---|
| DSLK018 | 575402.31 | 7642550.65 | 988.07 | 575399 | 7642546 | 984 |
| DSLK051 | 575403.47 | 7642529.04 | 987.46 | 575401 | 7642523 | 996 |
| DSLK081 | 575355.13 | 7642563.89 | 988.56 | 575351 | 7642559 | 998 |
| DSLK240 | 575373.69 | 7642511.22 | 988.21 | 575373 | 7642508 | 996 |

### 9.1.3 Verification of Analytical Data

An initial validation was conducted on the historical data comprising the assay file with 95,476 samples. Out of these, 17 original ALS certificates matched the DSLK drill holes, resulting in a total of 1,902 assay samples. Additionally, 20 channel samples were located and compared to their original ALS certificates. In total, 1,922 samples were compared against available certificates by the QP, accounting for 2% of the total number of samples.

During the validation, drill holes DSLK008 to DSLK010, DSLK278, and DSLK281 to DSLK283, along with 20 channels (PNR-21-CHIP001 to PNR-21-CHIP020), were validated for Ni, Cu, Co, Au, Pt, and Pd. No discrepancies were found during the comparison process. However, sample ID duplications were detected in different drill holes with different grades. The QP recommends adding a suffix to distinguish between duplicate sample IDs to prevent future grade discrepancies.

A second analytical data validation was performed on the re-assay program from seventeen drill holes. The original certificate values were accurately reflected in the new assay table, with no discrepancies noted. This resulted in 3,056 assays being compared against their original certificates from ALS for the elements Ni, Cu, Co, Au, Pt, and Pd.

The QP is of the opinion that although no discrepancies were detected during the cross-check process, the limited number of certificates available during the initial review was supplemented by the re-assay program. This program not only confirmed the initial grades of Cu and Ni and complemented the PGE grades but also increased the materiality support information of the drill holes up to 5%, based on the overall rate of review between the initial and second analytical databases.

### 9.1.4 SLR Data Verification Conclusions and Recommendations

The PREM Project team continues to collect, compile, review, and validate technical data relevant for the Project. The SLR QP is of the opinion that database verification procedures for the Selkirk Project comply with industry standards and are adequate for the purposes of Mineral Resource estimation.

The SLR QP is of the opinion that the historical drill hole database and current re-sampling work is suitable to support Inferred Mineral Resource estimation work. The SLR QP recommends that PREM continue its validation program and work towards a comprehensive and validated drill hole database and support information as they progress and advance the deposit.

# 10.0 Mineral Processing and Metallurgical Testing

The Selkirk Mine was commissioned in 1989 with massive sulphide material being trucked directly to the BCL furnace for smelting with no upgrading at a concentrator. Mining ceased in 2002 when the massive sulphides were exhausted, leaving behind a deposit described as being highly disseminated. The main objective of the metallurgical test work since 2005 has been to optimize the processing of the disseminated mineralization.

Although it was deemed possible to produce separate nickel and copper concentrates, the nickel concentrate was low grade, hence most studies focused on the production of a bulk nickel-copper concentrate that would meet the specifications of the BCL smelter in Phikwe. Historical testing tracked PGE content but did not focus on the optimization of PGE recoveries.

The BCL Smelter in Phikwe is no longer operational and, in 2021, prior to acquiring the Selkirk Project, PREM conducted a metallurgical test program to assess if marketable separate copper and nickel concentrates could be produced at acceptable recovery levels.

Historical metallurgical testing and the 2021 PREM test work was covered extensively by G Mining in its 2023 report.

In 2023, additional investigations were undertaken by PREM that were not covered by G Mining, including study programs undertaken by different agencies to investigate various conceptual process options for the Project, including:

- Ore Sorting Test Work - Stark Resources GmbH (Stark) in Schleswig-Holstein, Germany studied pre-concentration methods to upgrade the Selkirk material (Stark 2024).
- Flotation Test Work - SGS Natural Resources (SGS) in Lakefield, Ontario, Canada tested samples from the Selkirk deposit with the following objectives (SGS, 2024):
    - Evaluate the established flowsheet on Selkirk tenor variability samples which were representative of the cut-off grades of historical mineral resources. Four tenor samples (MG_HT, LG_HT, MG_LT, and MG_MT) from the Selkirk deposit were used for this purpose.
    - Explore options to improve nickel recovery and to generate concentrates for downstream hydrometallurgical testing, however, PREM is not currently considering hydrometallurgical processing options for the Selkirk Project. The remaining composite samples from the 2021 SGS test program were used for testing, including the Selkirk LG Comp and MG Comp composite samples.
- DRA Projects (PTY) Ltd. (DRA) was engaged by PREM to prepare a Front End Solutions (FES) conceptual study for the Selkirk Project, including various process options for concentrate production and processing (DRA 2023).
- Based on the results from these preliminary studies and historical data analyses, PREM conceptualized a treatment process that included ore sorting and flotation of a bulk concentrate product for sale and estimated the copper and nickel recoveries.

In 2024, PREM contracted Flowsheets Metallurgical Consulting Inc. (FMCI) to review previous SGS data generated from four tenor samples (MG_HT, LG_HT, MG_LT, and MG_MT) from the Selkirk deposit which used the Gipro process flowsheet to produce a bulk concentrate (FMCI 2024). FMCI stated that this flowsheet had delivered the highest nickel recovery in previous testing and thus, modelled the separation of copper and nickel concentrates using MS Excel.

The report sections below briefly describe the work undertaken for the Project in support of the current conceptual treatment process and simulations to produce two concentrates.

## 10.1 Pre-concentration Test Work

Stark in Schleswig-Holstein, Germany conducted some preliminary amenability test work for PREM on pre-concentration methods (Stark 2024). X-ray Transmission (XRT) sorting technology was evaluated to determine the effectiveness on Selkirk feed samples and to identify whether different lithologies could be detected. Test work focused on separating the minerals from waste materials. The following information is largely taken from a report prepared by Stark.

Samples of Selkirk material were sent to Stark's facilities in South Africa by PREM. Stark did not provide any information describing how the Selkirk samples were originally collected by PREM or the sample locations. After breaking the larger rock samples with a hammer and chisel, a Stark geologist hand-selected rock samples based on the lithologies represented in terms of mineralogy and size. Different rocks were glued onto a test sheet, packaged, and sent to the test facility at RWTH Aachen University in Germany. At the test facility, static scans were taken of the different lithology samples to determine whether the sorting algorithm could distinguish the different lithologies based on PREM data. Figure 10-1 shows the test sheets and the scanning unit.

**Figure 10-1: Scanning Unit and Test Sheets Mounted with Selkirk Materials**



The laboratory scale sensor showed that the average densities of all lithologies were distinct, except for some particles in the low grade disseminated material and the footwall waste which had similar densities.

Testing with an industrial scale sensor confirmed the results obtained with the lab scale sensor and the results are shown in Table 10-1. Among the five lithologies tested, none had significant overlapping densities. The industrial sensor was able to classify 98.8% of the rock particles correctly as either product or waste.

**Table 10-1: Summary of the XRT Scan Results**

| Column Number | Lithology Description | Lithology Classification (Product/Waste) | Product | Waste | Indicated Separation Efficiency (%) |
|---|---|---|---|---|---|
| 1 | Low Grade Disseminated | Product | 18 | 0 | 100 |
| 2 | Massive Sulphide | Product | 18 | 0 | 100 |
| 3 | Hanging Wall Waste | Waste | 0 | 18 | 100 |
| 4 | Footwall Waste | Waste | 1 | 17 | 94 |
| 5 | Disseminated | Product | 18 | 0 | 100 |
| **Total** | | | | | **98.8** |

Overall, the XRT scanning results demonstrated the efficacy of the technology in classifying the Selkirk samples as product or waste based on the atomic density profiles of the rocks scanned. Based on the preliminary test work results, Stark recommended additional work on comminution analysis and modelling, bulk sorting test campaign with larger samples, and economic modelling of the flowsheet options.

No grades of products are available.

## 10.2 2023 SGS Test Work Program

The main objectives of the 2023 SGS test work program for the Selkirk samples were as follows:

- Evaluate the established flowsheet on Selkirk tenor variability samples which were representative of cut-off grades of historical mineral resources.
- Explore options to improve nickel recovery and to produce copper and nickel concentrates for hydrometallurgical testing through 10 kg locked cycle tests (LCT).

Information in this section has largely been extracted from the 2024 SGS Report.

### 10.2.1 Selkirk Variability Samples

#### 10.2.1.1 Sample Selection and Preparation

A summary of the as-received samples and weights are presented in Table 10-2. The four tenor samples are referred to by their acronyms. For example, MG_HT represents a sample with moderate grade and high tenor; LG_HT is low grade and high tenor.

**Table 10-2: As Received Selkirk Samples and Weights**

| Sample ID | Hole ID | Level, m | | New Sample ID | Client Mass kg (dry) | SGS Mass kg (dry) | Ni Tenor |
|---|---|---|---|---|---|---|---|
| | | From | To | | | | |
| MG_HT | DSLK277 | 52.73 | 77.73 | TD00879 to TD00903 | 50.7 | 50.2 | 6.4 to 11.5 |
| | | 77.73 | 93.73 | TD00956 to TD00971 | 29.2 | 29.0 | 5.4 to 8.7 |
| LG_HT | DSLK277 | 97.73 | 125.73 | TD00904 to TD00931 | 55.4 | 54.8 | 5.2 to 11.9 |
| | | 131.73 | 144.73 | TD00972 to TD00984 | 26.3 | 25.9 | 5.0 to 7.3 |
| MG_LT | DSLK281 | 223.28 | 248.49 | TD00932 to TD00955 | 52.8 | 52.0 | 2.2 to 3.7 |
| | | 93.98 | 115.00 | TD01000 to TD01220 | 46.5 | 46.3 | 3.2 to 3.9 |
| MG_MT | DSLK283 | 30.49 | 57.56 | TD00854 to TD00878 | 56.5 | 56.5 | 4.6 to 9.0 |
| | | 57.56 | 73.56 | TD00985 to TD00999 | 33.4 | 33.3 | 3.3 to 7.1 |

The four tenor samples were prepared for comminution and flotation test work. Each sample was crushed to a nominal 1 in. (25 mm) size and 30 kg of sample were stored for comminution work; the remaining sample was stage crushed to – 10 mesh (1.7 mm) then rotary split into 2 kg test charges. Approximately 100 g to 200 g was split out and pulverized for assaying.

For the comminution work, 5 kg were used for the Abrasion Index test and the remaining sample was stage crushed to minus 0.5 in. (12.7 mm). A 15 kg subsample was submitted for Bond Rod Mill grindability testing and a 10 kg sample was stage crushed to minus 6 mesh (3.35 mm) for Bond Ball Mill grindability testing.

Selkirk samples HG Comp and LG Comp from the previous test campaign (2021 SGS Project #18559-01) were also stage crushed to minus 10 mesh, homogenized, and split into 10 kg test charges. Equal quantities of HG Comp and LG Comp were blended to create the MG Comp sample for testing.

#### 10.2.1.2 Feed Characterization

A summary of feed assays and hardness characteristics of the four tenor samples is provided in Table 10-3. The head grades varied from 0.11% Cu to 0.22% Cu and 0.15% Ni to 0.23% Ni. The proportion of nickel present as sulphide was approximately 91% for MG_LT and approximately 84% for the other three samples. Comminution testing revealed the tenor samples to be hard to vary hard and low to medium abrasiveness.

**Table 10-3: Head Assay and Hardness of Selkirk Tenor Samples**

| | Analysis | Unit | MG_HT | LG_HT | MG_LT | MG_MT |
|---|---|---|---|---|---|---|
| Chemical Analysis | Cu | % | 0.19 | 0.11 | 0.22 | 0.20 |
| | Ni | % | 0.23 | 0.15 | 0.21 | 0.21 |
| | Ni(s) | % | 0.19 | 0.13 | 0.19 | 0.17 |
| | Au | g/t | 0.02 | 0.02 | 0.03 | < 0.02 |
| | Pt | g/t | 0.09 | 0.05 | 0.09 | 0.09 |
| | Pd | g/t | 0.39 | 0.29 | 0.34 | 0.44 |
| | Fe | % | 6.77 | 0.29 | 8.6 | 7.34 |
| | S | % | 1.12 | 0.88 | 2.44 | 1.41 |
| | Co | g/t | 103 | 90 | 134 | 108 |
| | Si | % | 19.9 | 20.0 | 19.1 | 21.1 |
| | Ai | % | 9.55 | 9.71 | 9.22 | 8.71 |
| | Mg | % | 6.59 | 6.57 | 5.78 | 5.97 |
| Comminution | Ai | | 0.33 | 0.24 | 0.20 | 0.30 |
| | RWI | kWh/t | 21.5 | 21.6 | 20.3 | 22.0 |
| | BWI | kWh/t | 19.3 | 19.5 | 17.7 | 19.4 |

Note:

1. Ai – Abrasion Index, RWI – Bond Rod Mill Work Index, BWI – Bond Ball Mill Work Index.

A subsample from each of the four tenor samples was submitted for mineralogy investigation at a grind size of 80% passing 87 µm to 100 µm. The major sulphide minerals were identified as chalcopyrite (Cp), pentlandite (Pn), and pyrrhotite (Po), with trace amounts of pyrite. The grain sizes of chalcopyrite and pentlandite were very fine, approximately 10 µm - 15 µm. For the sulphide nickel, about 91% to 95% of the nickel was present in pentlandite, and the remaining (4% to 9%) was very fine nickel (solid solution) hosted in pyrrhotite. At the grind size submitted for mineralogy, the liberation of chalcopyrite was good, with approximately 76% to 82% free and liberated. The liberation of pentlandite was reasonable for MG_MT, with 64% free and liberated, but poor for the other three tenor samples (MG_HT, LG_HT, and MG_LT), with 24% to 47% free and liberated material. The use of find regrinding would generally improve the pentlandite liberation, but it remained poor for LG_HT and MG_LT samples even at a grind size of minus 20 µm, with 41% and 52% free and liberated material, respectively.

#### 10.2.1.3 Flotation

The main objectives of the flotation test program were to:

- Further optimize the flowsheet to improve nickel recovery
- Evaluate the established flowsheet on Selkirk tenor variability samples
- Generate large quantities of copper and nickel concentrates for smelter evaluation and downstream hydrometallurgical testing.

The Selkirk LG Comp sample was the main sample used for nickel recovery improvement test work, the four Selkirk tenor samples were used for flowsheet evaluation, and the Selkirk MG Comp sample was used for generating copper and nickel concentrates.

The conventional flowsheet, which was developed in the previous phase of the project, involved recovery of most of the copper and nickel minerals (chalcopyrite and pentlandite in a Cu/Ni rougher stage, while minimizing the recovery of pyrrhotite. Pyrrhotite is then recovered as a separate rougher concentrate, along with any remaining pentlandite in the Cu/Ni rougher tails. The Cu/Ni rougher concentrate and Po rougher concentrate are then re-ground and cleaned separately. Separation of copper and nickel is then performed on the Cu/Ni cleaner concentrate to produce a copper concentrate and nickel concentrate.

All flotation tests were performed using laboratory Denver flotation cell applying industry standard flotation practices. The primary collector used in the program was potassium amyl xanthate (PAX), and other collectors, including MaxGold 900 and NP-12 promoter were tested. Lime was used as the pH modifier and MIBC was used as the frother, but in cases where insufficient froth was produced, W31 was utilized instead. Sodium sulphite ($Na_2SO_3$), diethylenetriamine (DETA), carboxymethyl cellulose (CMC), and sodium silicate were used as gangue depressants.

All test products were filtered, dried, weighed and submitted for assays.

Figure 10-2 shows the two flotation flowsheets that were evaluated for the four tenor samples. The flowsheet developed in the previous phase of the project (2021 SGS Project #18559-01) involved recoveries of separate Cu/Ni rougher concentrate and Po rougher concentrate and their respective regrind fractions. When using this flowsheet, nickel recovery was reasonable for sample MG_MT at 63%, but poor for the other three tenor samples (22% to 43%). Table 10-4 shows the grades and recoveries in the combined Cu/Ni concentrate achieved in locked cycle tests performed with the tenor samples.

Figure 10-3 shows the Gipro flowsheet which simplified the previous flowsheet (Figure 10-2) to production of a single bulk rougher concentrate, followed by regrinding, cleaning, and scavenging. As shown in Table 10-5, the Gipro flowsheet achieved significant improvement in the recoveries. The copper recoveries improved from 72%-86% to 86%-89%, and the nickel recoveries improved from 22%-63% to 63%-72%. The concentrate grades were slightly lower, with 4.7% to 7.2% Cu, 4.1% to 6.4% Ni, or 9.2% to 13.6% Cu+Ni.

**Figure 10-2: 2021 SGS Project 18559-01 Flowsheet**


Primary Grind
Cu/Ni Cl Conc
Cu/Ni Ro
Conc
Regrind
Cu/Ni Cl & Scav
Tails
Tails
Po Ro
Conc
Regrind
Po Cl
Po Cl Tails
Po Cl Conc
Po Ro Scav
Po Ro Scav Tails
Project 18559-01 Flowsheet

**Figure 10-3: Gipro Flowsheet**


Primary Grind
Ro
Conc
Regrind
1st Cl
Tails
1st Cl Scav
1st Cl Scav Tails
Tails
Conc
Conc
Ro Tails
2nd Cl Tails
2nd Cl
1st Cl Scav Cl
1st Cl Scav Cl Tails
2nd Cl Conc
1st Cl Scav Cl Conc
Gipro Flowsheet

### Table 10-4: Summary of Results for Flotation of Selkirk Tenor Samples Using 2021 SGS Project 18559-01 Flowsheet

| Sample ID | Test ID | Product | Wt % | Assays (% or g/t) | | | | | | | % Distribution | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | Cu | Ni | Cu+Ni | S | Pt* | Pd* | Au* | Cu | Ni | S | Pt | Pd | Au |
| MG_MT | LCT-1 | Comb. Cu/Ni Conc. | 2.06 | 7.91 | 6.27 | 14.2 | 23.6 | 2.3 | 13.5 | 1.0 | 86.3 | 63.3 | 33.4 | 55.1 | 64.5 | 46.0 |
| MG_HT | LCT-2 | Comb. Cu/Ni Conc. | 1.67 | 8.56 | 5.83 | 14.4 | 25.1 | 2.3 | 15.0 | 1.2 | 76.4 | 43.2 | 37.9 | 30.7 | 49.4 | 40.6 |
| MG_LT | LCT-3 | Comb. Cu/Ni Conc. | 1.42 | 11.7 | 3.47 | 15.2 | 26.7 | 1.4 | 13.3 | 1.3 | 72.7 | 22.3 | 14.7 | 21.5 | 50.1 | 39.4 |
| LG_HT | LCT-4 | Comb. Cu/Ni Conc. | 0.99 | 9.14 | 4.16 | 13.3 | 22.7 | 1.6 | 14.7 | 1.1 | 74.7 | 24.9 | 24.7 | 22.1 | 45.4 | 29.2 |

Note: (*) indicates Pt, Pd, Au assays of Cu/Ni 1st Cl Conc.

### Table 10-5: Summary of Results for Flotation of Selkirk Tenor Samples Using Gipro Flowsheet

| Sample ID | Test ID | Product | Wt % | Assays (% or g/t) | | | | | | | % Distribution | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | Cu | Ni | Cu+Ni | S | Pt | Pd | Au | Cu | Ni | S | Pt | Pd | Au |
| MG_MT | F19 | 1st Cl & Scav Conc. | 2.65 | 6.57 | 5.91 | 12.5 | 30.0 | 2.34 | 11.9 | 1.50 | 88.9 | 70.9 | 51.9 | 71.4 | 74.6 | 65.7 |
| | F24 | 1st Cl & Scav Conc. | 2.87 | 5.92 | 5.34 | 11.3 | 30.0 | - | - | - | 89.2 | 75.3 | 61.3 | - | - | - |
| | F25 | 1st Cl & Scav Conc. | 1.96 | 9.18 | 7.79 | 17.0 | 30.1 | - | - | - | 88.5 | 68.3 | 38.4 | - | - | - |
| | Avg. | 1st Cl & Scav Conc. | 2.49 | 7.22 | 6.35 | 13.6 | 30.0 | 2.34 | 11.9 | 1.50 | 88.8 | 71.5 | 50.6 | 71.4 | 74.6 | 65.7 |
| MG_HT | F23 | 1st Cl & Scav Conc. | 2.30 | 6.89 | 6.32 | 13.2 | 30.0 | 2.65 | 12.2 | 2.27 | 85.7 | 62.9 | 58.2 | 53.8 | 62.2 | 69.2 |
| MG_LT | F22 | 1st Cl & Scav Conc. | 3.91 | 5.20 | 4.05 | 9.25 | 3206 | 1.34 | 7.07 | 0.79 | 87.0 | 68.8 | 50.4 | 55.2 | 74.5 | 59.2 |
| LG_HT | F21 | 1st Cl & Scav Conc. | 2.20 | 4.73 | 4.67 | 9.40 | 29.1 | 1.83 | 8.91 | 1.22 | 89.0 | 66.0 | 70.2 | 61.2 | 67.4 | 56.1 |

### 10.2.2 Nickel Recovery Improvement Test Work

The mineralogical analysis of the Po 1st Cleaner Tails in the previous test program showed that the main pentlandite losses were due to liberated fines. Alternative flowsheets were evaluated to try and minimize fines generation or improve the flotation efficiency of slimes, such as coarser regrinding, high intensity conditioning, and the use of a stronger collector (NP-12). None of these ideas showed notable improvement on the nickel recovery.

### 10.2.3 Concentrate Production Test Work

#### 10.2.3.1 Locked Cycle Testing

In 2023, six locked cycle tests (LCT-1 to LCT-6) were completed on Selkirk composite samples and these are shown in Table 10-6. Separate copper and nickel concentrates were generated from the Selkirk MG Comp sample by performing locked cycle tests using approximately 10 kg test charges.

The information in this section was largely taken from the recent SGS report (SGS 2024).

**Table 10-6: Summary of LCT Tests**

| Test ID | Sample ID | Test Description | Sample Charges |
|---|---|---|---|
| LCT-1 | MG_MT | Bulk Cu/Ni LCT | 6 x 2 kg |
| LCT-2 | MG_HT | Bulk Cu/Ni LCT | 7 x 2 kg |
| LCT-3 | MG_LT | Bulk Cu/Ni LCT | 6 x 2 kg |
| LCT-4 | LG_HT | Bulk Cu/Ni LCT | 6 x 2 kg |
| LCT-5 | MG Comp | Bulk Cu/Ni LCT | 10 x 9.85 g |
| LCT-6 | MG Comp | Cu-Ni Sep LCT | 6 x 640 g |

The flowsheet for LCT-1 to LCT-4 is shown in Figure 10-4 and only bulk Cu/Ni cleaner concentrates were generated and no Cu-Ni separation testing was conducted. The flowsheets for LCT-5 and LCT-6 are shown in Figure 10-5 and Figure 10-6, respectively.

The projected mass balance results for LCT-1, LCT-2, LCT-3, and LCT-4 are shown in Table 10-7, Table 10-8, Table 10-9, and Table 10-10, respectively.

The combined Cu/Ni 1st Cleaner Concentrate and Po 3rd Cleaner Concentrate of LCT-1 of MG_MT sample graded approximately 14% Cu+Ni, at 86% copper recovery and 63% nickel recovery. The combined concentrate of LCT-2 on MG_HT sample graded approximately 14% Cu+Ni with 76% copper recovery and 43% nickel recovery. The LCT-1 and LCT-2 copper and nickel recoveries were similar to the batch tests but at slightly lower concentrate grades.

The combined Cu/Ni 1st Cleaner concentrate and Po 3rd Cleaner Concentrate of LCT-3 on MG_LT graded approximately 15% Cu+Ni, at 73% copper recovery and only 22% nickel recovery. The combined concentrate of LCT-4 on LG_HT graded approximately 13% Cu+Ni at 75% copper recovery and 25% nickel recovery. The respective LCT combined concentrate grade of MH_LT and LG_HT were slightly higher than the batch test, but at lower recoveries.

As shown in Table 10-11 and Table 10-12, the results were positive for LCT-5 and LCT-6 for the MG Comp sample with higher head grades for copper and nickel. High grade copper

concentrate with low nickel content was produced from the Selkirk composite, at a grade of 29.7% Cu and 0.44% Ni and copper recovery of 73%. Selkirk MG Comp generated a nickel concentrate with 10.4% Ni at nickel recovery of 60%. The PGE (Pt, Pd, and Au) in the Selkirk MG Comp were distributed between the nickel concentrate and copper concentrate and the overall recovery to both concentrates was reasonable (57% for platinum, 73% for palladium, and 73% for gold).

**Figure 10-4: Flowsheet of LCT-1 to LCT-4**


Feed
-10 mesh
2 kg Rod Mill
Cu/Ni Ro
Po Ro
Po Ro Scav
Po Ro Scav Tail
Po Ro Scav Conc
Attrition Mill
2 kg Rod Mill
Po 1st Cl
Po 1st Cl Scav Tail
Po 2nd Cl
Cu/Ni Cln
Cu/Ni Cl Scav
Po 3rd Cl
Cu/Ni 1st Cl Conc
Po 3rd Cl Conc

**Figure 10-5: Flowsheet of LCT-5**


Feed
-10 mesh
10 kg Rod Mill
Cu/Ni Ro
Po Ro
Po Ro
Tail
Cu/Ni Clnr
Cu/Ni Cl
Scav
Cu/Ni Cl
Scalp
Po 1st Cl
Po 1st Cl
Tail
Po 2nd Cl
Po 3rd Cl
Cu/Ni 1st Cl
Conc
Po 3rd Cl
Conc

**Figure 10-6: Flowsheet of LCT-6**


Feed
Cu/Ni Conc
Cu Ro 1-2
Cu Ro
Scav
Cu Ro Scav Tail
Cu 1st Cl
Cu 2nd Cl
Cu 3rd Cl
Cu 3rd Cl
Conc

**Table 10-7: LCT-1 (MG_MT) Metallurgical Projections (C-F)**

| Product | Wt % | Assays (%, g/t) | | | | | | | | | | % Distribution | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | Cu | Ni | S | Pt | Pd | Au | Cp | Pn | Po | Gn | Cu | Ni | S | Pt | Pd | Au | Cp | Pn | Po | Gn |
| Cu/Ni 1st Cl Conc. | 1.9 | 8.55 | 6.58 | 23.7 | 2.25 | 13.5 | 1.02 | 25.1 | 17.7 | 25.9 | 31.4 | 84.8 | 60.3 | 30.5 | 55.1 | 64.5 | 46.0 | 84.8 | 75.3 | 16.0 | 0.6 |
| Po 3rd Cl Conc. | 0.2 | 1.51 | 3.21 | 22.9 | | | | 4.43 | 8.08 | 50.7 | 36.8 | 1.5 | 2.9 | 2.9 | | | | 1.5 | 3.4 | 3.1 | 0.1 |
| Comb. Cu/Ni Conc. | 2.1 | 7.91 | 6.27 | 23.6 | | | | 23.2 | 16.8 | 28.1 | 31.9 | 86.3 | 63.3 | 33.4 | 55.1 | 64.5 | 46.0 | 86.3 | 78.7 | 19.1 | 0.7 |
| Po 1st Cl Tails | 5.1 | 0.13 | 0.43 | 8.24 | 0.22 | 0.62 | 0.06 | 0.37 | 0.82 | 21.1 | 77.7 | 3.4 | 10.7 | 28.8 | 14.8 | 8.0 | 7.2 | 3.4 | 9.5 | 35.4 | 4.1 |
| Po Ro Scav Conc. | 2.4 | 0.07 | 0.41 | 12.7 | 0.21 | 0.65 | 0.06 | 0.21 | 0.62 | 33.5 | 65.7 | 0.9 | 4.8 | 20.6 | 6.4 | 3.9 | 3.4 | 0.9 | 3.3 | 25.1 | 1.6 |
| Po Ro Scav Tail | 90.5 | 0.02 | 0.05 | 0.27 | 0.02 | 0.10 | <0.02 | 0.06 | 0.04 | 0.65 | 99.3 | 9.4 | 21.3 | 17.1 | 23.7 | 23.6 | 43.4 | 9.4 | 8.4 | 19.4 | 93.6 |
| Head (Calculated) | 100 | 0.19 | 0.20 | 1.45 | 0.08 | 0.39 | 0.04 | 0.55 | 0.44 | 3.03 | 96.0 | 100 | 100 | 100 | 100 | 100 | 100 | 100 | 100 | 100 | 100 |
| Head (Direct) | | 0.20 | 0.21 | 1.41 | 0.09 | 0.44 | <0.02 | 0.59 | 0.46 | 2.87 | 96.1 | | | | | | | | | | |

Note:
1. Chalcopyrite (Cp), Pentlandite (Pn), Pyrrhotite (Po), Galena (Gn).

**Table 10-8: LCT-2 (MG_HT) Metallurgical Projections (D-G)**

| Product | Wt % | Assays (%, g/t) | | | | | | | | | | % Distribution | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | Cu | Ni | S | Pt | Pd | Au | Cp | Pn | Po | Gn | Cu | Ni | S | Pt | Pd | Au | Cp | Pn | Po | Gn |
| Cu/Ni 1st Cl Conc. | 1.4 | 9.85 | 6.10 | 26.3 | 2.26 | 15.0 | 1.16 | 28.9 | 16.3 | 30.6 | 24.2 | 72.9 | 37.4 | 32.9 | 30.7 | 49.4 | 40.6 | 72.9 | 46.6 | 20.5 | 0.3 |
| Po 3rd Cl Conc. | 0.3 | 2.31 | 4.55 | 19.4 | | | | 6.78 | 12.0 | 35.7 | 45.5 | 3.5 | 5.8 | 5.0 | | | | 3.5 | 7.1 | 5.0 | 0.1 |
| Comb. Cu/Ni Conc. | 1.7 | 8.56 | 5.83 | 25.1 | | | | 25.1 | 15.6 | 31.5 | 27.9 | 76.4 | 43.2 | 37.9 | 30.7 | 49.4 | 40.6 | 76.4 | 53.7 | 25.5 | 0.5 |
| Po 1st Cl Tails | 3.4 | 0.36 | 1.07 | 5.87 | 0.49 | 1.42 | 0.11 | 1.07 | 2.66 | 12.5 | 83.7 | 6.7 | 16.2 | 18.2 | 16.5 | 11.5 | 9.7 | 6.7 | 18.9 | 20.8 | 3.0 |
| Po Ro Scav Conc. | 1.3 | 0.14 | 0.68 | 5.69 | 0.54 | 1.10 | 0.07 | 0.40 | 1.60 | 13.6 | 84.4 | 0.9 | 3.8 | 6.5 | 6.8 | 3.3 | 2.2 | 0.9 | 4.2 | 8.3 | 1.1 |
| Po Ro Scav Tail | 93.6 | 0.03 | 0.09 | 0.44 | 0.05 | 0.16 | 0.02 | 0.09 | 0.12 | 1.00 | 98.8 | 15.9 | 36.7 | 37.4 | 46.1 | 35.7 | 47.5 | 15.9 | 23.3 | 45.3 | 95.5 |
| Head (Calculated) | 100 | 0.19 | 0.22 | 1.10 | 0.10 | 0.42 | 0.04 | 0.55 | 0.48 | 2.06 | 96.9 | 100 | 100 | 100 | 100 | 100 | 100 | 100 | 100 | 100 | 100 |
| Head (Direct) | | 0.19 | 0.23 | 1.12 | 0.09 | 0.44 | <0.02 | 0.56 | 0.50 | 2.08 | 96.9 | | | | | | | | | | |

Note:

1. Chalcopyrite (Cp), Pentlandite (Pn), Pyrrhotite (Po), Galena (Gn).

**Table 10-9: LCT-3 (MG_LT) Metallurgical Projections (C-F)**

| Product | Wt % | Assays (%, g/t) | | | | | | | | | | % Distribution | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | Cu | Ni | S | Pt | Pd | Au | Cp | Pn | Po | Gn | Cu | Ni | S | Pt | Pd | Au | Cp | Pn | Po | Gn |
| Cu/Ni 1st Cl Conc. | 1.3 | 12.3 | 3.29 | 26.4 | 1.39 | 13.3 | 1.34 | 36.2 | 8.60 | 30.7 | 24.6 | 68.4 | 19.0 | 13.0 | 21.5 | 50.1 | 39.4 | 68.4 | 23.1 | 6.6 | 0.3 |
| Po 3rd Cl Conc. | 0.1 | 6.69 | 5.00 | 29.3 | | | | 19.6 | 13.0 | 49.8 | 17.6 | 4.3 | 3.4 | 1.7 | | | | 4.3 | 4.1 | 1.2 | 0.0 |
| Comb. Cu/Ni Conc. | 1.4 | 11.7 | 3.47 | 26.7 | | | | 34.4 | 9.06 | 32.6 | 23.8 | 72.7 | 22.3 | 14.7 | 21.5 | 50.1 | 39.4 | 72.7 | 27.2 | 7.8 | 0.4 |
| Po 1st Cl Tails | 5.2 | 0.72 | 1.69 | 20.8 | 0.41 | 1.17 | 0.13 | 2.12 | 3.93 | 50.6 | 43.3 | 16.5 | 40.1 | 42.0 | 25.8 | 18.1 | 15.2 | 16.5 | 43.4 | 44.6 | 2.4 |
| Po Ro Scav Conc. | 2.2 | 0.10 | 1.18 | 21.3 | 0.32 | 0.97 | 0.07 | 0.29 | 2.47 | 55.0 | 42.3 | 0.9 | 11.7 | 18.0 | 8.4 | 6.2 | 3.3 | 0.9 | 11.4 | 20.2 | 1.0 |
| Po Ro Scav Tail | 91.2 | 0.02 | 0.06 | 0.72 | 0.04 | 0.10 | 0.02 | 0.07 | 0.09 | 1.78 | 98.0 | 9.9 | 25.9 | 25.4 | 44.3 | 25.6 | 42.0 | 9.9 | 18.0 | 27.5 | 96.2 |
| Head (Calculated) | 100 | 0.23 | 0.22 | 2.58 | 0.08 | 0.34 | 0.04 | 0.67 | 0.47 | 5.93 | 92.9 | 100 | 100 | 100 | 100 | 100 | 100 | 100 | 100 | 100 | 100 |
| Head (Direct) | | 0.22 | 0.21 | 2.44 | 0.09* | 0.34 | 0.03 | 0.65 | 0.45 | 5.59 | 93.3 | | | | | | | | | | |

Note:

1. Chalcopyrite (Cp), Pentlandite (Pn), Pyrrhotite (Po), Galena (Gn).

**Table 10-10: LCT-4 (LG_HT) Metallurgical Projections (C-F)**

| Product | Wt % | Assays (%, g/t) | | | | | | | | | | % Distribution | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | Cu | Ni | S | Pt | Pd | Au | Cp | Pn | Po | Gn | Cu | Ni | S | Pt | Pd | Au | Cp | Pn | Po | Gn |
| Cu/Ni 1st Cl Conc. | 0.9 | 9.73 | 3.76 | 22.2 | 1.63 | 14.7 | 1.12 | 28.5 | 10.0 | 25.3 | 36.2 | 69.9 | 19.8 | 21.3 | 22.1 | 45.4 | 29.2 | 69.9 | 24.8 | 12.1 | 0.3 |
| Po 3rd Cl Conc. | 0.1 | 4.83 | 7.00 | 25.7 | | | | 14.2 | 18.7 | 40.4 | 26.8 | 4.8 | 5.1 | 3.4 | | | | 4.8 | 6.4 | 2.7 | 0.0 |
| Comb. Cu/Ni Conc. | 1.0 | 9.14 | 4.16 | 22.7 | | | | 26.8 | 11.0 | 27.2 | 35.0 | 74.7 | 24.9 | 24.7 | 22.1 | 45.4 | 29.2 | 74.7 | 31.2 | 14.8 | 0.4 |
| Po 1st Cl Tails | 3.9 | 0.47 | 1.71 | 12.0 | 0.49 | 1.51 | 0.11 | 1.38 | 4.28 | 27.4 | 66.9 | 15.0 | 40.1 | 51.3 | 29.4 | 20.7 | 12.8 | 15.0 | 47.4 | 58.3 | 2.6 |
| Po Ro Scav Conc. | 1.0 | 0.06 | 0.59 | 5.3 | 0.27 | 1.03 | 0.06 | 0.19 | 1.38 | 12.9 | 85.5 | 0.5 | 3.7 | 6.1 | 4.4 | 3.8 | 1.8 | 0.5 | 4.1 | 7.4 | 0.9 |
| Po Ro Scav Tail | 94.1 | 0.01 | 0.06 | 0.17 | 0.03 | 0.09 | 0.02 | 0.04 | 0.06 | 0.38 | 99.5 | 9.8 | 31.4 | 18.0 | 44.2 | 30.1 | 56.3 | 9.8 | 17.3 | 19.5 | 96.1 |
| Head (Calculated) | 100 | 0.12 | 0.17 | 0.90 | 0.06 | 0.28 | 0.03 | 0.35 | 0.35 | 1.81 | 97.5 | 100 | 100 | 100 | 100 | 100 | 100 | 100 | 100 | 100 | 100 |
| Head (Direct) | | 0.11 | 0.15 | 0.88 | 0.05 | 0.29 | 0.02 | 0.32 | 0.31 | 1.81 | 97.6 | | | | | | | | | | |

Note:

1. Chalcopyrite (Cp), Pentlandite (Pn), Pyrrhotite (Po), Galena (Gn).

**Table 10-11: 10 kg LCT Results Summary**

| Sample ID | Test ID | Product | Wt % | Assays (% or g/t) | | | | | | | % Distribution | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | Cu | Ni | Cu+Ni | S | Pt | Pd | Au | Cu | Ni | S | Pt | Pd | Au |
| MG Comp | LCT-5, LCT-6 | Comb. Ni Conc. | 3.28 | 1.88 | 10.4 | 12.2 | 34.4 | 2.55 | 4.67 | 1.05 | 11.6 | 60.0 | 15.7 | 37.8 | 16.1 | 38.9 |
| | | Cu 3rd Cl Conc. | 1.23 | 29.7 | 0.44 | 30.1 | 35.1 | 3.49 | 43.9 | 2.47 | 72.6 | 1.0 | 6.1 | 19.4 | 56.8 | 34.3 |
| | | Ni Conc. + Cu Conc. | 4.51 | 9.45 | 7.66 | 17.1 | 34.6 | 2.81 | 15.4 | 1.44 | 84.2 | 61.0 | 21.7 | 57.1 | 73.0 | 73.2 |
| | | Head | 1a00 | 0.58 | 0.56 | 1.14 | 7.5 | 0.26 | 1.07 | 0.10 | | | | | | |

**Table 10-12: Summary of Concentrates Produced for Hydrometallurgical Testing**

| Sample ID | Test ID | Product | Weight (kg) | % Distribution | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | | | | Cu | Ni | S | Pt | Pd | Au |
| MG Comp | LCT-5, LCT-6 | Cu Conc. | 1.0 | 29.3 | 0.52 | 34.6 | 3.77 | 41.8 | 2.70 |
| | | Ni Conc. | 3.1 | 2.27 | 9.43 | 33.3 | 2.17 | 4.72 | 1.17 |
| MG_MT | F24, F25 | Bulk Cu/Ni Conc. | 0.1 | 7.43 | 6.46 | 30.1 | 2.78 | 13.9 | 1.15 |

# 10.3 Metal Recovery Estimation

## 10.3.1 PREM

PREM's consulting metallurgist simulated metal recoveries for bulk concentrate based on historical analysis of select SGS test data on separate copper and nickel concentrates in an updated generic metallurgical model and the results are shown in Figure 10-7 (PREM 2024). The 2021 data was augmented with the Gipronickel data to create the following formulas for the metal recoveries for the bulk concentrate:

- Copper recovery (%) = 14.04 x ln(%Cu in Feed) + 94.7 - (%Ni in Ni Concentrate) x 0.8
- Ni recovery (%) = 6.2 x ln(%Ni in Feed) + 70.2 - (%Ni in Ni Concentrate - 10) x 2.3
- Co recovery (%) = % Mass Pull x (%Co in Bulk Concentrate / %Co in Feed)
- Pt recovery (%) = 55 - (%Ni in Ni Concentrate - 10) x 2.3
- Pd recovery (%) = 70 - (%Ni in Ni Concentrate - 10) x 1.5
- Au recovery (%) = 70 - (%Ni in Ni Concentrate -10) x 1

SLR was unable to follow the logic of how PREM derived these formulas and determined the factors used in the individual formulas created for Pt, Pd, and Au recovery. As stated previously, the grade of the 2021 SGS composite samples (on which the PREM generic model is based) is significantly higher than the average LOM grades. Also, SLR has not been able to verify all the 2021 SGS data that may have been used as the basis for the PREM generic metallurgical model.

**Figure 10-7: PREM Generic Model**

Updated Generic Model

| | | | Assay | | | | | | Distribution, % | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | tonnes | wt% | %Cu | %Ni | %Co | ppm Pt | ppm Pd | ppm Au | Cu | Ni | Co | Pt | Pd | Au |
| Feed | 5,000,000 | 100 | 0.20 | 0.21 | 0.012 | 0.09 | 0.44 | 0.02 | 100.0 | 100.0 | 100.0 | 100.0 | 100.0 | 100.0 |
| Bulk Conc | 138990 | 2.78 | 5.4 | 5.27 | 0.33 | 2.08 | 12.0 | 0.40 | 75.3 | 69.7 | 78.4 | 64.2 | 76.0 | 74.0 |
| Cu Conc | 19414 | 0.39 | 31.0 | 0.70 | 0.04 | 1.93 | 49.1 | 1.63 | 60.2 | 1.4 | 1.3 | 8.3 | 43.3 | 42.2 |
| Ni Conc | 119577 | 2.39 | 1.26 | 6.0 | 0.38 | 2.10 | 6.01 | 0.20 | 15.1 | 68.3 | 76.9 | 55.9 | 32.7 | 31.8 |
| Tails | 4861010 | 97.22 | 0.05 | 0.07 | 0.003 | 0.03 | 0.11 | 0.00 | 24.7 | 30.3 | 21.6 | 35.8 | 24.0 | 26.0 |

Input into highlighted Cells.

Source: PREM

## 10.3.2 DRA

DRA reviewed the 2023 SGS results and created a new recovery model based on the flotation results achieved in historic and 2023 test campaigns. This data prepared by DRA has been reproduced by SLR in Table 10-13 (DRA, 2023). DRA determined the relationships between metal upgrade ratios and % mass pull in flotation for copper and nickel in bulk concentrate. Figure 10-8 shows the nickel upgrade ratio (UGR) vs. % mass pull (MP) and the copper UGR vs. MP (DRA, 2023). A correlation between copper and nickel metal UGR to final product and mass pull was applied to produce a head grade – recovery curve for copper and nickel. Based on a specific Ni concentrate grade target, the associated upgrade ratio was calculated by applying the ROM grade. Once the required upgrade ratio is known the expected mass pull is calculated by applying a power curve to the data presented in Figure 10-8. The associated metal recovery is further calculated from mass pull and concentrate grade.

According to DRA, the recovery models applied were based on a combination of the following data:

- 2016 BFS recovery modelling by Worley Parsons (specifically for PGE metals) (Worley Parsons, 2016)
- 2023 SGS tests F24, F25, F19 data for nickel and copper modelling (SGS, 2024)

SLR notes that the formulas derived in Figure 10-8 and Figure 10-9 were not provided by DRA or Worley Parsons.

**Figure 10-8: Nickel and Copper Upgrade Ratio as a Function of Mass Pull**


Ni UGR vs Mass Pull - Selkirk, Selebi
Mass pull %
0
10
20
30
40
50
0 5 10 15 20 25 30 35 40 45 50 55
NI UGR (upgrade ratio)
Selkirk
Selebi
Cu UGR vs Mass Pull - Selkirk, Selebi
Mass pull %
0
10
20
30
40
50
0 5 10 15 20 25 30 35 40 45 50 55 60 65 70 75
Cu UGR (upgrade ratio)
Selkirk
Selebi

Source: DRA

**Figure 10-9: Metal Recovery Over Nickel Feed Grade Range**


100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
Recovery (%)
0.00%
0.05%
0.10%
0.15%
0.20%
0.25%
0.30%
0.35%
0.40%
0.45%
0.50%
0.55%
0.60%
Nickel Feed Grade (%)
Copper @ 3.5% Ni
Copper @ 2.5% Ni
Platinum @ 3.5% Ni
Platinum @ 2.5% Ni
Palladium @ 3.5% Ni
Palladium @ 2.5% Ni
Gold @ 3.5% Ni
Gold @ 2.5% Ni

Source: Worley Parsons

PREM's generic metallurgical model that was originally developed based on 2021 SGS test data was updated with 2023 SGS test F19 data (DRA, 2023). This data originally prepared by PREM has been reproduced by SLR in Figure 10-10. DRA states that the calculations are similar to its results shown in Table 10-13 for bulk concentrates, as the mass constitutes approximately 3% of the original feed. However, the grade of the 2021 SGS composite samples (on which the PREM generic model is based) is significantly higher than the average life of mine (LOM) grades, prompting the additional test work of lower grade samples by SGS in 2023.

Based on the set of recovery curves produced by DRA for Ni, Cu, Pt, Pd, and Au correlating with a target of 3.00% Ni in flotation concentrate, metallurgical recoveries of 79.9% Cu, 75.1% Ni, 53.4% Pt, 63.9% Ptd, and 38.6% Au were estimated (DRA, 2023).

**Figure 10-10: PREM Generic Model Updated with Selkirk 2023 Flotation Test (F19) Feed Data**

| *MO model* | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| | Test F19 | 2.5 | 0.21 | 0.2 | | 0.09 | 0.44 | 0.015 |
| | | | Assay | | | | | |
| | tonnes | wt% | %Cu | %Ni | %Co | ppm Pt | ppm Pd | ppm Au |
| Feed | 4,000,000 | 100 | 0.20 | 0.21 | 0.012 | 0.09 | 0.44 | 0.015 |
| Bulk Conc | 111,192 | 2.78 | 5.4 | 5.27 | 0.33 | 2.08 | 12.0 | 0.40 |
| Cu Conc | 15,531 | 0.39 | 31.0 | 0.70 | 0.04 | 1.93 | 49.1 | 1.63 |
| Ni Conc | 95,661 | 2.39 | 1.26 | 6.0 | 0.38 | 2.10 | 6.01 | 0.20 |
| Tails | 3,888,808 | 97.22 | 0.05 | 0.07 | 0.003 | 0.03 | 0.11 | 0.00 |
| | | | Distribution, % | | | | | |
| | | | Cu | Ni | Co | Pt | Pd | Au |
| Feed | | | 100.0 | 100.0 | 100.0 | 100.0 | 100.0 | 100.0 |
| Bulk Conc | | | 75.3 | 69.7 | 78.4 | 64.2 | 76.0 | 74.0 |
| Cu Conc | | | 60.2 | 1.4 | 1.3 | 8.3 | 43.3 | 42.2 |
| Ni Conc | | | 15.1 | 68.3 | 76.9 | 55.9 | 32.7 | 31.8 |
| Tails | | | 24.7 | 30.3 | 21.6 | 35.8 | 24.0 | 26.0 |

Source: PREM

**Table 10-13: Select SGS Flotation Test Results for the Production of Selkirk Bulk Cu+Ni Concentrates**

| Test | Nickel | | | | | Copper | | | | | Cu+Ni Head Grade (%) | Cu+Ni Conc Grade (%) | Cu+Ni UGR |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | Head Grade (%) | Conc Grade (%) | UGR | %Mass Pull (MP) | Recovery (%) | Head Grade (%) | Conc Grade (%) | UGR | %Mass Pull (MP) | Recovery (%) | | | |
| Selkirk 2023 F24 | 0.20 | 8.00 | 39.25 | 1.69 | 66.46 | 0.19 | 9.76 | 51.20 | 1.69 | 86.70 | 0.39 | 17.76 | 45.03 |
| | 0.20 | 6.48 | 31.81 | 2.28 | 72.42 | 0.19 | 7.42 | 38.93 | 2.28 | 88.63 | 0.39 | 13.90 | 35.25 |
| | 0.20 | 5.34 | 26.21 | 2.87 | 75.28 | 0.19 | 5.92 | 31.04 | 2.87 | 89.16 | 0.39 | 11.26 | 28.54 |
| | 0.20 | 2.38 | 11.70 | 6.99 | 81.75 | 0.19 | 2.46 | 12.91 | 6.99 | 90.24 | 0.39 | 4.84 | 12.28 |
| Selkirk 2023 F25 | 0.22 | 9.37 | 41.92 | 1.47 | 61.47 | 0.20 | 11.90 | 58.48 | 1.47 | 85.75 | 0.43 | 21.27 | 49.81 |
| | 0.22 | 8.44 | 37.74 | 1.77 | 66.88 | 0.20 | 10.11 | 49.69 | 1.77 | 88.05 | 0.43 | 18.55 | 43.44 |
| | 0.22 | 7.79 | 34.85 | 1.96 | 68.34 | 0.20 | 9.18 | 45.11 | 1.96 | 88.46 | 0.43 | 16.97 | 39.74 |
| | 0.22 | 2.60 | 11.65 | 6.79 | 79.15 | 0.20 | 2.72 | 13.37 | 6.79 | 90.84 | 0.43 | 5.32 | 12.47 |
| Selkirk 2023 F19 | 0.22 | 10.70 | 48.54 | 1.12 | 54.37 | 0.20 | 14.30 | 70.27 | 1.12 | 81.88 | 0.42 | 25.00 | 60.09 |
| | 0.22 | 10.51 | 47.66 | 1.23 | 58.48 | 0.20 | 13.52 | 66.42 | 1.23 | 84.79 | 0.42 | 24.02 | 57.74 |
| | 0.22 | 8.21 | 37.23 | 1.71 | 63.65 | 0.20 | 9.89 | 48.58 | 1.71 | 86.42 | 0.42 | 18.09 | 43.49 |
| | 0.22 | 6.89 | 31.27 | 2.19 | 68.56 | 0.20 | 7.87 | 38.70 | 2.19 | 88.27 | 0.42 | 14.77 | 35.49 |
| | 0.22 | 5.91 | 26.81 | 2.65 | 70.92 | 0.20 | 6.57 | 32.31 | 2.65 | 88.92 | 0.42 | 122.48 | 30.01 |
| | 0.22 | 2.47 | 11.19 | 7.05 | 78.91 | 0.20 | 2.51 | 12.34 | 7.05 | 90.50 | 0.42 | 4.98 | 11.96 |
| Selkirk 2021 LCT-4+5 | 0.44 | 7.80 | 17.73 | 3.57 | 63.20 | 0.49 | 11.85 | 24.18 | 3.57 | 86.20 | 0.93 | 19.65 | 21.13 |
| Selkirk 2021 F36 MG Comp | 0.43 | 5.42 | 12.60 | 4.96 | 62.50 | 0.51 | 8.73 | 17.12 | 4.96 | 84.90 | 0.94 | 14.15 | 15.06 |
| | 0.43 | 5.01 | 11.65 | 5.62 | 65.50 | 0.51 | 7.79 | 15.28 | 5.62 | 85.90 | 0.94 | 12.80 | 13.62 |
| Selkirk 2021 F38 HG Comp | 0.73 | 6.53 | 8.95 | 6.70 | 59.90 | 0.66 | 8.33 | 12.62 | 6.70 | 84.50 | 1.39 | 14.86 | 10.69 |
| | 0.73 | 6.01 | 8.23 | 7.79 | 64.10 | 0.66 | 7.32 | 11.10 | 7.79 | 86.40 | 1.39 | 13.33 | 9.59 |

Note: Upgrade ratio (UGR).

### 10.3.3 FMCI

FMCI reviewed previous SGS test data generated from four tenor samples (MG_HT, LG_HT, MG_LT, and MG_MT) from the Selkirk deposit which used the Gipro process flowsheet to produce a bulk concentrate (FMCI 2024). FMCI stated that this flowsheet had delivered the highest nickel recovery in previous testing and thus, modelled the separation of copper and nickel concentrates using MS Excel.

FMCI's grade assumptions and preliminary model results are reproduced by SLR in Figure 10-11. The losses to tails are higher than what was predicted previously under the PREM Updated Generic Model. FMCI's model and supporting calculations were not provided to SLR for review.

**Figure 10-11: FMCI Model Results**

| Stream | Annual Tonnes | | Assays | | | | Recoveries | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| | Mass % | Mass | Cu | Ni | Pt | Pd | Cu | Ni | Pt | Pd |
| Feed | 100 | 5000000 | 0.18 | 0.21 | 0.08 | 0.37 | 100% | 100% | 100% | 100% |
| Bulk Conc | 2.29 | 114250 | 5.97 | 5.56 | 2.04 | 10.02 | 74.7% | 62.0% | 58.3% | 62.7% |
| Cu Conc | 0.43 | 21269 | 30.72 | 0.50 | 3.73 | 42.44 | 71.6% | 1.0% | 19.8% | 49.5% |
| Ni Conc | 1.86 | 92981 | 0.37 | 6.78 | 1.68 | 2.74 | 3.8% | 61.5% | 39.0% | 13.9% |
| Tail | 97.72 | 4885750 | 0.05 | 0.08 | 0.03 | 0.53 | 25.3% | 38.0% | 41.7% | 37.3% |

Source: FMCI 2024

## 10.4 Conceptual Mineral Processing

The conceptual mineral processing that PREM is currently considering involves pre-concentration of Selkirk feed materials via XRT particle sorting technology followed by flotation to produce two concentrates. The SLR QP notes that an overall process flowsheet combining these individual steps has not been developed or tested by PREM or by any parties (Stark, SGS, or DRA) to date and thus, the metallurgical recoveries that have been estimated for the purposes of Mineral Resource estimation exclude any pre-concentration.

Based on average Selkirk feed grade assumptions in Section 11.0 and preliminary FMCI model assumptions of 6.8% Ni in nickel concentrate and 30.0% Cu in copper concentrate, recoveries of 70% Cu, 1% Ni, 20% Pt, and 45% Pd to copper concentrate and recoveries of 3.8% Cu, 60% Ni, 39% Pt, and 14% Pd to nickel concentrate were estimated. These metal recoveries reflect PREM's analyses of historical SGS test data and relationships obtained to produce separate copper and nickel concentrates, with an additional deduction for refining, smelting, transportation costs, and smelter penalties. Currently, Fe and MgO are the only deleterious elements that have been identified by PREM for the application of smelter penalties and this requires further confirmation via metallurgical testing in the production of two concentrates.

## 10.5 Conclusions and Summary

Based on the results from preliminary studies and historical data analyses, PREM has conceptualized a treatment process for Selkirk material that considers flotation of separate copper and nickel concentrates. At the time of writing of this TRS, no information was provided by PREM to include pre-concentration as a treatment step.

While preliminary flotation test results indicated that copper-nickel separation is achievable, further representative sampling and testing is required to demonstrate that the target grades of

copper and nickel in bulk concentrate can be consistently met. Initially, the copper and nickel grades of bulk concentrate were simulated by PREM based on the manipulation of select SGS test results representing separately produced copper and nickel concentrates and thus, may not be indicative of the expected metallurgical performance for bulk concentrates. Furthermore, some of the underlying assumptions in the generic metallurgical model previously relied on by PREM for metal recovery calculations were based on the test results generated from 2021 SGS composite samples (head assays: 0.55% - 0.66% Cu and 0.44% - 0.77% Ni) that graded significantly higher than the current average LOM grades.

Variability samples that were more representative of the mineral resources were tested using the Gipro flowsheet for bulk concentrate production. Modelling performed by PREM's consulting metallurgists to simulate the production of two concentrates provided preliminary results for Cu-Ni separation. Pre-concentration techniques such as XRT sorting have not been used to prepare any Selkirk materials for flotation testing to date.

The SLR QP is of the opinion that the metallurgical data verification of key parameters from separate copper and nickel concentrate production by PREM's consulting metallurgists indicated that the data are adequate to support the metallurgical interpretations. The SLR QP concludes that the metallurgical and analytical data were collected in a manner that is suitable to be used conceptually for Mineral Resources estimation, but further testing is recommended to confirm the characteristics of the Selkirk final copper and nickel concentrate products.

# 11.0 Mineral Resource Estimates

## 11.1 Summary

An initial Mineral Resource estimate for the Selkirk deposit was prepared by SLR using available drill hole data as of November 1, 2024.

The MRE was prepared using results from 283 historical drill holes completed between 2003 and 2016, five historical 2016 drill holes sampled by PREM in 2021, and 17 historical holes re-sampled by PREM in 2024. Mineral Resource domain and block modelling work was completed using Seequent's Leapfrog Geo and Edge software. The MRE is defined within a single domain, modelled as a mineralized body within the Selkirk gabbro, and targeting an economic threshold of US$20/t.

Where drill core was re-sampled by PREM, these analytical results were used in place of original historical assays. Unsampled or missing copper and nickel values were replaced with 0 values, and unsampled or missing palladium and platinum values were ignored, reflecting the inconsistent sampling of PGEs at the Project. Uncapped copper, nickel, platinum, and palladium assays were composited to two metres which were in turn estimated into a sub-blocked model using a three-pass ordinary kriging (OK) approach.

In addition to standard historical data and database validation techniques, wireframe and block model validation procedures including wireframe to block volume confirmation, statistical comparisons of composites with the estimate, and visual reviews in both 3D and section view were also completed.

Material within underground workings, and within 5 m from them, was depleted. Inferred Mineral Resources represent areas with approximate drill hole spacings of up to 70 m and are constrained within an optimized pit shell.

Mineral Resources for Selkirk are presented in Table 11-1. A longitudinal section, showing the NSR block values calculated from estimated copper, nickel, palladium, and platinum values and limited to within the optimized pit shell, is shown in Figure 11-1.

**Table 11-1: Inferred Selkirk Mineral Resource Estimate, November 1, 2024**

| Mass (Mt) | Average Value | | | | Contained Metal | | | |
|---|---|---|---|---|---|---|---|---|
| | Cu (%) | Ni (%) | Pd (g/t) | Pt (g/t) | Cu (kt) | Ni (kt) | Pd (koz) | Pt (koz) |
| 44.2 | 0.30 | 0.24 | 0.55 | 0.12 | 132 | 108 | 775 | 174 |

Notes:

1. The definitions for Mineral Resources in S-K 1300 were followed for Mineral Resources, which are consistent with CIM (2014) definitions.
2. Mineral Resources are estimated at a net smelter return (NSR) value of US$25/t.
3. Mineral Resources are estimated using a long-term prices of US$10.50/lb Ni, US$4.75/lb Cu, US$1,450/oz Pt and US$1,500/oz Pd, and a US$:BWP exchange rate of 1.00:13.23.
4. Mineral Resources are estimated using nickel, copper, palladium, and platinum recoveries of 60%, 70%, 59%, and 59%, respectively, derived from metallurgical studies which consider a conceptual two concentrate scenario.
5. Bulk density has been estimated.
6. Mineral Resources are reported within an optimized pit shell.
7. There are no Mineral Reserves.

8. Totals may not add or multiply accurately due to rounding.

The SLR QP is of the opinion that with consideration of the recommendations summarized in Sections 1 and 23 of this TRS, any issues relating to all relevant technical and economic factors likely to influence the prospect of economic extraction can be resolved with further work.

**Figure 11-1: Overview of Selkirk Mineral Resources**


Looking NW (308°)
A
A'
Optimized Resource Shell
Mined out workings + 5 m buffer
+900
+750
+600
$/t NSR
≥ 80
≥ 50
≥ 30
≥ 25
≥ 15
≥ 0
≥ 0
0 20 40 60 80 100
Metres
Plunge 00°
Azimuth 308°
SLR
Key Map
N
Optimized Resource Shell
Legend:
Overburden
Dolerite Dykes
Felsic Porphyry Dykes
Selkirk Meta-Gabbro
Dikgaka Meta-Gabbro
Quartz Diorite
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Overview of Selkirk Mineral Resources

Source: SLR, 2024.

## 11.2 Mineral Resource Cut-off Value

A cut-off NSR value of US$25/t was developed for the Selkirk deposit and reflects assumed mining costs of a conventional open pit and production of a two-concentrate product. Metal prices are based on long-term forecasts from banks, financial institutions, and other sources. The metal prices and other input parameters used in development of a unit NSR value for each block are provided in Table 11-2.

SLR notes that further test work on representative samples is required to confirm metallurgical inputs for the optimal flowsheet. The selected parameters reflect an estimate of performance for low-grade (cut-off level) material, for purposes of resource selectivity, and will undervalue average or better-grade material.

It is also noted that the head grades used in the NSR calculation were based on an early estimation of the average grades contained within a 0.2% Ni grade shell, and that resulting grades in the resource estimate were slightly lower, though the difference negligibly affects the Revenue per Metal Unit factors.

**Table 11-2: Parameters Used to Calculate the NSR Cut-off – Selkirk**

| Item | Unit | Ni Concentrate | Cu Concentrate | Value |
|---|---|---|---|---|
| Mining Rate | dry tpd | | | 5,000 |
| Processing Rate | dry tpd | | | 5,000 |
| **Head Grades** | | | | |
| Cu | % | | | 0.38 |
| Ni | % | | | 0.30 |
| Pd | g/t | | | 0.62 |
| Pt | g/t | | | 0.14 |
| **Metallurgical Recovery** | | | | |
| Cu | % | 3.8 | 70 | 70 |
| Ni | % | 60 | 1 | 60 |
| Pd | % | 39 | 20 | 59 |
| Pt | % | 14 | 45 | 59 |
| **Metal Prices** | | | | |
| Cu | US$/lb | | | 4.75 |
| Ni | US$/lb | | | 10.50 |
| Pd | US$/oz | | | 1,500 |
| Pt | US$/oz | | | 1,450 |
| **Revenue per Metal Unit** | | | | |
| Cu | US$/% | | | 53.913 |
| Ni | US$/% | | | 55.605 |

| Item | Unit | Ni Concentrate | Cu Concentrate | Value |
|---|---|---|---|---|
| Pd | US$/g/t | | | 22.948 |
| Pt | US$/g/t | | | 14.891 |
| **Payability** | | | | |
| Cu | % | - | 96.5 | |
| Ni | % | 72 | - | |
| Pd | % | 69.5 | 90 | |
| Pt | % | 51.5 | 68.3 | |
| Transport | US$/wet metric tonne | | | 150 |
| Treatment | US$/dry metric tonne | | | 220 |
| **Refining Cost** | | | | |
| Cu | US$/lb | | | 0.45 |
| Ni | US$/lb | | | 0.96 |
| Pd | US$/lb | | | 50 |
| Pt | US$/lb | | | 50 |
| **Royalty (NSR)** | % | | | 2.0 |
| **Operating Cost** | | | | |
| Mining Cost | US$/t mined | | | 3.00 |
| Processing Cost | US$/t milled | | | 23.00 |
| G&A | US$/t milled | | | 1.20 |
| Total | US$/t mined | | | 27.2 |
| **Break-Even NSR Cut-off** | **US$/t** | | | **27.2** |
| **Discard NSR Cut-off** | **US$/t** | | | **24.2**[1] |

Notes
1. A rounded value of US$25/t was used to estimate the Mineral Resources.

## 11.3 Resource Database

The drill hole database is maintained separately in a series of mining software (Datamine, DHLogger), and Microsoft Excel file types. The database for Selkirk was provided to SLR in Microsoft Excel files and consists of surface and underground diamond drilling, as well as underground channel samples. The data was imported into Seequent's Leapfrog Geo version 2024.1.1 for wireframe building, statistical analysis, block modelling, and resource estimation.

Surface and underground drilling is spaced from 20 m to 100 m apart. The MRE was prepared using results from 232 surface and 10 underground historical drill holes drilled between 2003 and 2016, five 2016 drill holes sampled by PREM in 2021, and 17 historical drill holes re-sampled by PREM in 2024.

Due to poor confidence in the sampling approach and results, four drill holes, eleven channel samples, and four underground samples were ignored in the Mineral Resource database. While used to support interpretation, no channel samples were used in grade estimation.

For the purposes of modelling, a calculated NSR value was added by SLR into the drill hole database using the revenue factors in Table 11-2. This NSR value was used to guide mineralization modelling. Absent values of Pt and Pd were ignored in the NSR calculation; absent Cu and Ni values were assigned a grade of 0%. There may be opportunities, particularly near surface, to improve the NSR value through re-analysis of historical drill core to include a larger suite of Pt and Pd analytical results. An oblique view of available analytical results at Selkirk is presented in Figure 11-2.

**Figure 11-2: Oblique View of Available Analytical Results at Selkirk**


Legend:
No Assays Available
Cu, Ni Only
Cu, Ni, Pt, Pd
Resampled by PREM
(Cu, Ni, Pt, Pd)
View Details
Plunge: +19°
Azimuth: 326°
0 50 100 150 200 250
Metres
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Oblique View of Available
Analytical Results at Selkirk

Source: SLR, 2024.

## 11.4 Geological Interpretation

A geological model representing the host unit (Selkirk gabbro), the Dikgaka gabbro, as well as overburden and crosscutting dyke units were modelled in Leapfrog as hosted within the quartz diorite country rock. Small mafic dykes, typically less than two metres thick, were not modelled. A comparison of logged and modelled lithology at Selkirk is shown in Figure 11-3.

Overburden was inconsistently logged at Selkirk, and a review of selected drill core photos revealed a consistent rubbly, oxidized unit, typically for the first five metres. The surface was therefore built as an offset surface from topography (which in turn was built from collar locations), snapped to the top sample submitted for analysis, or the logged overburden, where present. All other units were based on logged lithology, with generalizations in some areas to allow for smooth surface building, as is typical.

A weathering model, representing oxidized, transitional, and fresh material, was modelled alongside a small gossan unit representing the material up-dip of the underground workings, and informed by logging. A redox column in the lithology database was provided by PREM and used to support the modelling work, however, the logging did not distinguish between true oxide material and transition material and a verification of logging against core photos revealed that the base of the logging best represented the boundary between transitional and fresh material, with core, logged as “redox” often showing as highly competent material, with iron staining. In addition, density measurements in redox material were similar to fresh material. To account for this inconsistency, the lithology model overburden unit was used in the redox model to represent oxide material, and the logging was used to represent the transitional/fresh boundary. Gossan, as a lithology unit, is logged, and the modelled unit represents a cohesive shape above the underground workings, as shown in Figure 11-4, sometimes incorporating material not explicitly designated as gossan. An improvement to the redox model would be to use core photos where available to distinguish between oxide and transition material, and to re-take representative density measurements in the weathered units.

**Figure 11-3: Logged and Modelled Lithology**


A
A'
Vertical Section
Looking Northwest (305°)
+900
+750
+600
+450
N
A'
A
0
250
Metres
Looking Down
at 950 m Elev
0 50 100 150 200 250
Metres
Legend:
Overburden
Dolerite Dykes
Felsic Porphyry Dykes
Selkirk Meta-Gabbro
Dikgaka Meta-Gabbro
Quartz Diorite
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Logged and Modelled Lithology

Source: SLR, 2024.

**Figure 11-4: Logged and Modelled Oxidation**


A
A'
Vertical Section
Looking Northwest (305°)
+1000
+900
+800
+700
Plan View
N
A'
A
0 250
Metres
0 50 100 150 200 250
Metres
REDOX Legend:
Gossan
Transition
Oxide
Fresh
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Logged and Modelled Oxidation

*Source: SLR, 2024.*

## 11.5 Mineralization Interpretation

The MRE is defined by the mineralized (MIN) domain, which was constructed at a targeted cut-off of 20/t NSR and limited to within the Selkirk gabbro. Samples below the cut-off were included in some areas to maintain the shape and continuity and of the domain. Domain extension was defined at a limit of the closer of 50% of the local drill hole spacing or 50% of the distance to an excluded drill hole.

The MIN domain dips at approximately 74°/294° (dip/dip azimuth) and from approximately 10 m to 500 m vertical distance below the surface. The MIN domain ranges in width from approximately 50 m to 250 m, and the domain extends down dip just over 1,000 m. A small, mineralized domain, MIN_2, was also modelled at the base of the Selkirk gabbro, at approximately 55 m below the historical mine workings. The MIN_2 domain was not captured in the final resource shell during optimization. The final mineralized domains are presented alongside lithology and calculated NSR values in intercepting drill holes in Figure 11-5.

**Figure 11-5: Mineralized Domains**


Looking NW (305°)
+1000
+900
+800
+700
+600
0 50 100 150 200 250
Metres
$/t NSR
≥80
≥50
≥30
≥20
≥15
≥0
<0
Mineralization
Min
Min_2
Looking Down
0 200
Metres
Looking NE
0 200
Metres
Lithology Legend:
Overburden
Dolerite Dykes
Felsic Porphyry Dykes
Selkirk Meta-Gabbro
Dikgaka Meta-Gabbro
Quartz Diorite
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Mineralized Domains

Source: SLR, 2024.

## 11.6 Resource Assays

### 11.6.1 Capping and Grade Restriction

Based on a statistical, spatial, and geostatistical review of outlier values, neither capping, nor a distance-based restriction during interpolation, was applied to the copper, nickel, platinum, or palladium values. Probability plots for all estimated elements within the MIN domain are presented in Figure 11-6.

**Figure 11-6: Probability Plots of Assays within the MIN Domain**


Copper (%)
Count 32845
Length 17101.83
Mean 0.33
SD 0.44
CV 1.34
Variance 0.20
Minimum 0.00
Q1 0.15
Q2 0.24
Q3 0.38
Maximum 30.80
Nickel (%)
Count 32845
Length 17101.83
Mean 0.26
SD 0.26
CV 1.01
Variance 0.07
Minimum 0.00
Q1 0.14
Q2 0.21
Q3 0.31
Maximum 10.04
Platinum (g/t)
Log Probability of PT_PPM_FIN, filtered by MIN
Count 18761
Length 11007.24
Mean 0.12
SD 0.12
CV 0.95
Variance 0.01
Minimum 0.00
Q1 0.07
Q2 0.10
Q3 0.15
Maximum 5.95
Palladium (g/t)
Log Probability of PD_PPM_FIN, filtered by MIN
Count 18932
Length 11082.39
Mean 0.55
SD 0.54
CV 0.97
Variance 0.29
Minimum 0.00
Q1 0.31
Q2 0.46
Q3 0.67
Maximum 27.59

### 11.6.2 Compositing

A histogram of assays lengths within the MIN domain is presented in Figure 11-7, showing that most samples are one metre or less, with several very small assay lengths less than 0.5 m. Uncapped assay values were composited to two metre intercepts within the MIN and MIN_2 domains. The MIN_2 domain was not captured in the final resource shell during optimization. Where absent, copper and nickel were assigned a value of 0%; platinum and palladium missing values were ignored during compositing. Copper, nickel, platinum, and palladium assay statistics by domain, before and after compositing, are summarized in Table 11-3.

**Figure 11-7: Histogram of Interval Lengths within the Mineralized Domains – Selebi North**


Histogram of Interval Length, filtered by MIN
Count
5000
4000
3000
2000
1000
0
0
0.5
1
1.5
2
Interval Length

## Table 11-3: Raw and Composited Values of Estimated Variables Cu, Ni, Pd, and Pt

| Domain / Assay | Grade Unit | Assay | | | | | | 2 m composites | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | Count | Length | Mean | CV | Minimum | Maximum | Count | Length | Mean | CV | Minimum | Maximum |
| **MIN** | | | | | | | | | | | | | |
| Cu | % | 32,554 | 16,993 | 0.33 | 1.19 | 0.00 | 13.42 | 8,882 | 17,614 | 0.32 | 0.92 | 0.00 | 6.26 |
| Ni | % | 32,554 | 16,993 | 0.26 | 0.97 | 0.00 | 10.04 | 8,882 | 17,614 | 0.25 | 0.80 | 0.00 | 3.16 |
| Pd | g/t | 18,666 | 10,982 | 0.55 | 0.97 | 0.00 | 27.59 | 5,715 | 11,355 | 0.56 | 0.70 | 0.00 | 11.50 |
| Pt | g/t | 18,500 | 10,909 | 0.12 | 0.95 | 0.00 | 5.95 | 5,713 | 11,351 | 0.12 | 0.66 | 0.00 | 2.44 |
| **MIN_2** | | | | | | | | | | | | | |
| Cu | % | 291 | 109 | 0.95 | 2.76 | 0.00 | 30.80 | 62 | 120 | 0.86 | 2.56 | 0.00 | 20.22 |
| Ni | % | 291 | 109 | 0.58 | 1.71 | 0.02 | 3.68 | 62 | 120 | 0.53 | 1.67 | 0.00 | 3.60 |
| Pd | g/t | 266 | 100 | 0.37 | 0.83 | 0.01 | 2.41 | 55 | 107 | 0.36 | 0.66 | 0.05 | 1.32 |
| Pt | g/t | 261 | 99 | 0.10 | 1.13 | 0.01 | 0.72 | 55 | 107 | 0.09 | 0.98 | 0.01 | 0.49 |
| **WASTE (Selkirk Gabbro)** | | | | | | | | | | | | | |
| Cu | % | 35,959 | 17,325 | 0.10 | 1.56 | 0.00 | 8.87 | 10,511 | 20,689 | 0.08 | 1.26 | 0 | 2.90 |
| Ni | % | 35,959 | 17,325 | 0.10 | 1.46 | 0.00 | 8.41 | 10,511 | 20,689 | 0.08 | 1.30 | 0 | 4.77 |
| Pd | g/t | 10,871 | 5,566 | 0.21 | 1.35 | 0.00 | 9.67 | 3,106 | 6,107 | 0.22 | 1.14 | 0 | 6.54 |
| Pt | g/t | 10,399 | 5,338 | 0.06 | 1.95 | 0.00 | 10.10 | 3,039 | 5,976 | 0.06 | 1.86 | 0 | 5.36 |

Notes:

1. A small amount of length is generated during the compositing process – approximately 3% in the MIN domain, during the compositing exercise due to assignment of 0 grade values in missing intervals. The impact of length creation is higher in the waste and MIN_2 domains (up to 20%). The Waste and MIN_2 domains are not classified as Mineral Resources.
2. In the MIN domain, Cu and Ni saw a 3% drop in grade during compositing. No change in grades for Pt or Pd.
3. Mean values are presented as length weighted.

## 11.7 Variography

Experimental variograms were calculated and plotted for the MIN domain to assess the spatial continuity of the copper, nickel, platinum, and palladium grades inside the mineralized envelope and confirm observed trends. The variograms were based on the domain's two metre composites. Variograms were calculated using Leapfrog Edge software. Resultant trends were confirmed against contoured values.

The copper, nickel, platinum, and palladium variograms for the MIN domain indicates that the continuity is highest towards the southeast, or downdip. The nugget effect is interpreted at a level of approximately 20% for all variables. The QP notes that most of the variance in the dataset (75% to 80% of the sill) is captured within the first 25 m for all elements with a slow rise to sill and maximum ranges of approximately 100 m and 250 m reached in the primary direction for copper and nickel. Variogram maps and experimental and model variogram results are presented in Figure 11-8 (copper), Figure 11-9 (nickel), and Figure 11-10 (palladium). Note that models were generated to a limit of 100 m, acknowledging the slow rise to sill visible in all experimental models.

**Figure 11-8: Copper Variogram Map and Model Results for the MIN Domain**


2D Variogram for CU_PC_FIN Values NS
Dip = 74.00, Dip Azimuth = 294.00
Pitch
Variogram
32 → 214 Major Axis Variogram for CU_PC_FIN Values NS
54 → 001 Semi-major Axis Variogram for CU_PC_FIN Values NS
16 → 114 Minor Axis Variogram for CU_PC_FIN Values NS
(Semi-)Variogram
Distance
Total Sill: 1.0

| Direction (º) | | Normalized sill | | Spherical model range (m) | | |
|---|---|---|---|---|---|---|
| Dip | 74 | Nugget | 0.2 | Major | Semi-major | Minor |
| Dip Az. | 294 | Structure 1 | 0.4 | 8 | 15 | 4 |
| Pitch | 33 | Structure 2 | 0.4 | 100 | 60 | 20 |

**Figure 11-9: Nickel Variogram Map and Model Results for the MIN Domain**


2D Variogram for NI_PC_FIN Values NS
Dip = 74.00, Dip Azimuth = 294.00
Pitch
Variogram
32 → 214 Major Axis Variogram for NI_PC_FIN Values NS
54 → 001 Semi-major Axis Variogram for NI_PC_FIN Values NS
16 → 114 Minor Axis Variogram for NI_PC_FIN Values NS
Total Sill: 1.0
(Semi-)Variogram
Distance

| Direction (º) | | Normalized sill | | Spherical model range (m) | | |
|---|---|---|---|---|---|---|
| Dip | 74 | Nugget | 0.2 | Major | Semi-major | Minor |
| Dip Az. | 294 | Structure 1 | 0.4 | 8 | 10 | 4 |
| Pitch | 33 | Structure 2 | 0.4 | 100 | 60 | 20 |

**Figure 11-10: Palladium Variogram Map and Model Results for the MIN Domain**


2D Variogram for PD_PPM_FIN Values NS
Dip = 74.00, Dip Azimuth = 294.00
Pitch
Variogram
32 → 214 Major Axis Variogram for PD_PPM_FIN Values NS
54 → 001 Semi-major Axis Variogram for PD_PPM_FIN Values NS
16 → 114 Minor Axis Variogram for PD_PPM_FIN Values NS
Total Sill: 1.0
(Semi-)Variogram
Distance

| Direction (º) | | Normalized sill | | Spherical model range (m) | | |
|---|---|---|---|---|---|---|
| Dip | 74 | Nugget | 0.2 | Major | Semi-major | Minor |
| Dip Az. | 294 | Structure 1 | 0.45 | 10 | 15 | 15 |
| Pitch | 33 | Structure 2 | 0.35 | 100 | 60 | 20 |

## 11.8 Bulk Density

In the final block model, bulk density values were estimated or assigned as shown in Table 11-4.

Bulk density values were estimated into unweathered (fresh) volumes of the Selkirk gabbro; divided by mineralized and unmineralized (waste) units. All other lithologies within the fresh unit were assigned based on average measured values. Due to uncertainty in the measured density values of the oxide/overburden and transitional weathered units, and an assumption that historical sampling practices biased results to more competent core pieces within these weathered units, values were assigned based on typical values for similar projects. An improvement to the Project will be to confirm or update these values with further test work. Estimated density values range from 3.03 t/m$^3$ to 5.0 t/m$^3$ within mineralized domain and from 2.92 t/m$^3$ to 5.0 t/m$^3$ elsewhere.

**Table 11-4: Selected Bulk Density Statistics and Block Model Approach**

| Modelled Domain | | | Bulk Density Measurements | | | | | Block Model | |
|---|---|---|---|---|---|---|---|---|---|
| Lithology | Redox | Min.[1] | Count | Length (m) | Mean (t/m$^3$) | Min. (t/m$^3$) | Max. (t/m$^3$) | Approach | Value (t/m$^3$) |
| Combined Lithologies | Oxidized | | 77 | 39.7 | 2.7 | 2.2 | 3.0 | Assigned | 2.2 |
| | Gossan | | 827 | 345.5 | 3.0 | 2.0 | 5.0 | Estimated | |
| | Transition | | 3,961 | 1,818.3 | 2.9 | 2.1 | 5.0 | Assigned | 2.5 |
| Selkirk MG | Fresh | MIN | 27,159 | 12,926.8 | 3.0 | 2.0 | 5.0 | Estimated | |
| | | MIN_2 | 291 | 108.9 | 3.1 | 2.5 | 4.6 | Estimated | |
| | | WASTE | 31,475 | 14,893.1 | 2.9 | 2.0 | 5.0 | Estimated | |
| Dikgaka MG | Fresh | | 4,095 | 3,104.1 | 2.9 | 2.0 | 5.0 | Assigned | 2.9 |
| Felsic dykes | Fresh | | 4,589 | 2,775.9 | 2.8 | 2.1 | 5.0 | Assigned | 2.8 |
| Dolerite dykes | Fresh | | 853 | 413.1 | 2.9 | 2.3 | 4.6 | Assigned | 2.9 |
| Quartz diorite | Fresh | | 954 | 642.0 | 2.8 | 2.4 | 4.5 | Assigned | 2.8 |
| Historical mine workings | | | | | | | | Assigned | 0.0 |

Notes:
1. Mineralized

## 11.9 Search Strategy and Estimation Parameters

Grade and density estimations were performed on parent blocks using hard boundaries and a three-pass OK estimation approach for the MIN and waste domains within the Selkirk gabbro using progressively larger interpolation passes and relaxed composite restrictions. Density for

the gossan domain was estimated by a three- pass inverse distance squared ($ID^2$) estimation, with progressively larger interpolation passes. Search ellipses for grade and density estimations were designed to preserve the across-strike variability in the domains, were anisotropic for all domains and oriented to the southeast at (dip/azimuth/pitch): 74/294/33. Search ellipse dimensions, composite restrictions, and blocks estimated by each pass are detailed in Table 11-5.

**Table 11-5: Search Ellipse Dimensions**

| Pass | Ellipse Dimensions (m) | Min. Composites. | Max. Composites | Drill Hole Limit | % Cu Blocks Estimated | % Pd Blocks Estimated |
|---|---|---|---|---|---|---|
| 1 | 50/30/20 | 20 | 40 | 5 | 16 | 8 |
| 2 | 100/60/40 | 15 | 30 | 5 | 76 | 67 |
| 3 | 300/150/60 | 15 | 30 | 5 | 8 | 25 |

## 11.10 Block Model

Block model construction and estimation was completed in Seequent's Leapfrog Edge software. The block model extents and dimensions for Selkirk are presented in Table 11-6. The QP considers the block sizes appropriate for the deposit geometry and proposed mining methods.

**Table 11-6: Block Model Dimensions**

| Extents | X | Y | Z |
|---|---|---|---|
| Base Point (m) | 575,000 | 7,642,080 | 1,010 |
| Boundary Size (m) | 800 | 1,000 | 550 |
| Dimensions | X | Y | Z |
| Original parent block size (m) | 10 | 10 | 5 |
| Original sub-block size (m) | 5 | 5 | 2.5 |
| Regularized block size (m) | 10 | 10 | 5 |

## 11.11 Depletion

SLR was provided with depletion shapes representing historical underground mining. The shapes were not able to be validated against reported mine production figures and show penetration by and sampling of drill holes completed after excavation, highlighting a potential issue with the dimensions and/or location of the workings. To account for this uncertainty, SLR created a five metre distance buffer surrounding the workings within which depletion was assigned (no grades, no density). SLR understands PREM is exploring different options for confirming and adjusting the location and extents of the workings. SLR is of the opinion that with the five metre distance buffer, the depletion shapes are appropriate for use in an Inferred Mineral Resource. Depletion shapes and the distance buffer are shown Figure 11-11.

**Figure 11-11: Historical Workings and Five Metre Distance Buffer**


+7642650 N
+7642700 N
+7642750 N
+7642800 N
+7642850 N
+7642900 N
+7642950 N
+7643000 N
+1000
+950
+900
+850
Historical workings
5 m buffer
East Slice +575492.99
$/t NSR
≥80
≥50
≥30
≥20
≥15
≥0
<0
0 25 50 75 100 125
Metres
Plunge: 00°
Azimuth: 270°
Looking West
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Historical Workings and Five Metre Distance Buffer

*Source: SLR, 2024.*

## 11.12 Classification and Pit Optimization

Definitions for Mineral Resource categories used in this Technical Report are consistent and follow the guidelines set forth by SEC under regulation S-K 1300. In the SEC classification, a Mineral Resource is defined as “a concentration or occurrence of material of economic interest in or on the Earth’s crust in such form, grade or quality that has reasonable prospects for economic extraction” (RPEE).

Mineral Resources are classified into Measured, Indicated, and Inferred categories. A Mineral Reserve is defined as the “economically mineable part of a Measured and/or Indicated Mineral Resource. It includes diluting materials and allowances for losses that may occur when the material is mined”. Mineral Reserves are classified into Proven and Probable categories.

At Selkirk, a classification of Inferred has been assigned to the MIN domain where almost all blocks meet a drill hole spacing threshold of 70 m. Several areas within the MIN domain are drilled to tighter spacings, as close as 20 m near the top of the historical workings with much of the deposit defined at 60 m spacings. The close spaced drilling may support higher classifications; however, the combination of uncertainty in the historical depletion shapes, missing Pd and Pt analysis, and the historical nature of much of the database affects the confidence of the result and therefore Mineral Resources are limited to an Inferred class in this update. It is expected that with reduced reliance on historical analysis, a more complete analytical dataset for Pt and Pd, and additional verification tests including twin hole drilling, some areas could be converted to a class of Indicated.

Technical and economic considerations for the purposes of demonstrating RPEE were accomplished by constraining results within an optimized pit shell developed with consideration to a $25/t NSR value and cost and technical assumptions are defined in Section 11.2, Table 11-2.

Figure 11-12 shows a cross section of the classified blocks limited to within the optimized shell and above an NSR value of $25/t.

**Figure 11-12: Classification**


A
A'
+1000
+900
+800
+700
+600
+500
Class
Inferred
Min Domain
(Inferred eligible material)
Legend:
Overburden
Dolerite Dykes
Felsic Porphyry Dykes
Selkirk Meta-Gabbro
Dikgaka Meta-Gabbro
Quartz Diorite
Plan Map
N
0 200
Metres
0 50 100 150 200 250
Metres
Plunge: 00°
Azimuth: 305°
Looking Northwest
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Classification

Source: SLR, 2024.

## 11.13 Block Model Validation

Blocks were validated using industry standard techniques including:

- Visual inspection of composites versus block model grades in block model (Figure 11-13 to Figure 11-16).
- Visual inspection spot check calculation of re-blocking
- Statistical comparison between a Nearest Neighbour (NN) estimate, based of 5 m composites, and OK grades (Table 11-7)
- Comparison of OK and NN swath plots for copper, nickel, and palladium (Figure 11-18 to Figure 11-20)
- Visual review and comparison of original and re-blocked grades within the optimized pit shell
- Review of contact plots for all variables at the MIN domain boundary

SLR observed that the block grades exhibited general accord with drilling and sampling and did not appear to smear significantly across sampled grades. Swath plots generally demonstrated good correlation, with block grades being somewhat smoothed relative to composite grades, as expected.

**Table 11-7: Statistical Comparison between NN and OK Grades in MIN Domain**

| Variable | Unit | Mean Value | | Maximum Value | |
|---|---|---|---|---|---|
| | | NN | OK | NN | OK |
| Cu | % | 0.29 | 0.28 | 3.77 | 1.84 |
| Ni | % | 0.24 | 0.23 | 3.02 | 1.43 |
| Pd | g/t | 0.53 | 0.52 | 6.14 | 2.00 |
| Pt | g/t | 0.12 | 0.12 | 1.28 | 0.56 |

**Figure 11-13: Comparison of Cu Composite and Estimated Block Grades**


A
A'
+1000
+900
+800
+700
Optimized Pit Shell
% Cu
≥ 1.0
≥ 0.5
≥ 0.3
≥ 0.2
≥ 0.1
≥ 0.001
≥ 0
Plan Map
A'
A
N
0
200
Metres
0 40 80 120 160 200
Metres
Plunge: 00°
Azimuth: 305°
Looking Northwest
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Comparison of Cu Composite and Estimated Block Grades

Source: SLR, 2024.

**Figure 11-14: Comparison of Ni Composite and Estimated Block Grades**


A
A'
Optimized Pit Shell
+1000
+900
+800
+700
% Ni
≥ 1.0
≥ 0.5
≥ 0.3
≥ 0.2
≥ 0.1
≥ 0.001
≥ 0
Plan Map
A'
A
N
0
200
Metres
0 40 80 120 160 200
Metres
Plunge: 00°
Azimuth: 305°
Looking Northwest
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Comparison of Ni Composite and Estimated Block Grades

Source: SLR, 2024.

**Figure 11-15: Comparison of Pd Composite and Estimated Block Grades**


A
A'
+1000
+900
+800
+700
Optimized Pit Shell
g/t Pd
≥ 1.0
≥ 0.8
≥ 0.5
≥ 0.3
≥ 0.15
≥ 0.001
≥ 0
Plan Map
A'
N
A
0 200
Metres
0 40 80 120 160 200
Metres
Plunge: 00°
Azimuth: 305°
Looking Northwest
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Comparison of Pd Composite and Estimated Block Grades

*Source: SLR, 2024.*

**Figure 11-16: Comparison of Pt Composite and Estimated Block Grades**


A
A'
Optimized Pit Shell
+1000
+900
+800
+700
+600
g/t Pt
≥ 0.3
≥ 0.2
≥ 0.15
≥ 0.1
≥ 0.05
≥ 0.001
≥ 0
Plan Map
N
0
200
Metres
0 40 80 120 160 200
Metres
Plunge: 00°
Azimuth: 305°
Looking Northwest
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Comparison of Pt Composite and Estimated / Assigned Block Grades

*Source: SLR, 2024.*

**Figure 11-17: Comparison of Bulk Density Composite and Estimated/Assigned Block Grades**


A
A'
+1000
+900
+800
+700
+600
Optimized Pit Shell
Density (t/m³)
≥ 3.5
≥ 3.2
≥ 3.0
≥ 2.8
≥ 2.5
≥ 2.0
≥ 0.0
Plan Map
A'
N
A
0 200
Metres
0 40 80 120 160 200
Metres
Plunge: 00°
Azimuth: 305°
Looking Northwest
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Comparison of Bulk Density Composite and Estimated Block Grades

*Source: SLR, 2024.*

## Figure 11-18: Swath Plot of OK and NN Cu Estimates in MIN Domain

| X-axis (Along Strike) | Y-Axis (Down Dip) |
|---|---|
|  |  |

Swathplot in X, 4 block spacing
NN, MIN_Cu_NN
SWATH_Cu_OK
Average
Swath

Swathplot in Y, 4 block spacing
NN, MIN_Cu_NN
SWATH_Cu_OK
Average
Swath

**Z-axis**



Swathplot in Z, 4 block spacing
NN, MIN_Cu_NN
SWATH_Cu_OK
Average
Volume
Swath



OK Estimate
NN Estimate

## Figure 11-19: Swath Plot of OK and NN Ni Estimates in MIN Domain

| X-axis (Along Strike) | Y-Axis (Down Dip) |
|---|---|
|  |  |

Swathplot in X, 4 block spacing
Average
Volume
Swath
NN, MIN_NI_NN
NN, MIN_NI_NN
NN, MIN_NI_NN: NI_PC_FIN Values
SWATH_NI_OK
SWATH_NI_OK

Swathplot in Y, 4 block spacing
Average
Volume
Swath
NN, MIN_NI_NN
NN, MIN_NI_NN
NN, MIN_NI_NN: NI_PC_FIN Values
SWATH_NI_OK
SWATH_NI_OK

**Z-axis**



Swathplot in Z, 4 block spacing
Average
Volume
Swath
NN, MIN_NI_NN
NN, MIN_NI_NN
NN, MIN_NI_NN: NI_PC_FIN Values
SWATH_NI_OK
SWATH_NI_OK



OK Estimate
NN Estimate

**Figure 11-20: Swath Plot of OK and NN Pd Estimates in MIN Domain**

| X-axis (Along Strike) | Y-Axis (Down Dip) |
|---|---|
|  |  |
| **Z-axis** | |
|  |  |

OK Estimate
NN Estimate

## 11.14 Sensitivity to Cut-off Value

SLR has estimated the Mineral Resources at an NSR cut-off value of US$25/t, and most material within the MIN domain meets this value threshold. To assess the sensitivity of the Mineral Resources to potential variations in economic parameters, Inferred eligible blocks within the MIN domain were reported at NSR cut-off grades ranging from US$0/t to US$100/t, shown graphically in Figure 11-21.

Above NSR cut-off values of US$30/t, the tonnage decreases rapidly with increasing cut-off values. While the grade tonnage curve is helpful for understanding grade variability, SLR recommends that a sensitivity test involving the creation of concentric optimized shells developed with varying price and cost assumptions be performed to deepen understanding of the sensitivity of the Mineral Resources at Selkirk.

**Figure 11-21: NSR Value – Tonnage Curve within the MIN domain**


Tonnage (Mt)
NSR ($\t)
NSR Cut-off ($/t)
0
10
20
30
40
50
60
70
0
20
40
60
80
100
120
140
0
20
40
60
80
100
Tonnage
NSR

# 12.0 Mineral Reserve Estimates

There are no Mineral Reserves estimated for the Project.

# 13.0 Mining Methods

This section is not applicable.

# 14.0 Processing and Recovery Methods

This section is not applicable.

# 15.0 Infrastructure

This section is not applicable.

# 16.0 Market Studies

This section is not applicable.

# 17.0 Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups

This section is not applicable.

# 18.0 Capital and Operating Costs

This section is not applicable.

# 19.0 Economic Analysis

This section is not applicable.

# 20.0 Adjacent Properties

The Selkirk Mining Licence, located 15 km to the southwest of the Phoenix Mine, is surrounded by numerous exploration licence holders. The Hawks Mining Company Pty Ltd (Hawks Mining) Mupane gold mine, located 30 km southeast of Francistown and 6 km southwest of the Selkirk Mining Licence, was the only operating gold mine in Botswana when it ceased operations in March 2024. The Prospecting Licence (PL) directly to the south of the Selkirk Mining Licence are held by a private Australian company Southern Cross Exploration and Development (Pty) Ltd.

Figure 20-1 presents the various exploration licence holders surrounding the Selkirk Mining Licence.

The QP has not relied on information from adjacent properties for this TRS and has been unable to verify information regarding properties outside the Selkirk Property. Information in respect of adjacent properties is not necessarily indicative of the mineralization at the Selkirk Nickel Project that is the subject of this TRS.

**Figure 20-1: Map Showing Surrounding Claim Holders around the Selkirk Mining Licence and the Prospecting Licences**


27°30'E
27°35'E
27°40'E
27°45'E
27°50'E
21°5'S
21°10'S
21°15'S
21°20'S
21°25'S
N
0 2 4 6 8 10
Kilometres
Matshelagabedi
BOTSWANA
Francistown
Phoenix
PL051/2010
PL210/2010
PL071/2011
PL050/2010
Selkirk
Selkirk Mining Licence
Legend:
Prospecting Licences
11th Dimension (Pty) Ltd
Benjen Exploration & Mining (Pty) Ltd
Braha Investment (Pty) Ltd
Carly Prints (Pty) Ltd
Chathley Engineering (Pty) Ltd
Directblast (Botswana) (Pty) Ltd
Empowered Brands (Pty) Ltd
Florrick Mining (Pty) Ltd
Golden Goose Minerals (Pty) Ltd
Hexcell Botswana (Pty) Ltd
Ignate African Minerals (Pty) Ltd
Kuane Holdings (Pty) Ltd
Linfinity Investments (Pty) Ltd
Mafika Metals (Pty) Ltd
Morelink Agencies Exploration (Pty) Ltd
Mupane Gold Mining (Pty) Ltd
Northcentral Holdings (Pty) Ltd
Oryx Business Ventures (Pty) Ltd
Premium Nickel Group (Pty) Ltd (labeled)
Retailstar (Pty) Ltd
Sahara Mining Group (Pty) Ltd
SGM Investments (Pty) Ltd
Southern Cross Exploration and Development (Pty) Ltd
Success Secrets Investments (Pty) Ltd
Sunhour (Pty) Ltd
Mining Licences
Mupane Gold Mining (Pty) Ltd
Premium Nickel Group (Pty) Ltd
Tati Nickel Mining Company (Pty) Ltd
Mineral Occurences
Nickel Deposit
SLR
Premium Resources Ltd.
Selkirk Nickel Project
North East District, Republic of Botswana
Adjacent Properties

Source: Premium Resources Ltd., 2024.

# 21.0 Other Relevant Data and Information

No additional information or explanation is necessary to make this TRS understandable and not misleading.

# 22.0 Interpretation and Conclusions

## 22.1 Geology and Mineral Resources

- Inferred Mineral Resources are estimated to total 44.2 Mt at grades of 0.24% Ni, 0.30% Cu, 0.55 g/t Pd, and 0.12 g/t Pt, containing 108,000 t of nickel, 132,000 t of copper, 775,000 oz palladium, and 174,000 oz platinum.
- The Project is conceptualized as an open pit capturing low grade Ni-Cu-PGE mineralization surrounding and down plunge of the mined-out high-grade mineralization core within the Selkirk gabbro.
- There is good understanding of the geology and the nature of nickel and copper mineralization at the Project. With the exception of PREM assays of historical drill core, the available drill hole data is historical and inconsistently analyzed for cobalt, PGE, and gold, and consequently this mineralization is less well understood.
- Despite numerous feasibility studies existing on the Project, the historical, disparate, and incomplete nature of information and data signify that a comprehensive data verification work program is required. PREM has progressed the data verification work through a significant re-sampling program involving 17 drill holes spanning the deposit extents.
- There are no drilling, sampling or recovery factors identified that could materially impact the accuracy and reliability of the results. At the same time, considerable data compilation and verification efforts are required to improve confidence in the drilling database, including re-entry of original survey information and downhole re-surveying, re-sampling, and twinning of a selection of drill holes to validate existing locations and results in the database.
- Results of the QA/QC programs supporting the historical drilling show reasonable correlation and performance of nickel and copper analysis and poor precision and repeatability of gold and PGEs. A re-sampling program of 17 drill holes was undertaken by PREM. These results showed good performance of all analytes against reference material, as well as good correlation with nickel and copper. Only intermediate correlation of historical and re-sampled PGEs was observed, and this correlation is somewhat expected considering the poor performance of historical QA/QC results. A low bias was also observed in the PGE results, indicating that continued re-sampling of historical core may improve the deposit PGE grades.
- The extent to which silicate nickel forms part of the total nickel content reported at Selkirk has been investigated and preliminarily found to be less than 5%.

## 22.2 Mineral Processing

- Further test work on representative samples is required to confirm metallurgical inputs for the optimal flowsheet. The selected parameters reflect an estimate of performance for low-grade (cut-off level) material, for purposes of resource selectivity, and will undervalue average or better-grade material.
- Based on the results from preliminary studies and historical data analyses, the proposed treatment process for Selkirk material considers flotation of two concentrate products (copper and nickel). At the time of writing of this TRS, no information was provided by PREM to include pre-concentration as a treatment step.

- While preliminary flotation test results indicated that copper-nickel separation is achievable, further representative sampling and testing is required to demonstrate that the target grades of copper and nickel in two concentrates can be consistently met.
- Some of the underlying assumptions in the generic metallurgical model previously relied on by PREM for metal recovery calculations were based on the test results generated from 2021 SGS composite samples (head assays:  0.55% - 0.66% Cu and 0.44% - 0.77% Ni) that graded significantly higher than the current average LOM grades.
- Flowsheets Metallurgical Consulting Inc. (FMCI) reviewed previous SGS test data generated from four tenor samples that were more representative of the cut-off grades of historical mineral resources of the Selkirk deposit to produce bulk concentrate and modelled the separation of copper and nickel concentrates using MS Excel. In the absence of metallurgical testing, the preliminary FMCI model assumptions and results were used for metallurgical recovery estimation for copper and nickel concentrate production. FMCI modelling may not be indicative of the expected metallurgical performance for two concentrates.
- To the best of SLR's knowledge, pre-concentration techniques such as XRT sorting have not been used to prepare any Selkirk materials for flotation testing to date.
- The metallurgical and analytical data have been collected in a manner that is suitable to be used conceptually for Mineral Resources estimation, however, further testing is recommended to confirm the characteristics of the Selkirk final copper and nickel concentrate products.

# 23.0 Recommendations

## 23.1 Geology and Mineral Resources

1. The SLR QPs have reviewed and agree with PREM's Phase 1 proposed exploration budget (Table 23-1). The Phase 2 budget will be prepared based on the Phase 1 results.
   a) Phase 1 includes a Preliminary Economic Assessment of the Selkirk deposit.
   b) Phase 1 also involves the continuation of exploration on the Prospecting Licences and Mining Licence, including soil sampling, surface and downhole geophysics, and diamond drilling.
   c) Phase 2 is contingent upon the results of Phase 1 and would involve an updated Mineral Resource estimate and a Pre-feasibility Study, including re-sampling of additional historical drill core (20 holes), seven infill holes, and three holes that twin historic holes.
2. To enhance confidence in the historical data, several steps are recommended:
   a) For drill holes assayed between late 2007 and mid-2008, investigate and potentially re-analyze these drill holes with the purpose of replacing historical data that have the poorest QA/QC performance in the drill hole dataset, reducing data gaps and potentially improving global PGE grades.
   b) For PGEs, address precision issues through analysis of the second half of split drill core in an external laboratory, and by twinning existing drill holes.
   c) Consolidate verified historical results within an industry standard data management system, with columns identifying operator, year, source, and treatment during estimation.
   d) On a small selection of holes, verify position data through re-entry of original survey information and downhole re-surveying.
   e) Verify the location, orientation, and extents of the historical mining shapes.
   f) Confirm density in overburden, oxide, and transition weathering units. Review core photos to improve the modelled boundary dividing oxide and transition weathering units.
3. Continue studies to understand the extent to which silicate nickel forms part of the total nickel content reported at Selkirk.

## 23.2 Mineral Processing

1. Complete additional metallurgical testing using samples from fresh drill core that are spatially representative of the deposit to confirm the metallurgical recoveries projected following pre-concentration and two concentrate flotation.
2. Complete waste rejection studies to determine the potential upgrade of mill feed.

**Table 23-1: Proposed Budget for Phase 1 Exploration Work**

| Item | Cost (C$000) |
|---|---|
| Metallurgical Test Work<br>• Diamond drilling, logging and sampling of 9 HQ sized drill holes<br>• Submitting 3,800 samples to laboratory for base metals, PGEs + Au.<br>• Geologists and geotechnic support staff, core transport<br>• Field supplies, core shed supplies, sample shipping | 1,000 |
| Metallurgical Test Work<br>Flotation and pre-concentration studies | 600 |
| Preliminary Economic Assessment | 650 |
| General site and administration costs | 100 |
| Exploration Work<br>• Soil geochemistry<br>• Surface geophysics<br>Diamond drilling | 150 |
| **Subtotal** | **2,500** |
| Contingency (5%) | 125 |
| **Total Phase 1** | **2,625** |

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Barnes, S.-J., and Lightfoot, P.C. 2005. Formation of magmatic nickel sulfide ore deposits and processes affecting their copper and platinum group element contents. Economic Geology 100th Anniversary Volume. Denver, pp. 179–213

Baldock, J.W., Hepworth, J.V., Marengwa, B.S. 1976. Gold, base metals, and diamonds in Botswana. Econ Geol 71:139-156

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Botepe. K.G. 2013. Competent persons report for the Selkirk deposit. Report for Norilsk Nickel. 102 p.

Carney, J.N., Aldiss, D.T., Lock, N.P. 1994. The geology of Botswana. Geological Survey of the Botswana Bulletin 37, 113 p.

Canadian Institute of Mining, Metallurgy and Petroleum (CIM). 2005. CIM Definition Standards for Mineral Resources and Mineral Reserves adopted by CIM Council on December 11, 2005.

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CIM. 2019. CIM Estimation of Mineral Resources & Mineral Reserves Best Practice Guidelines, prepared by the CIM Mineral Resource & Mineral Reserve Committee and adopted by CIM Council on November 29, 2019.

Clegg, A.M. 2006. A Preliminary Assessment and Techno-Economic Analysis of the requirements for the establishment of a Nickel Mining & Processing facility at the “THE SELKIRK PROJECT” situated on the farms 73NQ AND 75NQ in NE Botswana, Mineral Properties and prospects held by LionOre. TWP Consulting LTD. 106 p.

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Gordon PSL. 1973. The Selebi-Phikwe nickel–copper deposits, Botswana. In: Lister LA (ed) Symposium on granites, gneisses and related rocks. Special Publication, Geological Society of South Africa 3:167–187

Grobler, N. 1969. Tati Concession Quarterly Report for Period 1st July – 30th September 1969. Report for Sedge Botswana (Pty.) Limited. 8 p

Guest, R.N., Maiuolo, M., Mdlalana, N. 1985. The Beneficiation of Sulphide Ore from the Selkirk and Phoenix Deposits. Mintek, 223 p.

Hall, V.W. 1971. Production of Nickel and Copper from Phoenix and Selkirk, Tati Concession. Anglo American Corporation of South Africa Ltd. 95 p.

Han, Z., Prikhodko, A., and Eadie T. 2012. Interpretation Report on a Helicopter-Borne Versatile Time Domain Electromagnetic (VTEM) and Aeromagnetic Geophysical Survey. Geotech Ltd. 146 p.

Hunt, J. 2006. Proposed Stratigraphy for Selkirk Gabbro Complex. TNMC Internal Report Number GXI0606. 9 p.

Johnson, D. 2006. Review of historic Selkirk and Phoenix Geophysics. Prepared for Tati Mining Company (Pty) Ltd by Johnson Exploration Services. 44 p.

Johnson, R.S. 1986. The Phoenix and Selkirk nickel–copper sulphide ore deposits, Tati Greenstone Belt, eastern Botswana. In: Anhaeusser CR, Maske S (eds) Mineral deposits of Southern Africa. Geological Society of South Africa, pp. 243–248

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Key, R.M. 1976. The geology of the area around Francistown and Phikwe, northeast and central districts, Botswana. Distr Mem Geol Surv Botswana 3:15–25

King, I., Mailole, V., Duarte, K., van Zyl, S., Bryson, M. 2007. Gravity Separation and Flotation Testwork on the Selkirk Deposit. Mintek, 38 p.

Kolesnikov, G., et al. 2013. Feasibility Assessment Analysis of the Current and Medium-Term TATI nickel mining company production programme. Development of measures on improving TNMC Operating Efficiency. Volume 2 Stage 2 Book 1 Stage 2.1 Adjustment of the Geological Model of Selkirk Deposit Mining Explanatory Note 131-00-06-000-02-PZ. Internal Report prepared by Gipronickel Institute for TNMC. 55 p.

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Lesher, C.M., Burnham, O.M., Keays, R.R., Barnes, S.J., and Hulbert, L. 2001. Geochemical discrimination of barren and mineralized komatiites associated with magmatic Ni-Cu-(PGE) sulphide deposits. Canadian Mineralogist, v. 39, pp. 673-696

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Marsh, S.C.K. 1979. A Review of the Prospecting History, the Reserve and Grade Calculation and Potential for Further Ore in the Selkirk and Phoenix Orebodies. Anglo American Corporation of South Africa Limited, New Mining Division, 22 p.

McCourt, S., Kampunzu, A.B., Bagai, Z., Armstrong, R.A. 2004. The crustal architecture of Archean terranes in Northeastern Botswana. S Afr J Geol 107:147–158

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# 25.0 Reliance on Information Provided by the Registrant

This TRS has been prepared by SLR for PREM. The information, conclusions, opinions, and estimates contained herein are based on:

- Information available to SLR at the time of preparation of this TRS.
- Assumptions, conditions, and qualifications as set forth in this TRS.
- Data, reports, and other information supplied by PREM and other third party sources.

For the purpose of this TRS, SLR has relied on ownership information provided by PREM in a legal opinion by Bookbinder Business Law (BBL) dated May 30, 2024, entitled "Opinion: Premium Nickel Group Proprietary Limited". SLR has not researched property title or mineral rights for the Selkirk Project as we consider it reasonable to rely on PREM's legal counsel who is responsible for maintaining this information.

The Qualified Persons have taken all appropriate steps, in their professional opinion, to ensure that the above information from PREM is sound.

Except as provided by applicable laws, any use of this TRS by any third party is at that party's sole risk.

# 26.0 Date and Signature Page

This report titled "S-K 1300 Technical Report Summary for the Selkirk Nickel Project, North East District, Republic of Botswana" with an effective date of November 1, 2024, was prepared and signed by:

**(Signed)** ***SLR Consulting (Canada) Ltd.***

Dated at Toronto, ON
January 8, 2025

SLR Consulting (Canada) Ltd.

Making Sustainability Happen